
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                              ----------

                                                          AMENDMENT NO. 2 TO
                                                               FORM S-1

                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933
                                                              ----------
                                                         BETA OIL & GAS, INC.
                                               (Exact Name of Registrant in its Charter)

                   Nevada                                  1311                               86-0876964
      (State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer Identification
       Incorporation or Organization)                 Classification                            Number)
                                                       Code Number)

                                                  Steve Antry, Chairman
                                               901 Dove Street, Suite 230
                                             Newport Beach, California 92660
                                                     (949) 752-5212
                                                   (949) 752-5757-Fax
              (Address and telephone number of principal executive officer and principal place of business)
                                                       -----------


                                           Copies to: Lawrence W. Horwitz, Esq.
                                                      Horwitz & Beam

                                               Two Venture Plaza, Suite 350
                                                 Irvine, California 92618
                                                      (949) 453-0300
                                                    (949) 453-9416-Fax
                                                                                            ----------
Approximate  date of proposed sale to the public:  As soon as practicable  after this Registration Statement becomes effective.
                                                              ----------
            If any of the  securities  being  registered  on this form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box. /x/
------------------------------------------------------------------------------------------------------------------------------------

                                                    CALCULATION OF REGISTRATION FEE
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
                                                                    Proposed                Proposed
 Title of each class of securities     Number of Shares to      Maximum Offering       Maximum Aggregate           Amount of
          to be registered                be Registered        Price Per Share(1)        Offering Price         Registration fee
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value $0.001 per
share on behalf of Selling Security
Holders                                           7,029,492                   $6.00             $42,176,952              $12,442.20
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value $0.001 per
share offered by the Company                  1,650,000 (5)                   $6.00              $9,900,000               $2,920.50
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock issuable upon exercise
of Selected Dealer Warrants(3) (4)
                                                165,000 (5)                   $7.50              $1,237,500                 $365.06
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock issuable upon Exercise
of Warrants Held by Selling

Security Holders(2)(3)                            2,547,663                   $5.24             $13,349,754               $3,938.18

===================================== ====================== ======================= ======================= =======================

                                                 11,392,155                                     $66,664,206              $19,665.94

===================================== ====================== ======================= ======================= =======================


(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Underlying shares of common stock issuable upon exercise of warrants held by the selling security holders at various exercise prices. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the warrants held by the selling security holders by reason of anti-dilution provisions pursuant to Rule 416.

(3)     Registration fee calculated pursuant to Rule 457(g)(1).

(4) Beta will issue up to 150,000 common stock purchase warrants to the underwriter as compensation for services rendered in connection with the Company's initial public offering. See "Underwriting."

(5) Includes 150,000 shares of common stock and 15,000 shares of common stock underlying selected dealer warrants that the underwriter has the option to sell to cover over-allotments, if any.


     The Registrant amends this Registrant Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     This Registration Statement contains two forms of prospectus: One prospectus that will be used in connection with the sale by the Registrant of up to 1,500,000 shares of its common stock in a best efforts underwritten public offering (the "IPO prospectus"); and the other prospectus which will be used by existing shareholders of the Registrant in effectuating sales from time to time, for their own account, of their shares of common stock, principally in over-the-counter transactions (the "resale prospectus"). The registration of the 9,652,155 shares of common stock in the resale prospectus is conditioned upon Beta successfully completing the minimum offering of 800,000 shares of its initial public offering. The two prospectuses will be identical in all respects except for the front and back cover pages, the section entitled "Summary of the Offering," the "Use of Proceeds" section and the section of the resale prospectus entitled "Plan of Distribution" which will be substituted for the Underwriting section of the IPO prospectus. Each page to be included in the resale prospectus and not in the IPO prospectus is marked as an "Alternate Page" and the Alternate Pages follow immediately after the IPO prospectus.

                              BETA OIL & GAS, INC.
                              Cross-Reference Sheet
             Pursuant to Item 501(b) of Regulation S-K and Rule 404
                  Showing Location in Prospectus of Information
                          Required by Items of Form S-1

           Registration Statement Item                                       Caption In Prospectus

1.         Front of Registration Statement and Outside Front Cover           Cross-Reference Sheet;
           Prospectus                                                        Prospectus Cover Page

2.         Inside Front and Outside Back Cover Pages                         Prospectus Cover Page;
           Of Prospectus                                                     Prospectus Back Cover Page

3.         Summary Information and Risk Factors                              Prospectus Summary; The Company;
                                                                             Risk Factors

4.         Use of Proceeds                                                   Use of Proceeds

5.         Determination of Offering Price                                   Determination of Offering Price;
                                                                             Risk Factors

6.         Dilution                                                          Risk Factors; Dilution

7.         Selling Security Holders                                          Description of Securities;
                                                                             Resale by Selling Security Holders

8.         Plan of Distribution                                              Prospectus Cover Page; Plan of Distribution;
                                                                             Underwriting

9.         Description of Securities to be Registered                        Capitalization; Description of Securities

10.        Interest of Named Experts and Counsel                             Legal Matters; Experts

11.        Information about the Registrant                                  Outside Front Cover Page of Prospectus; Additional
                                                                             Information; Prospectus Summary; Risk Factors; Use
                                                                             of Proceeds; Dilution; Capitalization; Dividends;
                                                                             Selected Consolidated Financial Data; Management's
                                                                             Discussion and Analysis of Financial Condition and
                                                                             Results of Operations; Business; Management;
                                                                             Principal Shareholders; Resale by Selling Security
                                                                             Holders; Description of Securities; Legal Matters;
                                                                             Experts; Consolidated Financial Statements


12.        Disclosure of Commission Position on Indemnification for          Description of Securities
           Securities Act Liabilities

13.        Other Expenses of Issuance and Distribution                       Other Expenses of Issuance and Distribution

14.        Indemnification of Directors and Officers                         Legal Matters; Experts

15.        Recent Sales of Unregistered Securities                           Recent Sales of Unregistered Securities

16.        Exhibits and Financial Statement Schedules                        Exhibits and Financial Statement Schedules

17.        Undertakings                                                      Undertakings


                             Initial Public Offering
                                   Prospectus

                              Beta Oil & Gas, Inc.


                           A Minimum of 800,000 shares
                       up to a Maximum of 1,500,000 shares

                        of Common Stock @ $6.00 per share
                                 $.001 Par Value


                     The Offering:      Beta is offering these shares
                                        through the underwriter. The underwriter
                                        must sell the  minimum  number of shares
                                        offered of 800,000  within ten  business
                                        days of the date of this  prospectus  if
                                        any are  sold.  The  underwriter  is not
                                        required to sell any specific  number or
                                        dollar amount of shares but will use its
                                        best efforts to sell the maximum  number
                                        of  shares  offered  of  1,500,000.  See
                                        "Underwriting"  which explains in detail
                                        the   terms  and   conditions   of  this
                                        offering.
                  Offering Period:      If the minimum number of 800,000
                                        shares are not sold within ten  business
                                        days of the  date  of  this  prospectus,
                                        this offering will be terminated. We are
                                        offering the maximum number of shares of
                                        1,500,000 for ninety days after the date
                                        of this  prospectus.  We may extend this
                                        offering   period  to  one  hundred  and
                                        twenty   days  from  the  date  of  this
                                        prospectus at our option.
                   Escrow Account:      Your funds  will be  deposited
                                        into  an  escrow   account  at  Southern
                                        California    Bank,    Newport    Beach,
                                        California   until  we  have   sold  the
                                        minimum  800,000  shares.  If we do  not
                                        sell the minimum  800,000  shares within
                                        ten  business  days of the  date of this
                                        prospectus,  your funds will be returned
                                        to you with  interest  and  without  any
                                        deduction
          Proposed Trading  Symbol:     This  is  our  initial
                                        public  offering,  and no public  market
                                        currently  exists  for  our  shares.  We
                                        intend  to apply  for  quotation  on The
                                        Nasdaq Small Cap Market under the symbol
                                        "BETA."  The  offering   price  may  not
                                        reflect the market price of our shares after the offering.


                                                                              Total Minimum        Total Maximum
                                                           Per Share
                                                        ----------------     ----------------     ----------------


Public Offering Price....................               $        6.00        $         4,800,000  $         9,000,000
Selected Dealer Commissions..............               $        0.60        $           480,000  $           900,000
Proceeds to Beta.........................               $        5.40        $         4,320,000  $         8,100,000



====================================================================================================================================



This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

================================================================================



Beta is offering the shares subject to various conditions and may reject all or part of any order.

                       Brookstreet Securities Corporation

                The date of this prospectus is ___________, 1999_

                      INSIDE FRONT COVER PAGE OF PROSPECTUS

A map of the gulf coast areas of Texas and Louisiana which shows the location of Beta's properties in those areas.

                               PROSPECTUS SUMMARY


     This summary highlights selected information contained elsewhere in this prospectus. You should also read the entire prospectus carefully, including the risk factors and financial statements. There is no assurance that Beta will ever generate a profit from oil and gas operations.


                              Beta Oil & Gas, Inc.
Offices: Beta's corporate headquarters are located at 901 Dove Street, Suite 230, Newport Beach, CA 92660. Our telephone number is (949) 752-5212.

Our Business:                     Beta is an oil and gas company  organized in
                                  June 1997 to participate in the exploration and production of natural gas and crude oil.
                                  Our operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California.
                                  Beta's wholly owned subsidiary, BETAustralia,
                                  LLC, participates in the exploration for oil and gas in Australia

Operations Philosophy:            Beta  intends  to rely  on  joint
                                  ventures with qualified  operating oil and gas
                                  companies to operate its projects  through the
                                  exploratory and production  phases.  This will
                                  reduce   general  and   administrative   costs
                                  necessary  to  conduct  operations.  As of the
                                  date  of  this   prospectus,   Beta   was  not
                                  operating any of its projects.


3-D Seismic:                      Beta believes that 3-D seismic  surveys have
                                  reduced the risk of oil and gas exploration in certain areas. Recognizing this change, we have acquired prospective acreage blocks for targeted, proprietary, 3-D seismic surveys.
                                  Briefly, a seismic survey sends pulses of sound from the surface down into the earth, and records the echoes reflected back to the surface. By calculating the speed at which sound travels through the various layers of rock, it is possible to estimate the depth to the reflecting surface. We use computers to perform these calculations and "process" the seismic data. It then becomes possible to create a picture of the rock structures deep below the earth's surface.
                                  A 3-D seismic survey provides us a three dimensional picture of these rock structures.
                                  These three dimensional "pictures" show us the potential size of a potential oil or gas reservoir and the best location to drill for it.

Current  Status:                  As of the date of this  prospectus,  we have
                                  participated  in projects  which total about
                                  76,000 gross acres under lease or option. This is 13,000 acres net to Beta's average 17% interest. Beta has participated with other oil and gas companies to conduct seismic surveys over approximately 94% of the acreage.
                                  From the data  generated by its initial
                                  proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.


South Texas Exploration:           Approximately $10,000,000, about 60% of the
                                  total funds raised so far by Beta, have been utilized to acquire interests in lands and seismic data in the onshore Texas Gulf Coast region. Beta's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation. Drilling commenced in these projects during the first quarter of 1999 and has resulted in two discoveries of oil and gas to date. Representatives of Parallel have informed Beta that drilling will continue in these projects throughout the year. Beta anticipates that participation in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

Louisiana Exploration:            Approximately $3,300,000,  representing 20%
                                  of the funds raised so far by Beta, have been invested in leases, seismic data acquisition and drilling in Louisiana.
                                  Drilling commenced in these prospects in 1998 and has resulted in one oil and gas discovery so far. It is expected that Beta will participate in the drilling of a minimum of six wells in Louisiana during 1999.

Other Exploration:                The  balance of the funds  raised to date have
                                  been utilized primarily to fund other domestic and international exploratory activities.
                                  Beta's exploratory activities in areas outside of Texas and Louisiana have resulted in one gas discovery located in Central California.
                                  We anticipate that Beta will expend additional funds to explore these areas during 1999 and future periods.

1999 Budget Plans:                Beta's capital budget for 1999 of
                                  approximately $8,300,000, subject to available funds, includes amounts for the acquisition of additional 3-D seismic data and for the drilling of 38 gross wells or 8.39 wells net to Beta in 1999. Beta will own interests in the wells ranging from 12.5% to 75% and averaging 22%. A majority of the budgeted wells will be drilled in Texas and Louisiana.
                                  Beta has substantial discretion in reducing this budget, if necessary. In addition, Beta anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will be identified for drilling beyond 1999.


                                  The Offering


Common stock offered by Beta:     800,000 shares minimum
                                  1,500,000 shares maximum

Common Stock to be outstanding
after the  offering:(1)           8,258,492 shares if the minimum shares are
                                  sold
                                  8,958,492 shares if the maximum shares are sold (2)

Use  of  proceeds:(3)             Beta will receive net proceeds of $4,320,000
                                  if the minimum shares are sold and up to $8,100,000 if the maximum shares are sold. The proceeds will be used to fund the repayment of debt and the drilling of wells in Beta's Louisiana, California and Texas prospects. Funds held in escrow shall receive an interest rate of at least 4%.
                                  Upon an investor  providing  funds, the
                                  investor shall not have the right to revoke his/her subscription. If Beta does not complete the minimum offering within ten days of the date of this prospectus, your funds will be returned to you with interest and without deduction.

Risk factors:                     An investment in our shares is very risky, and
                                  you should be able to bear a complete loss of your investment. See "Risk Factors" which contains a detailed discussion of these risks.


Proposed Nasdaq SmallCap Market
Symbol:(4)                        BETA


(1) Excludes 2,697,663 shares reserved for issuance upon exercise of the warrants.
(2) Does not include 150,000 shares reserved for issuance upon exercise of the Over-allotment Option.
(3) Net proceeds before deducting estimated offering expenses of $90,000. There is no assurance that the common stock will be approved for quotation in the Nasdaq SmallCap Market or that a trading public market will develop, or, if developed, will be sustained. See "Risk Factors -- There has been no prior trading market for Beta's common stock; potential volatility of Beta's stock price" for a more detailed discussion of these market risks.

                          Summary Financial Information


     The following table presents selected historical financial data for Beta derived from Beta's Financial Statements. The following data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Beta and the notes to the financial statements included elsewhere in this prospectus.


                                                  For the                                 Cumulative
                                                period from           The year               from
                                                 inception              ended              inception
                                                 (June 6,           December 31,           (June 6,
                                                 1997) to               1998               1997) to
                                               December 31,                              December 31,
                                                   1997                                      1998
                                               -----------------    -----------------    -----------------

  Consolidated Income Statement Data:

  Revenues:                                  $        -           $        -           $        -
  Operating expenses:
        General and administrative                      245,452              746,769              992,221
        Impairment expense                            -                    1,670,691            1,670,691
        Depreciation expense                              1,530               11,883               13,413
                                               -----------------    -----------------    -----------------
        Total operating expenses                        246,982            2,429,343            2,676,325
                                                 -----------------    -----------------    -----------------
  Loss from operations                                 (246,982)          (2,429,343)          (2,676,325)
  Interest income                                        45,409               44,843               90,252
                                               =================    =================    =================
  Net loss                                   $         (201,573)  $       (2,384,500)  $       (2,586,073)
                                               =================    =================    =================
  Net loss per basic and diluted common
  share                                      $             (.05)  $             (.37)
                                               =================    =================

  Weighted average common shares outstanding          4,172,662            6,366,923

                                               =================    =================


                                                           December 31, 1997      December 31, 1998
                                                          ------------------     ------------------

Consolidated Balance sheet data:

Working capital ...........                               $      3,117,351       $        (96,457)
Oil and gas properties, net                               $      5,900,794       $     13,183,304
Total assets ..............                               $      9,921,057       $     13,618,471
Total liabilities .........                               $        870,847       $        319,129
Stockholder's equity ......                               $      9,050,210       $     13,299,342


                                  RISK FACTORS


     The securities offered in this prospectus are very speculative and involve a high degree of risk. They should be purchased only by people who can afford to lose their entire investment. Therefore, you should, before purchase, consider very carefully the following risk factors, as well as all other information presented in this prospectus.


Beta is a development stage company;            Beta was formed in June 1997 and
Beta has a limited  operating                   is considered to be a
history and has incurred losses                 development stage or start up
from operations.                                company. Beta is subject to
                                                risks associated with new
                                                companies. To date, Beta has had
                                                 a minimal operating history
                                                since June of 1997 and has
                                                generated  minimal revenues from
                                                oil and gas operations. Beta has
                                                incurred  operating losses since
                                                inception and as of December 31,
                                                1998 has an accumulated  deficit
                                                of  approximately  $2.6 million.
                                                Until Beta is able to  establish
                                                positive  cash flow from oil and
                                                gas  operations,  of which there
                                                is  no   assurance,   Beta  will
                                                continue to incur losses.  There
                                                is no  assurance  that Beta will
                                                achieve or sustain profitability
                                                in the future. See "Management's
                                                Discussion   and   Analysis   of
                                                Financial  Condition and Results
                                                of  Operations"  for  additional
                                                detail   concerning   this  risk
                                                factor.


If Beta only  secures  the  minimum             In our  opinion,  the  existing
offering in this  prospectus,  Beta             working  capital of Beta will be
will need  additional financing                 sufficient to fund our
in six months.                                  operations and projected capital
                                                requirements until June 15,1999.
                                                At that time it will be
                                                necessary for Beta to raise
                                                additional funds. There is
                                                no  guarantee  that   additional
                                                funding will be available, or if
                                                available,  on terms  acceptable
                                                to Beta. If  additional  funding
                                                is not available, Beta will have
                                                to    reduce    its     business
                                                activities.  If Beta were unable
                                                to  fund  planned  expenditures,
                                                Beta may have to:


                                                1.   Forfeit our  interest  in
                                                     wells  that are  proposed
                                                     to be drilled;
                                                2.   Farm-out  our  interest  in
                                                     proposed  wells;  and,
                                                3.   Sell a portion  of  our
                                                     interest  in proposed wells
                                                     and use the  sale  proceeds
                                                     to fund  our  participation
                                                     for a  lesser interest.


                                                As  you   will   read   in  this
                                                prospectus, Beta's business plan
                                                includes an  aggressive  program
                                                to identify, acquire and develop
                                                exploration  projects  that meet
                                                certain    criteria.     Project
                                                acquisitions   and   exploration
                                                activities  are  planned in 1999
                                                and  future   years  which  will
                                                require    large    amounts   of
                                                capital.    These    activities,
                                                together with others that may be
                                                entered    into,    may   impose
                                                financial   requirements   which
                                                will exceed the existing working
                                                capital  of  Beta  and  the  net
                                                proceeds of this offering.


                                                It is important to remember:
                                                ----------------------------


                                                |_|      The oil and gas
                                                         industry requires
                                                         substantial capital.
                                                |_|      We may need to raise
                                                         additional funds
                                                         through public or

                                                         private financings or
                                                         borrowings.
                                                |_|      We may not be able to
                                                         raise such funds.
                                                |_|      If we cannot obtain
                                                         additional funds, our
                                                         operations and
                                                         financial condition
                                                         will suffer.

                                                |_|      If funds are available
                                                         to us, they may not be
                                                         available on terms that
                                                         are advantageous to us.

                                                |_|      If we issue  additional
                                                         equity  securities  to
                                                         raise funds, the
                                                         percentage you own in
                                                         Beta at that time will
                                                         be diluted.

                                                |_|      Those additional equity
                                                         securities may have
                                                         better rights,
                                                         preferences or
                                                         privileges than your
                                                         common stock.


Beta may not have the  proceeds of this         As stated above,  Beta  believes
offering until after June 15, 1999;             it has sufficient working
As a result Beta may forfeit its  interest      capital to  fund its working
in certain  wells which may be proposed.        capital  requirements until
                                                June 15, 1999. It is possible
                                                that Beta will not have the
                                                minimum  proceeds of this
                                                offering by June 15,  1999.  In
                                                the event that Beta does not
                                                have the minimum  proceeds  by
                                                this date, it may be necessary
                                                for Beta to substantially
                                                curtail its business  activities
                                                until the proceeds are
                                                available.   The inability    to
                                                fund planned expenditures after
                                                June 15 could negatively impact
                                                Beta in several ways:

                                                |_|  This will prevent Beta from
                                                     carrying   out  its  entire
                                                     proposed  business plan and
                                                     prevent      Beta      from
                                                     participating    in   wells
                                                     proposed   to  be   drilled
                                                     until  the   proceeds   are
                                                     available.
                                                |_|  If   Beta  is   unable   to
                                                     participate   in   proposed
                                                     wells,  it will be excluded
                                                     from any potential economic
                                                     benefit   that  the   wells
                                                     might generate.
                                                |_|  Beta     has     previously
                                                     advanced  over  $11,000,000
                                                     to   acquire   leases   and
                                                     seismic  data  in  projects
                                                     associated    with    these
                                                     proposed wells.
                                                |_|  Beta's        participation
                                                     agreements     in     those
                                                     projects preclude Beta from
                                                     receiving any reimbursement
                                                     of seismic  and lease funds
                                                     previously  advanced in the
                                                     event    Beta    does   not
                                                     participate in the drilling
                                                     of wells on those projects.
                                                |_|  If Beta cannot  participate
                                                     in the  drilling  in  these
                                                     projects, it will be forced
                                                     to  write  down  all  or  a
                                                     portion    of   the    over
                                                     $11,000,000  in costs which
                                                     have  been  capitalized  as
                                                     unevaluated properties.
                                                |_|  These    writedowns    will
                                                     result    in    substantial
                                                     financial  losses  to  Beta
                                                     and    negatively    impact
                                                     shareholder's equity.

                                                Beta    may    have    to   seek
                                                alternative  forms of  financing
                                                to "bridge"  its  capital  needs
                                                until  the   proceeds   of  this
                                                offering  are   available.   The
                                                terms  of the  bridge  financing
                                                are likely to be onerous:

                                                |_|  The   interest   rate   for
                                                     bridge    financing   would
                                                     likely be much  higher than
                                                     interest on a  conventional
                                                     bank loan.
                                                |_|  Bridge  financing terms may
                                                     require   Beta   to   issue
                                                     common  shares  which would
                                                     be   highly   dilutive   to
                                                     existing shareholders.
                                                |_|  The bridge financing may
                                                     require Beta to pledge its
                                                     assets as collateral.
                                                |_|  Bridge financing terms
                                                     could likely contain
                                                     restrictive covenants on
                                                     Beta.

                                                Subsequent to December 31, 1998,
                                                Beta   completed   the   private
                                                placement   of   $3,000,000   in
                                                bridge financing. For a detailed
                                                discussion  of the  terms of the
                                                bridge financing see the caption
                                                "Bridge  Note"  in  the  section
                                                entitled "Management's
                                                Discussion   and   Analysis   of
                                                Financial  Condition and Results
                                                of Operations."

Beta's operations subject it to a number of     The operations of Beta are
risks associated with the drilling and          subject to the many risks and
exploration for oil and                         hazards  incident to exploring
gas.                                            and drilling for,  producing and
                                                transporting oil and gas,
                                                including:

                                                |_|  Blowouts,  fires, pollution
                                                     and equipment failures that
                                                     may  result in damage to or
                                                     destruction    of    wells,
                                                     producing       formations,
                                                     production  facilities  and
                                                     equipment.
                                                |_|  Personal injuries.
                                                |_|  Engineering and
                                                     construction delays.
                                                |_|  Hazards resulting from
                                                     unusual or unexpected
                                                     geological or environmental
                                                     conditions.
                                                |_|  Human error.
                                                |_|  Accidental leakage of toxic
                                                     or   hazardous   materials,
                                                     such as  petroleum  liquids
                                                     or drilling fluids into the
                                                     environment.
                                                |_|  There is no assurance that
                                                     any oil and gas in
                                                     commercial quantities will
                                                     be discovered or acquired
                                                     by Beta.


                                                The  marketability of Beta's oil
                                                and gas  reserves or of reserves
                                                which   may   be   acquired   or
                                                discovered   by   Beta   may  be
                                                affected  by  numerous   factors
                                                beyond  the   control  of  Beta.
                                                These      factors       include
                                                fluctuations  in product markets
                                                and prices,  the  proximity  and
                                                capacity of  pipelines to Beta's
                                                oil   and  gas   reserves,   the
                                                ability   of  Beta  to   finance
                                                exploration    and   development
                                                costs  and the  availability  of
                                                processing   equipment.   Beta's
                                                ability to manage  and  mitigate
                                                these  risks  is  limited  since
                                                Beta relies on third  parties to
                                                operate all of its projects.


Beta's title to its properties may be           As is customary in the oil and
impaired by defects in the title.               gas industry, only a perfunctory
                                                title examination is conducted
                                                at the time properties believed
                                                to be suitable for drilling
                                                operations are first   acquired.
                                                Before starting drilling
                                                operations,  a more thorough
                                                title  examination is   usually
                                                conducted and  curative  work is
                                                performed  on
                                                known significant title defects.
                                                Beta   typically   depends  upon
                                                title  opinions  prepared at the
                                                request of the  operator  of the
                                                property  to  be  drilled;  and,
                                                therefore,   there   can  be  no
                                                assurance  that  losses will not
                                                result  from  title  defects  or
                                                from  defects in the  assignment
                                                of  leasehold  rights.  Industry
                                                standard   forms  of   operating
                                                agreements  usually provide that
                                                the  operator  of an oil and gas
                                                property is not to be monetarily
                                                liable for loss or impairment of
                                                title.      Beta's     operating
                                                agreements  provide  that in the
                                                event of a monetary loss arising
                                                from  title  failure,  that  the
                                                loss   shall  be  borne  by  all
                                                parties in  proportion  to their
                                                interest owned. Beta will suffer
                                                a financial loss in the event of
                                                a title defect on one or more of
                                                its properties.

Beta's insurance coverage may be inadequate.    We will not  insure
                                                fully against all business risks
                                                either because such insurance is
                                                not available or because premium
                                                costs are too prohibitive.  This
                                                is a common  practice in the oil
                                                and  gas  industry.  However,  a
                                                loss  not   fully   covered   by
                                                insurance     could    have    a
                                                materially adverse effect on the
                                                financial  position  and results
                                                of operations of Beta.


                                                All of Beta's joint  exploration
                                                agreements  require the operator
                                                to   purchase    and    maintain
                                                insurance  on behalf of Beta and
                                                other  joint  participants.  The
                                                policies cover general liability
                                                and workers
                                                compensation insurance and cover
                                                a wide range of potential
                                                claims.    The policies  have
                                                limits   ranging
                                                from   $10,000  to   $20,000,000
                                                depending   on   the   type   of
                                                occurrence.  In  addition to the
                                                insurance   maintained   by  the
                                                operators,  Beta has purchased a
                                                general  liability policy with a
                                                total   limit   on   claims   of
                                                $2,000,000    and   a    workers
                                                compensation  policy as required
                                                by    California    law.    Beta
                                                purchased the general  liability
                                                policy  as an added  measure  if
                                                coverage    provided    by    an
                                                operators  policy was inadequate
                                                to cover Beta's losses.

                                                Generally,  these policies cover
                                                losses  arising  from,  but  not
                                                limited to:

                                                |_|      Personal injury
                                                |_|      Bodily injury
                                                |_|      Third party property
                                                         damage
                                                |_|      Aircraft and watercraft
                                                         liability
                                                |_|      Medical expenses
                                                |_|      Legal defense costs
                                                |_|      Pollution in some cases
                                                |_|      Well blowouts in some
                                                         cases



The price that Beta  receives  for its oil and  Beta's revenues,  cash flows and
gas  production is subject to a great deal of   profitability are  substantially
volatility.                                     dependent on prevailing prices
                                                for both oil and gas.
                                                Historically, oil and gas prices
                                                and markets have been volatile,
                                                and they are likely to  continue
                                                to   be volatile in the  future.
                                                Prices for oil and gas are
                                                subject  to wide fluctuations in
                                                response to relatively  minor
                                                changes in the supply of and
                                                demand for oil and gas,  market
                                                uncertainty  and a variety  of
                                                additional  factors that are
                                                beyond  the  control of Beta.
                                                These  factors  include, among
                                                others:


                                                |_|      Political conditions in
                                                         the Middle East and
                                                         other regions


                                                |_|      The domestic and
                                                         foreign supply of oil
                                                         and gas

                                                |_|      The level of consumer
                                                         demand

                                                |_|      Weather conditions

                                                |_|      Domestic and foreign
                                                         government regulations

                                                |_|      The price and
                                                         availability of
                                                         alternative fuels

                                                |_|      Overall economic
                                                         conditions



                                                As   an    example    of    this
                                                volatility,   the  quoted  "spot
                                                market"  price  for a barrel  of
                                                "West Texas  Intermediate" crude
                                                oil  was  $18.13  on  Wednesday,
                                                April 21, 1999. The quoted price
                                                for  the   same   grade  of  oil
                                                exactly  one year ago was $12.98
                                                per barrel.  This $5.15 increase
                                                in the price of oil represents a
                                                40% increase  from one year ago.
                                                Natural  gas  prices  have  been
                                                very  volatile  during  the past
                                                year as well. During the past 12
                                                months ended April 21, 1999, the
                                                Henry-Hub  natural  gas price as
                                                quoted    on   the   New    York
                                                Mercantile      Exchange     has
                                                fluctuated between approximately
                                                $1.70 and  $2.70  per Mcf.  This
                                                represents  a price swing of 60%
                                                during   the  past   year.   The
                                                Henry-Hub  price as of April 21,
                                                1999 is approximately $2.20.

Beta depends on its key personnel for           Beta is very dependent upon the
critical management decisions and industry      continued services of Steve
contacts.                                       Antry, President, Founder and
                                                Chairman of the Board of
                                                Directors and Mr. R.Thomas
                                                Fetters, a director of Beta and
                                                Managing Director of

                                                Exploration.  Mr.  Antry  has
                                                entered  into  an  employment
                                                agreement  with  Beta  and
                                                Mr.  Fetters  has  a  consulting
                                                agreement  with Beta.  The loss
                                                of the services of Mr. Antry
                                                or Mr. Fetters through
                                                incapacity or otherwise would
                                                have a material  adverse effect
                                                upon Beta's business and
                                                prospects.  If  the services  of
                                                Mr. Antry or Mr. Fetters  became
                                                unavailable,   Beta  would  be
                                                required  to  retain   other
                                                qualified personnel, and there
                                                can be no assurance that Beta
                                                will  be able to  recruit  and
                                                hire  qualified  persons  on
                                                acceptable  terms. Beta is
                                                currently named as beneficiary
                                                on a key person life insurance
                                                policy on the life of Mr. Antry
                                                in the amount of $2,500,000.

Beta utilizes third party operators in each     Beta is a non-operating interest
of its projects.                                owner in all of its properties.
                                                Accordingly, Beta enters into
                                                joint operating agreements with
                                                third party  operators for the
                                                conductand supervision of
                                                drilling, completion and
                                                production operations  on  its
                                                wells.  The success   of  the
                                                oil  and  gas operations    on
                                                a   property, whether  drilling
                                                operations or production
                                                operations,  depends in large
                                                measure on whether the
                                                operator    of   the    property
                                                properly       performs      its
                                                obligations. The failure of such
                                                operators and their  contractors
                                                to perform  their  services in a
                                                proper  manner  could  result in
                                                materially adverse  consequences
                                                to the  owners of  interests  in
                                                that    particular     property,
                                                including  Beta. Beta is relying
                                                on the  following  companies  to
                                                operate its current projects:

                                                (1)      Parallel Petroleum,Inc.
                                                (2)      Spinnaker Exploration
                                                         Company LLC
                                                (3)      IP Petroleum, Inc.
                                                (4)      Source Energy LLC
                                                (5)      Cheniere Energy, Inc.


Beta's projects are subject to numerous         Domestic exploration for, and
regulations;  Beta doesn't operate its          production and sale of, oil and
projects or directly  control compliance with   gas are extensively regulated at
these  regulations;  Beta could be subject to   both the federal and state
substantial liabilities for non-compliance.     levels. Legislation affecting
                                                the oil and gas industry is
                                                under constant review for
                                                amendment or expansion,
                                                frequently increasing the
                                                regulatory burden. The
                                                regulatory burdens are often
                                                costly to

                                                comply with and carry
                                                substantial penalties for
                                                failure to comply.

                                                Beta  may  be  required  in  the
                                                future   to   make   substantial
                                                outlays of money to comply  with
                                                environmental      laws      and
                                                regulations.    The   additional
                                                changes in operating  procedures
                                                and  expenditures   required  to
                                                comply with future laws  dealing
                                                with  the   protection   of  the
                                                environment cannot be predicted.


                                                Since Beta does not  operate the
                                                oil and gas  properties in which
                                                it  is  involved,  it  does  not
                                                directly control compliance with
                                                most    of   the    rules    and
                                                regulations   discussed   above.
                                                Beta is substantially  dependent
                                                on the  operators of its oil and
                                                gas  properties to maintain such
                                                compliance.  The  failure of the
                                                operator  to  comply  with  such
                                                rules  and   regulations   could
                                                result      in       substantial
                                                liabilities  to Beta which could
                                                negatively affect its results of
                                                operations.

Up to 8,557,155 shares of Beta's common stock   8,557,155 of the Beta common
could be sold in the open market immediately    shares being registered will be
upon completion of this offering which could    eligible for immediate resale
have a depressive effect on the market price    without further restriction
for the common stock; an additional 429,000     after completion of this
shares could be sold after 180 days from the    offering.  In addition, Beta is
close of this offering  further depressing      obligated to register for resale
the market price of the shares.                 an additional 429,000 shares of
                                                common stock 180 days after the
                                                close of this offering which
                                                could then immediately be sold
                                                in the market. If a significant
                                                number of shares are offered for
                                                sale simultaneously, it would
                                                have a depressive effect on the
                                                trading price of the common
                                                stock.

The requirement that Beta secure the minimum    Beta is offering the shares
offering within ten business days may result    through selected  broker dealers
in an  investor providing  funds,  but not      on a "best efforts"
receiving  securities until the closing of the  minimum/maximum  basis.  No
minimum offering.                               broker  dealer  has made a
                                                commitment to purchase any
                                                shares offered in this
                                                prospectus. Consequently,  there
                                                can be no assurance that the
                                                shares offered in this
                                                prospectus will be sold. If the
                                                minimum number of shares
                                                offered  in this  prospectus  is
                                                not sold within 10 business days
                                                of the date of this  prospectus,
                                                all  proceeds  received  will be
                                                refunded  in full  to  investors
                                                with    interest   and   without
                                                deduction.  Therefore, investors
                                                subscribing   to  purchase   the
                                                shares     offered    in    this
                                                prospectus  may  lose the use of
                                                their funds and will not be able
                                                to sell their shares for the ten
                                                business   day   escrow   period
                                                applicable    to   the   minimum
                                                offering. See "Underwriting" for
                                                additional discussion concerning
                                                the  handling of funds  invested
                                                in this offering.

There has been no prior trading  market for     Before this  offering, there was
Beta's common stock; potential volatility of    no public market for the common
Beta's Stock price.                             stock.  Although Beta intends
                                                to apply for the listing of the
                                                common stock for quotation on
                                                the Nasdaq SmallCap Market,
                                                there can be no  assurance that
                                                an active trading market  will
                                                develop  for  the
                                                common  stock  or,  if one  does
                                                develop,   that   it   will   be
                                                maintained. If Beta is unable to
                                                obtain  a public  quotation  for
                                                its  shares  or  if  the  common
                                                stock   were   to  be   delisted
                                                because  of  inability  to  meet
                                                maintenance    requirements   of
                                                NASDAQ, it would have a material
                                                adverse effect on the ability of
                                                investors  to resell their stock
                                                in the secondary  market as well
                                                as on Beta's  ability  to obtain
                                                future    financing    or   make
                                                acquisitions    utilizing    its
                                                shares.   The  public   offering
                                                price of the  common  stock  was
                                                determined   based  on   several
                                                criteria The market price of the
                                                shares  of  common  stock,  like
                                                that of the common stock of many
                                                other speculative businesses, is
                                                likely  to be  highly  volatile.
                                                Factors such as  fluctuation  in
                                                Beta's operating  results or the
                                                announcement  of any discoveries
                                                of  any  meaningful  oil  or gas
                                                reserves, developments in Beta's
                                                strategic    relationships   and
                                                general  market  conditions  may
                                                have a significant effect on the
                                                market   price  of  the   common
                                                stock.  See  "Underwriting"  for
                                                additional details regarding the
                                                potential  volatility  of Beta's
                                                stock.

If Beta's stock is classified as a penny        The initial  public  offering
stock  investors may experience  delays and     price of the common stock is
other  difficulties in trading  shares in       $6.00.  However, the market
the stock market.                               price of the shares of common
                                                stock is likely to the be highly
                                                volatile  and could  drop  below
                                                $5.00 per share. If price of the
                                                common stock drops lower than
                                                $5.00 per share, the
                                                common stock would be subject to
                                                the  "penny  stock"  rules.  The
                                                penny stock rules are  contained
                                                in  The  Securities  Enforcement
                                                and Penny  Stock  Reform  Act of
                                                1990.  Unless  an  exception  is
                                                available,  these rules  require
                                                the    delivery,    before   any
                                                transaction  involving  a  penny
                                                stock,
                                                of a disclosure  schedule
                                                explaining   the   penny   stock
                                                market and the risks  associated
                                                with  investing in penny stocks.
                                                Brokers    must   also   provide
                                                potential investors with current
                                                bid  and  offer  quotations  for
                                                penny stocks,  the  compensation
                                                of   the    broker    and    its
                                                salesperson  in connection  with
                                                the  sale of penny  stocks,  and
                                                monthly   accounts    statements
                                                showing the market value of each
                                                penny  stock  in the  investor's
                                                account.  As a  consequence,  an
                                                investor could find it difficult
                                                to  dispose  of,  or  to  obtain
                                                accurate  quotations  as to  the
                                                price of, the common stock.

Investors in this offering will experience      The initial public offering
immediate and substantial dilution.             price is substantially higher
                                                than the book value per share of
                                                common stock.  Investors
                                                purchasing sharesof common stock
                                                in this offering
                                                will   incur    immediate    and
                                                substantial  dilution  equal  to
                                                $3.90 per  share if the  minimum
                                                number of shares offered in this
                                                prospectus is sold. In addition,
                                                the investors  purchasing shares
                                                of common stock in this offering
                                                will incur  additional  dilution
                                                as a result of 2,697,663  shares
                                                of    Beta's     common    stock
                                                underlying   outstanding  common
                                                stock  purchase  warrants  which
                                                are being  registered  on behalf
                                                of  selling  security   holders.
                                                Exercise  of the  warrants  will
                                                reduce the  interest  you own in
                                                Beta.    See    "Dilution"   for
                                                additional discussion concerning
                                                the  level  of  dilution  to  be
                                                experienced by investors in this
                                                offering.

Investors in this offering may experience       Beta executed a contract of
dilution resulting from  the employment         employment with the President
contract of Steve Antry.                        and Chairman of the Board of
                                                Directors, Mr. Steve Antry,
                                                dated June 23,1997. The contract
                                                may be terminated by Beta
                                                without cause upon the payment
                                                of, among other  items, options
                                                containing  a five year term to
                                                acquire the common stock of Beta
                                                in an amount equal to 10% of the
                                                then issued and outstanding
                                                shares,   piggyback registration
                                                rights   and  an exercise  price
                                                equal to 60% of the fair  market
                                                value  of the shares during  the
                                                sixty  day period  of  time
                                                preceding the termination
                                                notice, such amount not to
                                                exceed $3.00 per share.

                                                If Beta  were to  terminate  Mr.
                                                Antry without cause,  the common
                                                shareholders   would  experience
                                                immediate    and     substantial
                                                dilution   resulting   from  the
                                                issuance  of a large  number  of
                                                options  to Mr.  Antry  with  an
                                                exercise   price   substantially
                                                lower than the market price. See
                                                "Employment   Contracts"   under
                                                "Executive   Compensation"   for
                                                additional discussion concerning
                                                this employment contract.


Investors in this  offering will  experience    In  connection  with a January
dilution  resulting  from a  bridge  note       and March 1999 bridge
financing.                                      promissory  note financing  with
                                                three qualified investors,  Beta
                                                issued a total of 429,000 shares
                                                of common stock. In addition,
                                                the terms of the

                                                financing obligate Beta to issue
                                                additional   shares   of  common
                                                stock  as long as any  principal
                                                balance  remains  outstanding on
                                                the promissory notes.



                                                It is the  intention  of Beta to
                                                immediately repay the $3,000,000
                                                of bridge  financing  notes upon
                                                completion    of   the   minimum
                                                offering.    If   the    minimum
                                                offering is not completed,  Beta
                                                may have to issue up to  420,000
                                                additional   shares   of  common
                                                stock   per  the  terms  of  the
                                                bridge  financing  if the  notes
                                                are not repaid  until  maturity.
                                                If Beta is  unable  to repay all
                                                or a portion  of the  promissory
                                                notes  in a timely  manner,  the
                                                common     shareholders     will
                                                experience     immediate     and
                                                substantial  dilution  resulting
                                                from  the   issuance   of  these
                                                additional
                                                common  shares.  See
                                                "Management's   Discussion   and
                                                Analysis of Financial  Condition
                                                and Results of  Operations"  for
                                                additional discussion concerning
                                                the bridge note financing.


Beta has paid no dividends nor does it intend   Beta has not paid any cash
to pay dividends in the foreseeable future.     dividends on its common stock
                                                and does not expect to declare
                                                or pay any cash or other
                                                dividends in the

                                                foreseeable future.
                                                Additionally,   state  corporate
                                                laws  prohibit  Beta from paying
                                                dividends  until  such  time  as
                                                Beta has retained earnings.


The Year 2000 issue; Beta could experience a    Beta utilizes a number of
computer system failure.                        computer programs across its
                                                entire operation. There can be
                                                no  assurances  that Year 2000
                                                problems will not occur  with
                                                respect to Beta's   computer
                                                systems or business
                                                affiliations.  The Year
                                                2000  problem  may impact  other
                                                entities    with    which   Beta
                                                transacts  business,   and  Beta
                                                cannot predict the effect of the
                                                Year   2000   problem   on  such
                                                entities or Beta. A major system
                                                failure  could  have a  material
                                                adverse    effect    on   Beta's
                                                operations    and   results   of
                                                operations.   See  "Management's
                                                Discussion   and   Analysis   of
                                                Financial  Condition and Results
                                                of   Operations"   for   details
                                                concerning   Beta's   Year  2000
                                                ongoing   assessment   and   the
                                                current contingency plan.

Beta's statements about future events may       In this prospectus, we have made
prove to be inaccurate;   there is              statements about future events
uncertainty about estimates used in this        based upon reasonable
prospectus.                                     assumptions of management.
                                                Included are statements
                                                concerning Beta's estimated oil
                                                and gas reserves and reserve
                                                values, and estimated capital
                                                expenditures.   However, the
                                                actual  results of these  future
                                                events may differ  greatly  from
                                                the  statements  we  have  made.
                                                Some  of the  specific  material
                                                uncertainties include:

                                                |_|  This prospectus contains
                                                     estimates of future net
                                                     cash flows from oil and gas
                                                     reserves.  These estimates
                                                     are prepared based on
                                                     engineering estimates of
                                                     oil and gas that may be
                                                     recovered from Beta's
                                                     wells.  Engineering
                                                     estimates are inherently
                                                     imprecise and may be
                                                     revised downward in the
                                                     future. Subsequent downward
                                                     revisions of estimated
                                                     future net cash flows could
                                                     result in substantial
                                                     additional losses to Beta
                                                     due to write-downs of the
                                                     carrying value of Beta's
                                                     assets.


                                                |_|  Our  anticipated   expenses
                                                     could  be  higher  than  we
                                                     expect   resulting   in   a
                                                     possible need to raise more
                                                     funds and/or a reduction in
                                                     our working  capital  which
                                                     could      curtail      our
                                                     participation    in   other
                                                     projects.

                                                |_|  We may be  unable to obtain
                                                     financing   in  the  future
                                                     which    could    cause   a
                                                     reduction       in      our
                                                     participation   in   future
                                                     projects.


                                                You should be aware that  actual
                                                results  will  differ  from  the
                                                expectations  expressed  in this
                                                prospectus.

Beta has  substantial  discretion  over         Beta has  projected  its use of
how the proceeds from this offering are used;   proceeds from this offering
the actual use of proceeds could differ         based on management's  best
materially from what is disclosed in the "Use   estimate  of wells  that may be
of Proceeds"  section.                          proposed for drilling.  However,
                                                Beta's board of directors has
                                                retained the sole  discretion to
                                                change the use of proceeds.  The
                                                proceeds of this  offering could
                                                be allocated to projects or
                                                purposes other than those
                                                shown in the use of proceeds.




                                 USE OF PROCEEDS


The net proceeds from this offering, after deducting broker commissions and other expenses of this offering, estimated to be approximately $90,000, will be approximately $4,230,000 if 800,000 shares are sold in this offering and $8,010,000 if all 1,500,000 shares are sold in this offering. In either the minimum offering or the maximum offering case Beta plans to use $3,000,000 of such proceeds to repay the bridge financing debt. In either case Beta will use the remainder to fund its participatory share of the cost of drilling wells in its Texas, California and Louisiana prospects. This is Beta's best estimate of its use of proceeds generated from the sale of shares by Beta based on the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of Beta's Board of Directors. See "Business" and "Properties" for a more detailed description of the four project areas where the proceeds will be utilized.


   Description of Uses                                 Minimum Offering                Maximum Offering
                                                    --------------------------     --------------------------

   Repayment of Bridge Debt                      $     3,000,000      71%       $      3,000,000      37%

   Drilling and completion of wells:

            Parallel Joint Venture, South Texas          630,000      15%              1,750,000      22%
        Cheniere Joint Venture, South Louisiana          400,000       9%              1,180,000      15%
         West Cameron Block 39, South Louisiana          200,000       5%              1,200,000      15%
           Lapeyrouse Prospect, South Louisiana                0       0%                545,000       7%
       Norcal Joint Venture, Central California                0       0%                335,000       4%


                                                    ============= =============     ============= =============

   Total net proceeds of offering                $     4,230,000      100%      $      8,010,000      100%

                                                    ============= =============     ============= =============


This table does not reflect the possible proceeds from exercise of the over-allotment option. If the over-allotment option is exercised in full, the additional net proceeds of $810,000 will be applied to drilling and completion of wells in the Parallel Joint Venture in South Texas.



Beta's capital budget for 1999 is $8,300,000, most of which will be spent in the drilling and completion of wells. The net proceeds of the offering will not be enough to meet all of Beta's budgeted expenditures for 1999. If Beta sells the minimum offering, Beta will need to raise additional funds of $5,270,000 over a seven month period between June 15 and December 31, 1999 if it elects to participate in all of its budgeted wells. In the event Beta is unable to raise the additional capital, Beta will have to substantially curtail its activities. If Beta sells the maximum offering, Beta will need to raise $1,500,000 of additional funds in order to complete its 1999 budgeted business plan. See "Management's Discussion and Analysis" in this prospectus for a detailed discussion of what sources of additional capital Beta will seek to fund this capital shortfall.

It is Beta's intention to repay the $3,000,000 bridge note financing if and when the minimum offering is completed. Upon completion of the minimum offering, the payment of commissions and other offering costs and the repayment of the $3,000,000 bridge note financing, Beta's management estimates that Beta will have approximately $1,200,000 in working capital. See "Management's Discussion and Analysis" in this prospectus for a detailed discussion about the terms of the bridge note.

The $3,000,000 gross proceeds from the bridge note financing have been applied to the following uses:

                                                            Approximate
                                                            -----------
Drilling and completion of wells Louisiana and Texas       $ 1,800,000
Acquisition of seismic and leasehold                           550,000
General and Administrative Expense                             250,000
Working capital                                                200,000
Interest expense                                                35,000
Offering costs                                                 165,000
                                                            ----------
                                                    Total   $3,000`000
                                                            ==========

                                    DILUTION


     "Dilution" represents the difference between the initial public offering price per share of common stock and the adjusted pro forma net tangible book value per share of common stock immediately after the completion of this offering. "Adjusted pro forma net tangible book value" is the amount that results from subtracting the total liabilities of Beta from its total tangible assets after giving effect to common stock issued in a promissory bridge note financing after December 31, 1998. Dilution arises mainly from an arbitrary decision by Beta about the offering price per share of common stock. In this offering, the level of dilution will be increased as a result of Beta's low net tangible book before this offering.


    Tangible assets are items of property in physical form, and not intangible items such as goodwill or intellectual property.


              The net tangible book value of Beta before this offering, based on the December 31, 1998 financial statements, was $13,275,818 or $1.89 per share of common stock based on 7,029,492 shares outstanding. After giving effect to common stock sold in an institutional bridge financing after December 31, 1998, the net tangible value of Beta would have been $13,110,818, or $1.76 per share of common stock. This is based on 7,458,492 shares outstanding, assuming the issuance of an additional 429,000 shares issued in the institutional bridge financing after December 31, 1998. Before selling any shares in this offering, Beta has 7,458,492 shares of common stock outstanding.

     If the minimum shares offered in this prospectus are sold, Beta will have 8, 258,492 shares issued and outstanding upon completion of the offering. After giving effect to the sale of the shares of common stock offered in this prospectus by Beta, net of estimated commissions and offering expenses of the offering, the post offering pro forma net tangible book value of Beta will be $17,340,818 or $2. 10 per share, approximately. This would result in dilution to investors in this offering of $3.90 per share or 65% from the offering price of $6.00 per share. Net tangible book value per share would increase to the benefit of present shareholders from $1.76 before the offering to $2. 10 after the offering, or an increase of $0.34 per share attributable to the purchase of the shares by investors in this offering.


     If the maximum shares offered in this prospectus are sold, Beta will have 8,958,492 shares issued and outstanding upon completion of the offering. After giving effect to the sale of the shares of common stock offered in this prospectus by Beta, net of estimated commissions and offering expenses of the offering, the post offering pro forma net tangible book value of Beta will be $21,120,818 or 2.36 per share, approximately. This would result in dilution to investors in this offering of $3.64 per share or 61% from the offering price of $6.00 per share. Net tangible book value per share would increase to the benefit of present shareholders from $1.76 before the offering to $2.36 after the offering, or an increase of $0.60 per share attributable to the purchase of the shares by investors in this offering.

              The following table illustrates the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based on the maximum offering assumption. The table does not include exercise of the over-allotment option.

                                                                    MINIMUM                MAXIMUM
                                                                    -------                -------
                                                                    OFFERING               OFFERING
                                                                    --------               --------

   Offering price of common stock (per share)                       $    6.00              $    6.00
   Net tangible book value per share before the offering            $    1.76              $    1.76
   Increase per share attributable to payments by new investors     $    0.34              $    0.60
   Pro forma net tangible book value per share after the offering   $    2. 10             $    2.36
   Dilution per share to new investors                              $    3.90 (65%)        $    3.64 (61%)

     The following tables sets forth as of December 31, 1998, after giving effect to the offering, the number of shares of common stock purchased from Beta, the total consideration paid and the average price per share paid by existing shareholders and by new investors on an as adjusted basis:


=================================================================================================================
MINIMUM OFFERING                              SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE
----------------------------------------------------------------------------------------------------------------
                                                                                                       PRICE PER
                                            NUMBER       PERCENT            AMOUNT       PERCENT         SHARE
                                            ------------------------------------------------------------------


Existing shareholders                    7,458,492           90%  $        17,423,430           78%            $2.34
New investors                              800,000           10%            4,800,000           22%            $6.00


                                  =================                  =================

             Total                       8,258,492          100%  $        22,223,430          100%            $2.69

=====================================================================================================================


=====================================================================================================================
MAXIMUM OFFERING                                SHARES PURCHASED                TOTAL CONSIDERATION      AVERAGE
-----------------------------------------------------------------------------------------------------------------
                                                                                                        PRICE PER
                                            NUMBER       PERCENT               AMOUNT       PERCENT       SHARE
                                            -------------------------------------------------------------------


Existing shareholders                    7,458,492           83%  $        17,423,430           66%            $2.34
New investors                            1,500,000           17%            9,000,000           34%            $6.00


                                  =================                  =================

             Total                       8,958,492          100%  $        26,423,430          100%            $2.95

=====================================================================================================================


                                 CAPITALIZATION

     The following table sets forth as of December 31, 1998:
(1)      the actual capitalization of Beta;

(2) the pro forma capitalization of Beta that gives effect to the sale and issuance of shares of common stock in an institutional bridge financing completed after December 31, 1998; and
(3) the capitalization of Beta on a pro forma basis as adjusted to give effect to the proposed sale by Beta of a minimum of 800,000 shares and a maximum of 1,500,000 shares of common stock being offered in this prospectus.

     This table excludes 2,697,663 shares reserved for issuance on exercise of outstanding warrants to purchase common stock of Beta assuming maximum offering.



                                                                                As of
                                                                            December 31, 1998
                                                    --------------------------------------------------------------------------

                                                                                          Adjusted for         Adjusted for
                                                                                          the Sale of          the Sale of
                                                       Actual           Pro Forma       Minimum Offering         Maximum
                                                                                                                 Offering
                                                    --------------    --------------    -----------------    -----------------

Shareholders'  Equity
    Common  shares,   $.001  par  value;
    50,000,000  shares authorized;
    7,029,492 shares issued and outstanding
    actual;

    7,458,492 shares pro forma; 8,258,492 shares
    (minimum offering) and 8,958,492 (maximum
    offering) pro forma as adjusted at            $         7,029   $         7,458   $            8,258   $            8,958
    December 31, 1998

    Additional paid-in capital                         15,878,386        17,857,957          22,087, 157           25,866,457
    Accumulated deficit                                (2,586,073)       (4,731,073)          (4,731,073)          (4,731,073)

                                                    ==============    ==============    =================    =================

        Total shareholders' equity                $    13,299,342   $    13,134,342   $       17,364,342   $       21,144,342

                                                    ==============    ==============    =================    =================


                                    DIVIDENDS

     Beta has never paid any dividends, whether cash or property, on its securities. For the foreseeable future it is anticipated that any earnings which may be generated from operations of Beta will be used to finance the growth of Beta and that dividends will not be paid to stockholders. Additionally, state corporate laws prohibit Beta from paying dividends until such time as Beta has retained earnings.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following table presents selected historical consolidated financial data for Beta derived from Beta's financial statements. The historical financial data should be read in conjunction with the Financial Statements and notes to the financial statements of Beta which are contained in this prospectus. The financial data for the periods presented were derived from the financial statements of Beta which have been audited by Hein + Associates LLP, independent accountants. The following data should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                For the period                              Cumulative
                                                from inception                             from inception
                                                 (June 6,                 The year         (June 6, 1997)
                                                 1997) to                  ended                to
                                               December 31,             December 31,        December 31,
                                                   1997                    1998                1998
                                               -----------------    -----------------    -----------------

  Consolidated Income Statement Data:

  Revenues:                                  $        -           $        -           $        -
  Operating expenses:
           General and administrative                   245,452              746,769              992,221
                   Impairment expense                 -                    1,670,691            1,670,691
                   Depreciation expense                   1,530               11,883               13,413
                                               -----------------    -----------------    -----------------
                    Total operating expenses            246,982            2,429,343            2,676,325
                                                 -----------------    -----------------    -----------------
  Loss from operations                                 (246,982)          (2,429,343)          (2,676,325)

  Interest income                                        45,409               44,843               90,252
                                               =================    =================    =================
  Net loss                                   $         (201,573)  $       (2,384,500)  $       (2,586,073)
                                               =================    =================    =================

  Net loss per basic and diluted common
  share                                      $             (.05)  $             (.37)
                                               =================    =================

  Weighted average common shares
  outstanding                                         4,172,662            6,366,923
                                               =================    =================


                                                           December 31, 1997    December 31, 1998
                                                           --------------------------------------
    ......................................................

Consolidated Balance sheet data:

Working capital ...........................................$  3,117,351         $    (96,457)
Oil and gas properties, net ...............................$  5,900,794         $ 13,183,304
Total assets ..............................................$  9,921,057         $ 13,618,471
Total liabilities .........................................$    870,847         $    319,129
Stockholder's equity ......................................$  9,050,210         $ 13,299,342

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with Beta's consolidated financial statements and related notes to the financial statements appearing elsewhere in this prospectus. The following discussion is to inform you about the financial position, liquidity and capital resources of Beta as of December 31, 1997 and 1998 as well as for the results of operations for the period from inception (June 6, 1997) through December 31, 1997 and the year ended December 31, 1998.


Financial Condition, Liquidity and Capital Resources

     Beta's working capital was a deficit of ($96,457) at December 31, 1998 compared to surplus of $3,117,351 at December 31, 1997. Beta's working capital decreased due primarily to investments in oil and gas properties.

Beta is a Development Stage (Start-Up) Company

     Beta has a limited operating history upon which an evaluation of Beta and its prospects can be based. The risks, expense, and difficulties encountered by early-stage companies must be considered when evaluating Beta's prospects. There are numerous significant risks inherent in a development stage company which is engaged in high risk oil and gas exploration. See "Risk Factors."


    Beta had a working capital deficit as of December 31, 1998 when its current liabilities exceeded its current assets by $96,457. Current liabilities are those liabilities which are expected to come due within less than a year. In order to address this working capital deficit and projected expenditures which are expected to occur in the first six months of 1999, Beta obtained short term financing in the form of $3,000,000 in bridge note financing.

Historical Cash Used In and Provided by Operating, Investing and Financing Activities


    Beta has financed all of its business activities through December 31, 1998 through issuances of its common stock in private placements. Beta raised net proceeds of $9,221,783 during 1997 and $6,548,632 during 1998 in these private placements.

    The net proceeds of these private placements have been principally invested in oil and gas properties of $5,900,794 in 1997 and $8,928,201 in 1998. The balance of the funds have been utilized, for the most part, to fund general and administrative expenses of $245,452 in 1997 and $746,769 in 1998.


Long Term Liquidity and Capital Resources


    The timing of most of Beta's capital expenditures is discretionary. Beta has no material long-term commitments associated with its capital expenditure plans or operating agreements. Consequently, Beta has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant. The level of capital expenditures will vary in future periods depending on the success it experiences on planned exploratory drilling activities in 1999, gas and oil price conditions and other related economic factors. Accordingly, Beta has not yet prepared an estimate of capital expenditures for the year 2000 or future periods.



Bridge Note


     Subsequent to December 31, 1998, Beta completed the private placement of a $3,000,000 bridge financing to three institutional investors referred to as the "1999 bridge financing." In connection with the 1999 bridge financing, Beta has granted the investors a security interest in all of Beta's assets.

    The first portion of the 1999 bridge financing was funded on January 20, 1999 for $2,000,000. The investors are St. Cloud Investments, Ltd. and Dandelion Investments, Ltd., both of which are qualified institutional investors. The promissory notes issued by Beta have a maturity date of January 2000. The notes bear interest, payable monthly in arrears, at a rate of 10%. The securities purchase agreements which govern the bridge financing specify that, during the term of the notes, $1,000,000 of the proceeds of a public offering of common stock by Beta must be directed to repayment of the notes. It is the intention of Beta to repay the $2,000,000 January bridge financing upon completion of the minimum.

     In connection with the January 20, 1999 bridge financing, Beta issued 300,000 shares of common stock to the note holdersand issued an additional 29,000 shares as commissions in connection with the January bridge financing. In addition, if any portion of the principal of the notes remains unpaid on the 180th, 210th, 240th, 270th, 300th, and/or the 330th day following the closing date of the securities purchase agreements, then on the day following any of such dates, Beta shall issue additional common stock to each holder of the notes. The additional common shares issued shall be determined by multiplying the unpaid principal balance by 2.5%. For example, if $1,000,000 of principal remains unpaid on the 180th day following the closing date, then on the following day the Purchasers would be issued an additional 25,000 Common Shares calculated by multiplying $1,000,000 times 2.5%.

    The second portion of the 1999 bridge financing was funded on March 19, 1999 for $1,000,000. The investor is Aztore Holdings, Inc., an accredited institutional investor. The promissory note issued by Beta has a maturity date of March 2000. The promissory note bears interest, payable monthly in arrears, at a rate of 10%. The securities purchase agreements which govern this bridge financing specify that, during the term of the promissory note, $1,000,000 of the proceeds of a public offering of common stock by Beta must be directed to repayment of the note. Therefore, $1,000,000 of the proceeds from this offering will be used to repay the March note upon completion of the minimum offering.

    In connection with the March 19, 1999 bridge financing, Beta issued 100,000 shares of common stock to the promissory note holder investor. In addition, if any portion of the principal of the note remains unpaid on the 30th, 60th, 90th, 120th, 160th, 180th, 210th, 240th, 270th, 300th, 330th and/or the 360th day
following the March 19, 1999 closing date of the securities purchase agreement, then on the day following any of such dates, Beta shall issue additional common stock to the holder of the note. The additional common shares issued shall be determined by multiplying the unpaid balance by 1%. For example, if $1,000,000 of principal remains unpaid on the 180th day following the March 19, 1999 closing date, then on the following day the investor would be issued an additional 10,000 common shares calculated by multiplying $1,000,000 times 1%. If $250,000 of principal remains unpaid on the 180th day following the closing date, then on the following day the investor would be issued an additional 2,500 common shares calculated by multiplying $250,000 times 1%.

    Beta received net cash proceeds of $2,835,000 from the bridge notes. The net effect of this transaction will require Beta to record the $3,000,000 bridge notes as a current liability since they have a maturity of one year. Interest will be payable monthly in arrears at a rate of 10%. The estimated fair market value of the 429,000 shares of common stock issued in connection with the bridge note of $2,145,000 is treated as a discount and will be amortized over the term of the promissory notes using the interest method. Accordingly, Beta will incur additional interest expense of $2,145,000 over the term of the promissory notes most of which will be expensed in 1999 and which will represent a significant charge in the year ending December 31, 1999.

    Per the terms of the bridge notes, Beta has granted a security interest in all of the assets of Beta. This will prohibit Beta from selling assets to raise cash for other purposes until the bridge notes are repaid. It further prohibits Beta from using any assets to secure additional loans. This will make it very difficult to obtain any additional loans until the bridge notes are repaid. It may also pose difficulty in securing additional equity financing.

    The bridge notes will require significant dedications of future cash flow to service debt. Specifically, over the one year term of the bridge notes, Beta will have to make debt service payments of up to $3,000,000 of principal and $300,000 of interest.

    Beta will repay the entire $3,000,000 of the bridge notes upon completion of the minimum offering. If Beta is unsuccessful in completing the minimum offering, then it will be obligated to issue up to 420,000 shares of additional common stock as long as the principal balance of the bridge loans remains outstanding. Assuming the minimum offering is completed By Ju1y 15, 1999, an additional 30,000 shares shall be issuable on the following dates per the terms of the bridge loans:

                                                                Shares
                                 Date Stock is Issuable       Issuable
                                 -----------------------

                                         April 19, 1999         10,000
                                           May 19, 1999         10,000
                                          June 19, 1999         10,000

                                                              --------

                                                  Total         30,000

                                                         ==============



Plan of Operation for 1999


             In the opinion of Beta's management, the existing working capital of Beta will be sufficient to fund the operations and projected capital requirements of Beta until June 15, 1999. Beta plans to allocate its cash resources from all sources, including the net proceeds of this offering, to the following categories of expenditures:

1) Repayment of $3,000,000 of bridge debt. It is Beta's intention to repay the entire $3,000,000 if and when the minimum offering is completed;

2) Drilling and completion costs for wells on Beta's prospects which are estimated to be $6,500,000 for the period June 15 to December 31, 1999. It is anticipated that as many as 38 test wells will be drilled in 1999 in which Beta will have an average interest participation ranging from 12.5% to 75% and averaging 22%;

3) Leasehold acquisition costs estimated to be $350,000 for the period June 15 to December 31, 1999;

4)   3-D seismic acquisition costs only if funds are available; and

5) General and administrative overhead estimated to be $500,000 for the period June 15 to December 31, 1999.

     At such time as Beta has fully utilized the proceeds of the offering and Beta's existing working capital, it will be necessary for Beta to raise additional funds. It is anticipated that additional funds will be raised from one or more of the following sources:

1) Beta has approximately 797,000 callable common stock purchase warrants outstanding exercisable at a price of $5.00 per share. Beta is able to call these warrants at any time on and after the date that its common stock is traded on any exchange, including the Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive days, of which there can be no assurance that such a price level will occur. It is Beta's intent to call all or a portion of these warrants at such time, if and when, the market price of the stock is at a sufficient level to fund capital requirements. Beta will receive proceeds equal to the exercise price times the number of shares which are issued from the exercise of warrants net of commission to the broker of record, if any. Beta could realize net proceeds of approximately $3,800,000 from the exercise of these warrants.

2) Beta may seek bank or other debt financing at such time that cash flow from operations is established. Beta is not able to predict when, if ever, such financing will be available. If sufficient cash flow from producing wells is available, Beta will seek bank financing of $2,000,000 to $5,000,000 in the fourth quarter of 1999.

3) Beta may seek mezzanine financing, if available, on terms acceptable to Beta. Mezzanine financing usually involves debt with a higher cost of capital as compared to conventional bank financing. As with bank financing, Beta will seek mezzanine financing in the range of $2,000,000 to $5,000,000 if sufficient cash flow is available from wells.

4) Beta may realize cash flow from oil and gas wells, if found to be productive. Beta owns a working interest in one well that is currently producing and in 6 wells which are presently being completed and equipped for production. It is anticipated that cash flow from these wells will commence in the first six months of 1999 and continue throughout the year and generate net cash flow of approximately $750,000. It is also anticipated that additional wells will be drilled in 1999 which may contribute cash flow if completed for production.

     The net proceeds of this offering combined with Beta's existing working capital may not be sufficient to fund Beta's $8.3 million of capital expenditures that are projected for 1999. If the above additional sources of cash are unavailable on terms acceptable to Beta, Beta will be compelled to reduce the scope of its business activities. If Beta is unable to fund planned expenditures, it may be necessary to:


1)       Forfeit its interest in wells that are proposed to be drilled;

2)       Farm-out its interest in proposed wells; and,

3) Sell a portion of its interest in proposed wells and use the sale proceeds to fund its participation for a lesser interest.


4)       Reduce general and administrative expenses.

     As stated above, Beta believes it has sufficient working capital to fund its working capital requirements until June 15, 1999. In the event that Beta does not have the minimum offering proceeds by this date, it may be necessary for Beta to substantially curtail its business activities until the proceeds are available. The inability to fund planned expenditures after June 15 could negatively impact Beta in several ways:

|_| This will prevent Beta from carrying out its business plan and prevent Beta from participating in wells proposed to be drilled after that date.
|_| If Beta is unable to participate in proposed wells, it will be excluded from any potential economic benefit that the wells might generate.
|_| Beta has previously advanced over $11,000,000 to acquire leases and seismic data in projects associated with these proposed wells.
|_| Beta's participation agreements in those projects preclude Beta from receiving any reimbursement of seismic and lease funds previously advanced in the event Beta does not participate in the drilling of wells on those projects.
|_| If Beta cannot participate in the drilling in these projects, it will be forced to write down all or a portion of the over $11,000,000 in costs which have been capitalized as unevaluated properties.
|_| These writedowns will result in substantial financial losses to Beta and negatively impact shareholder's equity.

     Beta may have to seek alternative forms of financing to "bridge" its capital needs until the proceeds of this offering are available. The terms of the bridge financing are likely to be onerous:

|_| The interest rate for bridge financing would likely be much higher than interest on a conventional bank loan. |_| Bridge financing terms may require Beta to issue common shares which would be highly dilutive to existing shareholders. |_| The bridge financing may require Beta to pledge its assets as collateral.
|_|  Bridge financing terms could likely contain restrictive covenants on Beta.

 These are forward looking statements that are based on assumptions which in the future may not prove to be accurate. Although Beta management believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Certain risks and uncertainties inherent in Beta's business are set forth in the "Risk Factors" section of this prospectus.


Comparison of Results of Operations for the Period from Inception, June 6, 1997, through December 31, 1997 and the year ended December 31, 1998

     During the period from inception, June 6, 1997, through December 31, 1997 and the year ended December 31, 1998 Beta generated no revenues.


     General and administrative expenses for the period from inception, June 6, 1997, through December 31, 1997 were $245,452 compared to $746,769 for the year ended December 31, 1998. This represents a $501,317 or a 204% increase. The primary reasons for the increase were due to:


(1) A full year of  operations  in 1998 as compared to a partial  year in 1997 .
(2) An increase in the number of  employees  from three in 1997 to five in 1998.
(3) Costs related to filing this registration statement.

     Loss from operations totaled $(246,982) for the period from inception, June 6, 1997, through December 31, 1997 compared to $(2,429,343) for the year ended 1998. The primary reason for the increase in the loss was due to an impairment expense of $1,670,691 recorded in 1998. During 1998 Beta participated in the drilling of two offshore test wells in Australia. The drilling resulted in two dry holes. All of the property acquisition and exploration costs associated with the Australian full cost pool totaling $1,624,218 have been transferred to evaluated properties and charged to impairment expense during 1998. In addition, it was determined that the capitalized costs associated with the U.S. full cost pool exceeded their net realizable value by $46,473. Accordingly, an impairment write-down of $46,473 was recorded as of December 31, 1998.


     Other income for the period from inception, June 6, 1997, through December 31, 1997 consisted of interest income in the amount of $45,409. Beta realized $44,843 of interest income for 1998.


     Net loss for the period from inception, June 6, 1997, through December 31, 1997 was $(201,573) compared to $(2,384,500) for the year ended December 31, 1998. The increase in net loss was primarily due to the impairment writedown of oil and gas properties.

Subsequent Events


     After December 31, 1998 Beta acquired interests in four exploratory drilling prospects in Louisiana. Beta paid $658,000 as consideration for its 15% share of land and seismic costs in the prospects. In addition, as previously mentioned in this section, Beta secured $3,000,000 in short term "bridge" financing. of which $3,000,000 will be repaid upon completion of the minimum amount of this offering See section under "bridge notes."


Inflation

     In recent years inflation has not had a significant impact on Beta's operations or financial condition. However, in the past several years, competition from other oil and gas companies to acquire, explore and develop acreage, particularly in the Gulf Coast region of Texas and Louisiana, has intensified. Competition from other companies has also increased utilization rates and the costs of contracting with seismic acquisition and drilling contractors. Although it is not possible to accurately predict whether such competition will continue in future periods, it could put upward pressure on costs incurred to explore for, acquire, drill, complete and operate oil and gas properties.

Income Taxes

     As of December 31, 1998, Beta had available, to reduce future taxable income, a tax net operating loss carryforward of approximately $4,003,000 which expires in the years 2012 through 2018. As of December 31, 1998, Beta has a deferred tax asset of approximately $1,110,000 which is fully reserved for with a valuation allowance. The deferred tax asset consists entirely of the net operating loss carryforward. Utilization of the tax net operating loss carryforward may be limited in the event a 50% or more change of ownership occurs within a three year period. The tax net operating loss carryforward may be limited by other factors as well.

Disclosure Regarding Forward-Looking Statements


    All forward looking statements contained in this prospectus are based on assumptions believed to be reasonable. These statements are included in the following sections of this prospectus:

|_|      Business
|_|      Properties
|_| Management's Discussion and Analysis of Financial Condition and Results of Operations
|_|      Risk Factors

     These forward looking statements include statements regarding:


|_|      Beta's financial position

|_| Proved or possible reserve quantities and net present values of those reserves
|_|  Business  strategy
|_| Plans and objectives of management of Beta for future operations and capital expenditures
|_|  Revenue and cash flow projections


     Beta can give no assurance that such expectations and assumptions will prove to be correct. Reserve estimates of oil and gas properties are generally different from the quantities of oil and natural gas that are ultimately recovered or found. This is particularly true for estimates applied to exploratory prospects. Additionally, any statements contained in this report regarding forward-looking statements are subject to various known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Beta. Such things may cause actual results, performance, achievements or expectations to differ materially from the anticipated results, performance, achievements or expectations.

     Factors that may affect such forward-looking statements include, but are not limited to:

|_| Beta's ability to generate additional capital to complete its planned drilling and exploration activities
|_|  Risks  inherent  in  oil  and  gas  acquisitions,   exploration,  drilling,
     development and production; price volatility of oil and gas
|_|  Competition from other oil and gas companies
|_|  Shortages of equipment, services and supplies
|_|  Government regulation
|_|  Environmental matters

|_| Financial condition and operating performance of the other companies participating in the exploration, development and production of oil and gas ventures that Beta is involved in

     In addition, since all of Beta's prospects are currently operated by third parties, Beta may not be in a position to control costs, safety and timeliness of work as well as other critical factors affecting a producing well or exploration and development activities. See "Risk Factors."

Year 2000 "Y2K" Problem

     Beta has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 "Y2K" problem. The Y2K problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

     The Y2K problem can affect any modern technology used by a business in the course of its day. Any machine that uses embedded computer technology is susceptible to this problem, including for example, telephone systems, postage meters & scales and of course, computers. The impact on a company is determined to a large extent by the company's dependence on these technologies to perform their day to day operations.

     Internally, Beta has begun reviewing all such equipment and has determined that many of our systems are Y2K compliant. This includes our telephone systems, postage equipment and some of our software. We anticipate that all systems and software will be fully reviewed and brought into compliance by November 1999. If certain systems are not brought up to Y2K compliance by the end of November 1999, then the non-compliant technology will be disabled so as not to have an impact on the systems that are compliant. Any such events would not have a serious impact on our day to day operations, nor would any valuable information be lost. Our company backs up all computer systems daily to protect us against data loss and we have a system that utilizes 10 rotating back-up tapes as a safeguard against having a tape that is unreadable.

     The costs of bringing our company technology up to Y2K compliance is expected to be less than $5,000. This is because the majority of the "patches" or programs designed to make software Y2K compliant can be obtained over the internet from manufacturers for little or no cost and we do not expect to rely heavily on outside consultants to upgrade our systems as most of the work can be performed in-house.

     Externally, the Year 2000 problem may impact other entities with which Beta transacts business, and Beta cannot predict the effect of the Year 2000 problem on such entities or Beta. With regard to those companies that we do business with on a daily basis, we cannot guarantee that they will be vigilant about their Y2K plan of action. We have, however, started mailing out a simple questionnaire to these companies, requesting that they advise us of their Y2K readiness. Should any of our oil and gas well operators experience a disruption due to the Year 2000 problem, the most significant impact may be a delay in the progress of drilling operations and/or interruption of production and revenue on a producing well. In a worst case scenario, the former may ultimately cause Beta to incur drilling cost overruns, while the latter may cause us to have an interruption in revenues for several months.
     We have also assessed the possibility of personal injury, loss of life, property damage and accidental pollution resulting from equipment malfunctions. Although we believe these to be a remote possibility, we have undertaken investigations to determine possible problem areas and will communicate our findings, if any, to the project operators.


     In these unlikely events, Beta's plan of action is to have on hand a cash reserve at December 31, 1999 to cover both the additional well costs and the Company's overhead expenses until production resumes. We have not yet determined the amount or source of such funds. We are contacting our insurance carriers to determine the extent of insurance coverage, if any, in the event Y2K problems affect any of Beta's project areas.

    In the event that Beta does experience Y2K problems, it could result in a suspension of Beta's revenues. A suspension of revenues could result in material losses from operations and a reduction in Beta's working capital. Management is unable at this time to quantify the impact that the Y2K problem could have on Beta's results of operations and financial condition.

                                    GLOSSARY


As used in this prospectus:


     "Acquisition of properties" are the costs incurred to obtain rights to production of oil and gas. These costs include the costs of acquiring oil and gas leases and other interests. These costs include lease costs, finder's fees, brokerage fees, title costs, legal costs, recording costs, options to purchase or lease interests and any other costs associated with the acquisitions of an interest in current or possible production.

     "Area of mutual interest" means, generally, an agreed upon area of land, varying in size, included and described in an oil and gas exploration agreement which participants agree will be subject to rights of first refusal as among themselves, such that any participant acquiring any minerals, royalty, overriding royalty, oil and gas leasehold estates or similar interests in the designated area, is obligated to offer the other participants the opportunity to purchase their agreed upon percentage share of the interest so acquired on the same basis and cost as purchased by the acquiring participant. If the other participants, after a specific time period, elect not to acquire their pro-rata share, the acquiring participant is typically then free to retain or sell such interests.

     "Back-in interests" also referred to as a carried interest, involve the transfer of interest in a property, with provision to the transferor to receive a reversionary interest in the property after the occurrence of certain events.


     "Bbl" means barrel, 42 U.S. gallons liquid volume, used in this prospectus in reference to crude oil or other liquid hydrocarbons.

"Bcf" means billion cubic feet, used in this prospectus in reference to gaseous hydrocarbons.


     "BCFEQ" means billions of cubic feet of gas equivalent, determined using the ratio of six thousand cubic feet of gas to one barrel of oil, condensate or gas liquids.

     "Casing Point" means the point in time at which an election is made by participants in a well whether to proceed with an attempt to complete the well as a producer or to plug and abandon the well as a non-commercial dry hole. The election is generally made after a well has been drilled to its objective depth and an evaluation has been made from drill cutting samples, well logs, cores, drill stem tests and other methods. If an affirmative election is made to complete the well for production, production casing is then generally cemented in the hole and completion operations are then commenced.

      "Development costs" are costs incurred to drill, equip, or obtain access to proved reserves. They include costs of drilling and equipment necessary to get products to the point of sale and may entail on-site processing.

      "Exploration costs" are costs incurred, either before or after the acquisition of a property, to identify areas that may have potential reserves, to examine specific areas considered to have potential reserves, to drill test wells, and drill exploratory wells. Exploratory wells are wells drilled in unproven areas. The identification of properties and examination of specific areas will typically include geological and geophysical costs, also referred to as G&G, which include topological studies, geographical and geophysical studies, and costs to obtain access to properties under study. Depreciation of support equipment, and the costs of carrying unproved acreage, delay rentals, ad valorem property taxes, title defense costs, and lease or land record maintenance) are also classified as exploratory costs.

     "Farmout" involves an entity's assignment of all or a part of its interest in a property in exchange for the assignee's obligation to expend all or part of the funds to drill and equip the property.

     "Future net revenues, before income taxes" means an estimate of future net revenues from a property at a specified date, after deducting production and ad valorem taxes, future capital costs and operating expenses, before deducting income taxes. Future net revenues, before income taxes, should not be construed as being the fair market value of the property.

     "Future net revenues, net of income taxes" means an estimate of future net revenues from a property at a specified date, after deducting production and ad valorem taxes, future capital costs and operating expenses, net of income taxes. Future net revenues, net of income taxes, should not be construed as being the fair market value of the property.


"Mcf" means thousand cubic feet, used in this prospectus to refer to gaseous hydrocarbons.

     "MMcf" means million cubic feet, used in this prospectus to refer to gaseous hydrocarbons.

     "MBbl" means thousand barrels, used in this prospectus to refer to crude oil or other liquid hydrocarbons.


     "Gross" oil and gas wells or "gross" acres is the total number of wells or acres in which Beta has an interest.

     "Net" oil and gas wells or "net" acres are determined by multiplying "gross" wells or acres by Beta's interest in such wells or acres.

     "Oil and gas lease" or "Lease" means an agreement between a mineral owner, the lessor, and a lessee which conveys the right to the lessee to explore for and produce oil and gas from the leased lands. Oil and gas leases usually have a primary term during which the lessee must establish production of oil and or gas. If production is established within the primary term, the term of the lease generally continues in effect so long as production occurs on the lease. Leases generally provide for a royalty to paid to the lessor from the gross proceeds from the sale of production.


     "Overpressured   reservoir"  are  reservoirs  subject  to  abnormally  high pressure as a result of certain types of subsurface conditions.


     "Present value of future net revenues, before income taxes" means future net revenues, before income taxes, discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties.

     "Present value of future net revenues, net of income taxes" means future net revenues, net of income taxes discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties.

     "Production costs" means operating expenses and severance and ad valorem taxes on oil and gas production.

     "Prospect" means a geologic anomaly which may contain hydrocarbons that has been identified through the use of 3-D and/or 2-D seismic surveys and/or other methods.


    "Proved oil and gas reserves" are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     "Proved developed oil and gas reserves" are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved undeveloped oil and gas reserves" are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.


     "Reserve target" means a geologic anomaly which may contain hydrocarbons that has been identified through the use of 3-D and 2-D seismic surveys and other methods.

     "Royalty interest" is a right to oil, gas, or other minerals that is not burdened by the costs to develop or operate the related property. The basic royalty interest is retained by the owner of mineral rights when his property is leased for purposes of development.

     "Trend" means a geographical area where similar geological, geophysical, or oil and gas reservoir and production characteristics may exist.


     "Seismic Option" generally means an agreement in which the mineral owner grants the right to acquire seismic data on the subject lands and grants an option to acquire an oil and gas lease on the lands at a predetermined price.


     "Working interest" is an interest in an oil and gas property that is burdened with the costs of development and operation of the property.

                                    BUSINESS



General

     Beta Oil & Gas, Inc. is an oil and gas company organized in June 1997 to engage in the exploration, development, exploitation and production of natural gas and crude oil. Beta's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California. Beta believes that the availability of economic 3-D seismic surveys has fundamentally changed the risk profile of oil and gas exploration in these regions. Recognizing this change, Beta has aggressively sought to acquire significant prospective acreage blocks for targeted, proprietary, 3-D seismic surveys. As of the date of this prospectus, Beta had assembled approximately 76,000 gross acres under lease or option.

     Approximately 94% of Beta's current acreage position is evaluated by proprietary 3-D seismic data that Beta has acquired, or is in the process of acquiring, through joint participation with operating oil and gas companies. From the data generated by its initial 5 proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.

     Approximately $10,000,000, representing 60% of the total funds raised to date by Beta, have been utilized to acquire working interests in lands and seismic data in the onshore Texas Gulf Coast region. Beta's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation. Drilling has commenced in these projects during the first quarter of 1999 and has resulted in two discoveries of oil and gas to date. Representatives of Parallel have informed Beta that drilling will continue in these projects throughout the year. Beta anticipates that participation in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

     Approximately $3,300,000, representing 20% of the funds raised so far by Beta have been invested in leases, seismic and drilling in Louisiana. Drilling commenced in these prospects in 1998 and has resulted in one oil and gas discovery so far. It is expected that Beta will participate in the drilling of a minimum of six wells in Louisiana during 1999.

     The balance of the funds raised to date have been utilized primarily to fund various domestic and international exploratory activities. Beta's exploratory activities in areas outside of Texas have resulted in a natural gas discovery located in Central California. It is anticipated that Beta will expend additional funds to explore these areas during 1999 and future periods.

     Beta's capital budget for 1999 of approximately $8,300,000, subject to available funds, includes amounts for the acquisition of additional 3-D seismic data and for the drilling of 38 gross wells or 8.39 net wells in 1999 with working interests ranging from 12.5% to 75% and averaging 22%. A majority of the budgeted wells will be drilled in Jackson County, Texas. In addition, Beta anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will be identified for drilling beyond 1999.


    Beta intends to rely on joint ventures with qualified operating oil and gas companies to operate its projects through the exploratory and production phases. This will reduce general and administrative costs necessary to conduct operations. As of the date of this prospectus, Beta is not operating any of the oil and gas wells or prospects in which it owns an interest but instead relies on third party companies to operate the wells and properties.


Technology

     Beta participates in projects utilizing economically feasible advanced technology in their exploration and development activities to reduce risks, lower costs, and more efficiently produce oil and gas. Beta believes that the availability of cost effective 3-D seismic surveys makes its use in exploration and development activities attractive from a risk management perspective in certain areas. In certain instances, 3-D seismic surveys more accurately inform Beta in evaluating drilling prospects than do conventional 2-D seismic and traditional evaluation methods.

     Briefly, a seismic survey sends pulses of sound from the surface, down into the earth, and records the echoes reflected back to the surface. By calculating the speed at which sound travels through the various layers of rock, it is possible to estimate the depth to the reflecting surface. It then becomes possible to infer the structure of rock deep below the earth's surface. Beta has focused its exploration activity in the Gulf of Mexico region due to affordable and available seismic data, and the affordability of the software and computer hardware necessary to peer through the layers of rock and salt to locate heretofore undiscovered hydrocarbons. Beta evaluates substantially all of its exploratory prospects using 3-D or enhanced 2-D seismic surveys.

     In evaluating certain of its exploratory prospects, Beta also uses amplitude versus offset "AVO" technology. AVO analysis can show the high contrast between the sand and shales and provides for better interpretation of the reservoir sands to determine the presence of gas.

      Beta retains experienced third-party consultants and participates with experienced joint working interest owners to acquire, process and interpret 3-D seismic surveys. Beta attempts to ensure the integrity of the 3-D seismic analysis in each of its projects by emphasizing quality control throughout the data acquisition, processing and interpretation. Whenever possible, Beta also attempts to correlate or "model" the interpretations of 3-D seismic surveys with wells previously drilled on or near the prospect being evaluated.

     Beta may supplement its exploration efforts with acquisitions of producing oil and gas properties. Beta would seek to acquire producing properties that either are underperforming relative to their potential or are candidates for 3-D seismic analysis.

Summary of Oil and Gas Operations

Capitalized costs at December 31, 1997 and December 31, 1998 relating to Beta's oil and gas activities are summarized as follows:

                                                         December 31, 1997                  December 31, 1998
                                                  -------------------------------    -------------------------------
                                                      United                            United
                                                      States           Foreign          States              Foreign
                                                  -------------    --------------    -------------     ----------------

Capitalized costs-
      Evaluated properties                    $         -       $        -        $    1,763,082        $    1,624,218
      Unevaluated properties                          5,870,794          30,000       11,426,732                39,963
      Less- Accumulated depreciation,
          Depletion, amortization
         And impairment                                 -                -               (46,473)           (1,624,218)

                                                  =============    ==============    =============     ================
                                              $       5,870,794 $        30,000   $   13,143,341        $       39,963
                                                  =============    ==============    =============     ================


Costs incurred in oil and gas producing activities are as follows:

                                                                                                      Cumulative from inception
                                Inception (June 6, 1997)                  Year ended                   (June 6, 1997) through
                               through December 31, 1997               December 31, 1998                  December 31, 1998
                             ------------------------------     -------------------------------    -------------------------------
                             United States                      United States                      United States
                                                 Foreign                             Foreign                            Foreign
                             -------------    -------------     -------------     -------------    -------------     -------------

Property acquisition        $     3,835,540 $         -       $       2,808,123 $        323,463 $       6,643,663 $        323,463
                              =============     =============    ==============    =============     =============    =============

Exploration                $      2,035,254 $          30,000 $       4,510,897 $      1,310,718 $       6,546,151 $      1,340,718
                              =============     =============    ==============    =============     =============    =============

Development                $        -       $         -       $        -        $        -       $         -       $        -
                              =============     =============    ==============    =============     =============    =============


     As of December 31, 1997 and 1998, Beta has not made a provision for depletion since it has not derived any production from its properties. All costs incurred through December 31, 1997 have been excluded from the amortization base. As Beta's properties are evaluated through exploration, they will be included in the amortization base. Costs of unevaluated properties in the United States at December 31, 1997 and December 31, 1998 represent property acquisition and exploration costs in connection with Beta's Louisiana, Texas and California prospects. In excess of 80% of the costs of unevaluated properties were incurred in connection with Beta's activities in Texas. The prospects and their related costs in unevaluated properties have been assessed individually and no impairment charges were considered necessary for any of the periods presented. The current status of these prospects is that seismic has been acquired, processed and is currently being interpreted on the subject lands within the prospects. Drilling has commenced on these prospects and is expected to continue in future periods. As the prospects are evaluated through drilling in future periods, the property acquisition and exploration costs associated with the wells drilled will be transferred to evaluated properties where they will be subject to amortization.


     During the year ended December 31, 1998, Beta participated in the drilling, within the United States, of four unsuccessful exploratory wells and one well that is being completed for production in its Louisiana "Transition Zone" prospect, and one well that is being completed for production in its California Norcal Project. The costs associated therewith have been transferred to evaluated properties. A ceiling test was performed as of December 31, 1998 to determine whether the capitalized costs associated with the drilling of the six wells ("evaluated properties") exceeded their net realizable value. It was determined that the capitalized costs exceeded their estimated net realizable value by $46,473. Accordingly, an impairment provision of $46,473 was recorded as of December 31, 1998 for Beta's United States cost center.

     Exploration costs incurred outside the United States represent costs in connection with the evaluation and proposed acquisition of one or more exploration blocks located in Brazil. In addition, Beta, through its wholly owned subsidiary, BETAustralia, LLC, participated in the drilling of two dry holes in Australia. The property acquisition and exploration costs associated therewith totaling $1,624,218 have been transferred to evaluated properties and charged to impairment expense during the year ended December 31, 1998.


                                   PROPERTIES

     Beta's current oil and gas exploration activities are focused in four distinct project areas as follows:


1. Yegua and Frio Trend 3-D Seismic Joint Venture - Onshore Gulf Coast Region, Jackson County, Texas;
2. Louisiana Transition Zone Project - Offshore and Onshore Gulf Coast Region, Louisiana;
3.   Norcal Project - Onshore San Joaquin and Sacramento Basins, California; and
4.   International - Onshore Australia and Brazil.


      In each of its project areas, Beta has entered into joint ventures with operators who have extensive experience and expertise in those areas. This has allowed Beta to obtain working interests in a number of prospects with minimal associated overhead.


      The following discussion contains forward looking statements. The projects discussed in this section may never yield any commercial discoveries of hydrocarbons and, even if they do, they could result in a loss to Beta. See
"Risk Factors" for a discussion of the risk factors associated with the projects.


YEGUA/FRIO/WILCOX TREND 3-D SEISMIC JOINT  VENTURE, JACKSON COUNTY, TEXAS

     Beta presently owns working interests in four Onshore Gulf Coast exploration projects located in Jackson County, Texas. The projects are operated by Parallel Petroleum Corporation, a publicly traded company. Approximately 60,000 gross acres, approximately 11,000 acres net to Beta's working interest, of oil and gas leases or seismic options have been acquired in these four projects as of December 31, 1998. As of December 31, 1998, Parallel had completed 3-D seismic surveys over an area totaling 286 square miles within which these projects are located and was evaluating seismic data to select drilling locations. Drilling commenced on Beta's project areas in the first quarter of 1999.

      The following projects in which Beta is participating will use the same seismic techniques that Parallel has previously used to identify potential drill sites. The status of the projects is as follows:


1) Texana Project. Approximately 25,000 gross acres under seismic coverage; 2,293 gross acres under seismic option; 164 gross acres under lease; 614 acres under seismic lease option or lease net to Beta's 25% working interest as of December 31, 1998:


              Approximately  40  square  miles  of 3-D  seismic  data  has  been acquired and processed. "Amplitude Versus Offset" analysis and data interpretation is currently being completed. Drilling of exploratory wells is expected to commence in the second half of 1999.

2) Formosa Grande Project. Approximately 92,000 gross acres under seismic coverage; 7,064 gross acres under seismic lease options and 9,194 gross acres under lease; 4,064 acres under seismic lease options or lease net to Beta's 25% working interest at December 31, 1998:

              Approximately 140 square miles of 3-D seismic data has been acquired. The seismic data is currently in the interpretive stages with drilling of exploratory wells expected to commence in the second half of 1999.


3) Ganado Project. Approximately 25,000 gross acres under seismic coverage, 4,581 gross acres under seismic lease options and 9,439 gross acres under lease; 2,804 acres under option or lease net to Beta's 20% working interest at December 31, 1998:


              Approximately 40 square miles of 3-D seismic data has been acquired and is in the interpretive stages. One exploratory well was drilled in this project in March of this year. The well was completed as a dry hole. A second exploratory well is scheduled to be drilled in May of 1999.


4) BWC Project. Approximately 42,440 gross acres under seismic coverage, 23,015 gross acres under seismic lease options and 833 gross acres under lease; 2,981 acres under option net to Beta's 12.5% working interest at December 31, 1998:


              Approximately 66 square miles of 3-D seismic data has been acquired and is in the interpretive stages. Drilling of exploratory wells commenced in the first quarter of 1999 and has resulted in 2 oil and gas discoveries to date. Additional drilling is scheduled for the second half of 1999.


Terms of Participation

     All of the lands covered by the exploration agreements are subject to "area of mutual interest" provisions described in the glossary preceding the "Business" section. The exploration agreements generally provide, among other things, for participation by Beta and other participants on the following terms and conditions:

|_| Participants are required to pay 133% of actual cost of initial land costs, consisting mainly of seismic options, and the costs of acquiring, processing and interpreting seismic data. All costs incurred after the interpretation phase are billed to the participants at actual cost. The post interpretation costs include the cost of drilling, completing and equipping wells and the costs of acquiring leases.

|_| Once the seismic data has been acquired and interpreted, prospects will be designated within the seismic survey areas. The parties to the agreement then have the option to participate in the prospect according to their pro-rata working interest. Those parties who elect not to participate forfeit their rights of participation in the specific prospect but retain the right to participate in other prospects proposed in the seismic survey area which are outside of the specific prospect.

|_| Those parties who elect to participate in a specific prospect then proceed to acquire oil and gas leases within the prospect by exercising seismic options. The seismic options were acquired in advance of seismic acquisition and convey the right to conduct seismic operations as well as the option to enter into an oil and gas lease on the subject lands at a pre-determined price per acre. The seismic option allows Beta and its partners to acquire and evaluate seismic data before actually acquiring leases. After the seismic data has been evaluated, Beta and its partners can then selectively acquire leases by exercising on acreage which is determined to be prospective from seismic evaluation. Seismic options covering lands which are determined not to have oil and gas potential are allowed to expire at no further cost to the participants. The cost of a seismic option is usually much lower than the cost of acquiring a lease and it also prevents the mineral owner lessor from leasing the oil and gas rights to another party during the term of the option.

Geological  and  Economic  Overview  of the  Yegua/Frio/Wilcox  Trend  3-D Joint
Venture

     The subject lands lie in close proximity to productive oil and gas fields which produce from the Yegua/Frio/Wilcox intervals. Beta wishes to emphasize that the historical production results in the area are not necessarily indicative of the results that Beta may obtain from its oil and gas prospects.

     Within Beta's project areas, there are high potential exploration opportunities that are being defined with the use of 3-D seismic. The Jackson County area has proven to be suitable for 3-D seismic as faulting and structures are easily identified and many stratigraphic reservoirs exhibit hydrocarbon indicators from the shallowest Miocene sands, throughout the Frio, and into the Vicksburg, Yegua, and Wilcox intervals. The Formosa Grande Prospect Area has numerous regional down-to-the-coast faults that are easily identified at the top of the Frio, but also has deep seated faulting that does not exhibit displacement at the shallower horizons. Very often, these deep faults do create hydrocarbon traps. Most fields in this trend area exhibit multiple stacked reservoirs.

     A Frio level structure map exhibits numerous large four-way closures, primarily down-thrown to regional growth faulting. These large structures have, for the most part, been exploited, some as early as the 1930s and 1940s. Although it is not readily apparent in regional mapping, much of the Frio production is stratigraphic in nature, that is, trapped in channel sands that traverse structures, or in sands that "pinch out" up onto the flanks of these large structures. Significant reserves may remain in similar traps which have not been developed to date. Such traps should be readily defined with 3-D seismic data.


      Beta's project areas appear to be located in a suitable "trend" area to apply 3-D seismic technology to identify reserves that have been passed over in existing fields as well as to discover new reserves in deeper pools and undrained fault segments in compartmentalized fields.


LOUISIANA TRANSITION ZONE PROJECT


     Beta has entered into several joint exploration agreements in southern Louisiana in an area which is generally described as the Transition Zone.

The Transition Zone

              The Transition Zone of Southern Louisiana covers the shoreline and near shore environments in the Gulf of Mexico region. This region has been under-explored because acquisition of seismic data in the area was very expensive and has historically been of less than ideal quality due to the problems inherent in gathering data in the wide variety of environments encountered between land and deeper water offshore. Innovative techniques have been utilized to acquire and process 3-D seismic data and quality data that provides the opportunity to accurately interpret the structural and stratigraphic framework of the area.

              All of the reserve targets will lie in the shallow waters or onshore. Depths of the reserve targets will typically range from 3,000 to 15,000 feet. The average dry hole costs for these wells are expected to be $1,500,000 for a straight hole and $2,000,000 for a directional hole to the 100% working interest. The completion cost per well is estimated at $1,000,000 to $1,500,000 to the 100% working interest. Beta's prospects in the Transition Zone are located within or adjacent to existing pipeline infrastructure. This will enable wells drilled in the prospects to be connected to existing pipelines to transport oil and gas to markets.

The Cheniere Exploration Agreements


     In January 1999, Beta entered into joint exploration agreements with Cheniere Energy, Inc. on four natural gas prospects located in Louisiana. Beta paid $658,000 to Cheniere as consideration for land and seismic costs and committed to participate in the drilling of a test on three of the four prospects. The agreements provide that Beta will pay 20% of the costs of drilling each of the test wells to total depth to earn a 15% working interest in each prospect. All costs incurred thereafter shall be borne by Beta at its 15% working interest. Total estimated costs of drilling the three test wells to total depth are $876,000 net to Beta.


The following prospects in which Beta is participating have been identified from a proprietary 3-D seismic survey acquired by Cheniere. The status of the prospects is as follows:

1) Cobra Prospect. Approximately 1,404 gross acres under lease; 211 acres net to Beta's 15% working interest:

     This prospect is located onshore in Cameron Parish, Louisiana. A well commenced drilling on this prospect to a projected depth of 12,500 feet in February 1999 and was determined to be non-commercial. The estimated cost of drilling and testing this well to casing point is $380,000 net to Beta.

2) Shark Prospect. Approximately 752 gross acres under lease; 113 acres net to Beta's 15% working interest:


     This prospect is located offshore in West Cameron Block 49, Louisiana. A 9,900 foot test well commenced drilling on this prospect in April 1999 and was completed as a dry hole. The estimated cost of drilling this well to casing point is $245,000 net to Beta. A separate deeper 11,000 foot test is planned for this prospect later in the year.


3) Redfish Prospect. Approximately 404 gross acres under lease; 61 acres net to Beta's 15% working interest:

     This prospect is located offshore in West Cameron Block 49, Louisiana. A 10,000 foot test well was drilled on this prospect in March 1999 and is currently being completed for production testing. The estimated cost of drilling this well to casing point is $284,000 net to Beta.

4) Stingray Prospect. Approximately 691 gross acres under lease; 104 acres net to Beta's 15% working interest:


     This prospect is located offshore in West Cameron Block 49, Louisiana. A 10,000 foot test well is expected to commence drilling on this prospect in June of 1999. The estimated cost of drilling this well to casing point is $245,000 net to Beta if Beta elects to participate.

The Rozel Exploration Agreement

     Beta entered into a joint exploration agreement with Rozel Energy in 1998 to explore for oil and gas in the Transition Zone of South Louisiana. Under this agreement, which expired on February 23, 1999, Rozel identified prospects on the basis of a 3-D seismic survey completed by Fairfield Industries, one of the leading providers of 3-D seismic data for the Gulf of Mexico. The survey is the largest shallow water survey that has ever been conducted in the United States, covering an area in excess of 2,000 square miles. Although the agreement with Rozel has expired, Beta continues to have participation rights in acreage acquired and wells drilled before the expiration of the agreement.

     Under the terms of the Rozel agreement, Beta provided a total of $480,000 of lease acquisition funding for prospects before expiration of the agreement. Rozel identified the prospects utilizing the 3-D seismic data from the Fairfield survey. In consideration for providing the lease acquisition funds, Beta is entitled, but not obligated, to participate on a prospect by prospect basis in leases that were acquired by Rozel Energy during the term of the agreement.

     There are currently three remaining undrilled prospects in which Beta has rights of participation. Beta's terms of participation shall require it to pay approximately 12.5% of the costs of drilling and completing the first well in each prospect to earn approximately a 9.375% working interest in the initial well and prospect acreage, a "third for a quarter" basis. Beta's 9.375% working interest shall be further reduced to 8.8% after the costs of the prospect have been recouped. Beta is obligated to pay a $50,000 fee on those prospects in which it elects to participate. Beta shall be entitled to reimbursement of lease funds advanced for prospects in which it elects not to participate. Beta shall be entitled to such reimbursement if and when Rozel either sells or otherwise conveys, i.e. farmouts, its interest in, or drills, the Prospect.


     In addition to the three undrilled prospects, Beta owns a 9.375% working interest in a producing well and 5,000 acres surrounding it. The OCS-G-13825 Minkfish #1, West Cameron Blk. 39, was drilled to a depth of approximately 10,500 feet. The well commenced production in January 1999. Drilling on a second well, the Minkfish #2, commenced in March of 1999. Beta intends to participate in a proposed completion of the well as a producer. The estimated cost of drilling this well to casing point is $215,000 net to Beta's 9.38% working interest. Estimated completion cost net to Beta is $172,000.


The Lapeyrouse 3-D Prospect

     This prospect is in Terrebone Parish, South Louisiana, an area specifically targeted by Beta for its high reserve potential based on historical production results that have been published for this area. Although the main objective, the Duval, will be reached with a 14,800' test well, a total of twenty-one objectives will be tested with one well bore. These consist of fourteen smaller objectives from 10,000' to 14,000' to pressure point and seven larger objectives in abnormal pressure, over-pressured reservoir, through 16,000'.


     Beta's working interest was purchased after detailed 3-D seismic was completed and interpreted. A total of 7,000 mineral acres have been leased to drill the multiple objectives stated above. Beta's working interest varies between 2.5% and 6.25% in the project leases. An initial exploratory well is anticipated to be drilled in the second or third quarter of 1999. Beta has acquired an additional 6.25% working interest from a participant who has declined to participate, which has increased Beta's working interest in the initial exploratory well to 12.5%. Estimated drilling costs to casing point for a proposed 14,800 foot test are $3,304,302 of which Beta shall pay $413,000 for its proportionate 12.5% working interest. Estimated completion costs are $1,051,683 of which Beta shall pay $131,000 for its proportionate 12.5% working interest, provided Beta elects to participate in the completion.

NORCAL PROJECT, ONSHORE SAN JOAQUIN AND SACRAMENTO BASINS

     Beta has entered into an exclusive eighteen month contract, expiring in April of 1999, to utilize 3-D and 2-D seismic technology in a 500 square mile area of mutual interest with a prospect generator, Jim Frimodig. A prospect generator is someone who generates an oil and gas prospect idea using geologic and/or seismic data. Beta will maintain a 75% working interest in certain prospects generated by Mr. Frimodig in the San Joaquin and Sacramento Basins in Central and Northern California. As of December 31, 1998, Beta has participated in the drilling of two wells in the Norcal Project. The N.W. Buttonwillow #1 was completed in July 1998 flowing at a rate of 415,000 cubic feet of natural gas per day from a perforated interval at a depth of approximately 4,500 feet. Additional pay zones remain behind pipe in this well. The South Shafter #1 was completed as a dry hole in December of 1998. See "Drilling Activity"

     Three additional wells are planned for this project in the second and third quarters.


INTERNATIONAL

     Although the majority of Beta's exploration efforts are focused in the United States, management believes that international exposure can reduce the business risks commonly associated with having operational activities confined to one country.

Australian Projects

     Beta has reviewed a number of exploration projects in the Asia Pacific Region and elected to participate in two exploration areas covering four separate exploration permits in Eastern Australia. A description of the areas is as follows:

1)       Toko Syncline Project

     Beta's wholly owned subsidiary BETAustralia LLC has signed an agreement with Dyad Australia, Inc. of Midland, Texas to participate for a 20% working interest, 16.4% net revenue interest, in Dyad's rights to the Toko Syncline Project. Dyad is the holder of exploration permits covering approximately 918,000 contiguous acres, 1,434 square miles, in the Georgina and Eromanga Basins of Western Queensland. Since the acquisition of the permits, Dyad has acquired, analyzed, and reprocessed 400 miles of existing 2-D seismic data and identified four potentially significant geological structures encompassing approximately 55,000 acres or 86 square miles. During the period from 1964 to 1980, there were six wells drilled in the Toko Syncline that went deep enough to provide meaningful subsurface control. Four were exploratory and two were full core tests by the Geological Survey of Queensland. Of these six, only one well failed to identify oil or gas shows. At the time the wells were drilled, there were no gas pipelines in the prospect areas available to transport natural gas, if commercial amounts of gas could be discovered. The lack of pipelines in the area discouraged further exploration in the area until now.


     One of the structures is of particular interest due to a well, the Ethabuka #1 drilled on the structure in 1973 by Alliance Oil Development. The well encountered a persistent gas flow of 200 MCF of gas per day while drilling. The well was abandoned 3,500 feet short of the initial target depth after twisting off the drill pipe and making several unsuccessful efforts to reclaim the hole. This very significant show of gas was documented by the Queensland Department of Minerals and Energy. At the time, there was no gas pipeline in the area.


     The market for natural gas has increased significantly since then in the area. Western Queensland has a large mining industry centered in the city of Mt. Isa. This area holds some of the world's largest deposits of copper, lead, zinc, and phosphate. Previously, the mines and the associated processing and smelting plants were fueled entirely by coal, which was shipped approximately 750 miles by rail. The Queensland government is encouraging the introduction of natural gas as an energy source. Construction of a 14 inch gas transmission line from southwest Queensland to Mt. Isa is now complete and transporting gas. The pipeline crosses the Toko Syncline project area, exposing the project to a viable market for natural gas.


      Dyad has entered into an agreement with a major U.S. concern for the funding of additional seismic data acquisition and the drilling of an exploration well. Under the terms of the agreement, Dyad will have the opportunity to buy into the exploratory well on a cost only basis and after the well has been drilled and evaluated. Dyad also has the option of postponing its buy-in until later stages in the development program. If Dyad buys into the program after the initial exploratory well has been drilled and evaluated, Beta will at that point, have the option of acquiring a net 10% working interest at cost. If Dyad postpones its buy-in option until the later stages of the project, then its option to purchase an interest will be incrementally reduced. Per the terms of the Beta-Dyad agreement, Beta has paid $100,000 to acquire 20% of Dyad's working interest buy-in rights in the project area. Beta's working and net revenue interest in the Toko Syncline project area will depend on if and when Dyad and its partners elect to buy-in to the project and will be reduced in the later stages of the project if the buy-in option is not exercised and additional expenditures are incurred by the funding partner. The funding partner will have exclusive marketing rights to hydrocarbons in the project area, subject to an agreed minimum floor price to be received for hydrocarbons produced and sold.


      Beta anticipates that the initial exploratory well could be drilled as early as the second or third quarter of 1999.

2)       Stansbury Basin Project


     In March 1998, Beta formed a wholly owned subsidiary called BETAustralia, LLC, a limited liability company organized under the laws of California, for the purposes of participating in the Stansbury Basin Project and other Australian projects. Beta made an initial cash advance of $320,000 to secure an option to participate for a 5% working interest in two petroleum licenses covering 2,798,000 acres or approximately 4,372 square miles. Per the terms of the option agreement, Beta exercised its option to earn a 5% working interest by participating in the drilling of two offshore test wells in the license areas. Beta incurred costs of $1,304,218 in the drilling of the two wells. The wells were completed as dry holes. The costs associated therewith totaling $1,624,218 have been transferred to evaluated properties and charged to impairment expense during the year ended December 31, 1998. Beta has no current plans to conduct additional exploration activities in the Australian, Stansbury Basin, license areas. The exploration licenses expired in December of 1998.


Additional Projects Under Review

     Although Beta's initial international focus is Australia, management is currently reviewing several other opportunities including exploration licenses in Brazil. However, there is no guarantee that any of these projects will ever reach fruition.

     These are forward looking statements. The projects discussed in this section may never materialize and, even if they do materialize, they could result in a loss to Beta. No formal agreements have been reached and there can be no assurance that such a purchase will ever be completed and this potential acquisition should not be relied upon in making an investment decision.

General

     Beta holds interests in producing properties and undeveloped acreage in three states within the United States.

Company Reserves


     Beta had no proved reserves as of December 31, 1997. Beta's total net ownership in oil and gas reserves as of December 31, 1998 is based on an independent engineering report. The reserve quantities and valuations for fiscal 1998 are based upon estimates by Veazey & Associates, Inc.


     Proved developed reserves are those that can be recovered through existing wells with existing equipment and existing operating or tested recovery techniques. All of Beta's reserves are classified as proved developed reserves.

These reserves are located entirely within the United States.

                                                         Beta Oil & Gas, Inc.
                                                    Historical Reserve Information
                                                   as of December 31, 1998 and 1997

                ------------------------------------------------------------------------------
                DESCRIPTION                                     1998            1997
                ------------------------------------------------------------------------------

                                    Proved Developed Reserves
                                                   Oil (bbls)        1,461       0
                                                    Gas (mcf)    1,596,740       0

                ------------------------------------------------------------------------------
                                              Proved Reserves
                                                   Oil (bbls)        1,461       0
                                                    Gas (mcf)    1,596,740       0

                ------------------------------------------------------------------------------
                                        Future Net Cash Flows
                                            Before Income Tax   $2,553,762      $0
                ------------------------------------------------------------------------------
                                      Standardized Measure of
                             Discounted Future Net Cash Flows   $1,716,608      $0
                ------------------------------------------------------------------------------


Well Statistics

     As of December 31, 1997, Beta did not own working interest in any productive wells. As of December 31, 1998 Beta owned working interests in two,
 .84 net, wells which have been completed for production but which have not yet commenced production.

Acreage Statistics

     The following tables set forth the undeveloped and developed acreage of Beta as of December 31, 1998:



                                                 Beta Oil & Gas, Inc. Acreage Holdings
                                                        As of December 31, 1998


                ------------------------------------------------------------------------------------------------
                UNDEVELOPED ACREAGE                                      GROSS ACRES              NET ACRES
                ------------------------------------------------------------------------------------------------
                                                   California                    200                    150
                                                    Louisiana                  7,502                    485
                                                        Texas                 59,038                 10,955
                ------------------------------------------------------------------------------------------------
                                          UNDEVELOPED ACREAGE                 66,740                 11,590
                ================================================================================================

                ------------------------------------------------------------------------------------------------
                DEVELOPED ACREAGE                                        GROSS ACRES              NET ACRES
                ------------------------------------------------------------------------------------------------

                                                   California                    600                    450
                                                    Louisiana                  5,000                    470
                                                        Texas                      0                     00
                ------------------------------------------------------------------------------------------------
                                            DEVELOPED ACREAGE                  5,600                    920
                ================================================================================================


Drilling Activity

     The following table sets forth the results of Beta's drilling activities in the fiscal years ended December 31, 1998 and 1997:

                                                         Beta Oil & Gas, Inc.
                                                     Summary of Drilling Activity
                                          For Fiscal Years Ending December 31, 1998 and 1997

                             ---------------------------------------------------------------
                             EXPLORATORY WELLS                          1998          1997
                             ---------------------------------------------------------------
                             GROSS
                                                         Productive         2             0
                                                         Dry                6             0
                             ---------------------------------------------------------------
                                                              TOTAL         8             0
                             ===============================================================
                             NET
                                                         Productive       .84             0
                                                         Dry             1.13             0
                             ---------------------------------------------------------------
                                                              TOTAL      1.97             0
                             ===============================================================

                             ---------------------------------------------------------------
                             DEVELOPMENT WELLS                           1998          1997
                             ---------------------------------------------------------------
                             GROSS
                                                         Productive         0             0
                                                         Dry                0             0
                             --------------------------------------------------------------
                                                              TOTAL         0             0
                             ===============================================================
                             NET
                                                         Productive         0             0
                                                         Dry                0             0
                             ---------------------------------------------------------------
                                                              TOTAL         0             0
                             ===============================================================

     Drilling activity for 1998 is summarized as follows:

1. During March 1998, Beta participated in the drilling of two dry holes on one of its Australian exploration licenses. Estimated costs net to Beta's interest are $1,624,000 which have been charged to impairment expense during the nine months ended September 30, 1998.
2. In May 1998, Beta participated in the drilling of the first test well in its Louisiana Transition Zone Prospect. The well, the Whiskey Pass #1, Ship Shoal Blk. 43, was drilled to a depth of 2,500 feet and was completed as a dry hole at a net cost to Beta of $320,000 for its 12.5% working interest.
3. In July 1998, Beta participated in the drilling of the Sea Serpent #1, Ship Shoal Blk. 67, to a depth of 11,000 feet and was completed as a dry hole at a net cost of $244,000 for Beta's 12.5% working interest.
4. In July 1998, Beta participated in the drilling of the Minkfish #1, West Cameron Blk. 39, to a depth of 11,000 feet and has been completed as a producer. Beta has expended $328,000 in connection with this well.
5. In October of 1998, Beta participated in the drilling of the Whiskey Pass #2, SL15743 #1, which was drilled to a depth of approximately 4,700 feet and completed as a dry hole. Beta's estimated share of the dry hole costs is 236,000 net to its 9.375% working interest.

6. In July 1998, Beta commenced the drilling of the first test well in its Norcal Project. The well has been completed for production and is currently awaiting a pipeline hook-up. All of the permits have been acquired to commence construction of a one mile pipeline. Completion of the pipeline and commencement of production from the well is expected by the end of March 1999. The estimated cost net to Beta for the pipeline is $80,000. The estimated cost net to Beta's 75% working interest in the well is $313,000. In December of 1998, Beta participated in the drilling of a second test well in its Norcal Project which was completed as a dry hole at an estimated cost net to Beta of $128,000.

Competition

     The oil and gas industry is highly competitive in many respects, including identification of attractive oil and gas properties for acquisition, drilling and development, securing financing for such activities and obtaining the necessary equipment and personnel to conduct such operations and activities. In seeking suitable opportunities, Beta competes with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources and, in some cases, with more experience. Many other oil and gas companies in the industry have financial resources, personnel, and facilities substantially greater than those of Beta and there can be no assurance that Beta will be able to compete effectively with these larger entities. Companies that are active in the same geographic areas as Beta include, but are not limited to, Basin Exploration Inc., Unocal Corp., Fina Inc., Kerr-McGee Corp., St. Mary Land & Exploration, Esenjay Exploration and Cheniere Energy Inc. Employees


     As of the date of this prospectus, Beta employs four full-time employees and one part-time employee. Beta also has two consultants with long-term contracts. Beta hires independent contractors on an "as needed" basis only. Beta has no collective bargaining agreements with its employees. Beta believes that its employee relationships are satisfactory. Due to its current level of growth, Beta anticipates increasing its number of full-time employees to six by the end of 1999. See also, "Management, Executive Compensation, and Employment Contracts."


Premises


     Beta leases slightly over 1,800 square feet in Newport Beach, California, which includes offices and storage space. All of Beta's operations are conducted from this site. The lease expires September 1999, and requires monthly payments of $2,645 per month.


Litigation

     There is no litigation currently pending or threatened against Beta.

Additional Information


 Concerning the securities offered by this prospectus, Beta has filed with the principal office of the Securities and Exchange Commission in Washington, DC, a registration statement on Form S-1, the "registration statement," under the Securities Act of 1933, as amended. For purposes hereof, the term "registration statement" means the original registration statement and any and all amendments to the registration statement. This prospectus does not contain all of the information presented in the registration statement and the exhibits to the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet or http:// www.sec.gov for no charge.

     Beta will furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants and will file with the Commission quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year within 45 days following the end of each such quarter. These periodic reports will also be available electronically on the Commission's website.

                                   MANAGEMENT

     The following table sets forth the names and ages of all current directors and officers of Beta and the positions in Beta held by them:

Name                     Age  Position
----------------------   --   ------------------------------------------

Steve Antry              43   President, Chairman


R. Thomas Fetters        59   Managing Director of Exploration, Director


J. Chris Steinhauser     39   Chief Financial Officer, Director

Joe C. Richardson, Jr    70   Director

Stephen L. Fischer       40   Vice President of Capital Markets

Lisa Antry               36   Secretary, Treasurer

Lawrence W. Horwitz      39   Director

John P. Tatum            64   Director


     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Bylaws permit the board itself to fill vacancies and appoint additional directors pending shareholder approval at the next annual meeting. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Beta's Bylaws currently authorize six directors to serve on the Board of Directors. The last annual meeting was held on February 12, 1998.


     Steve Antry and Lisa Antry are married.

     The business experience of each director, executive officer and key employee is summarized below.

Mr. Steve Antry, President and Chairman of the Board of Directors, is Beta's founder. In addition, Mr. Antry founded Beta Capital Group, Inc., a financial consulting firm in November 1992, and was its President through June 1997. Beta Capital Group, Inc. specializes in selecting and working with emerging oil and gas exploration companies which have production and drilling prospects strategic for rapid growth yet also need capital and market support to achieve that growth. Most recently, Mr. Antry orchestrated and implemented the restructuring of Pease Oil and Gas Company, NASDAQ: WPOG, and remains a Director. Mr. Antry remains Chairman of the Board of Directors of Beta Capital Group, Inc., but resigned as its President to devote his full attention to Beta. Before forming Beta Capital Group, Inc., Mr. Antry was an early officer of Benton Oil & Gas Company, NYSE: BNO, from 1989 through 1992, ultimately becoming President of a wholly owned subsidiary. Before Benton, Mr. Antry was a Marketing Director for Swift Energy, NYSE: SFY, from 1987 through 1989. Mr. Antry began working in the oil fields in Oklahoma in 1974. He has served in various exploration management capacities with different companies, including Warren Drilling Company, as Vice President of Exploration and Nerco Oil and Gas, a division of Pacific Power and Light, where he served as Western Regional Land Manager. Mr. Antry is a member of the International Petroleum Association of America "IPAA", serving on the Capital Markets Committee and has B.B.A. and M.B.A. degrees from Texas Christian University.


Mr. R. Thomas Fetters, Managing Director of Exploration, and Director, spent 17 years with Exxon ultimately achieving the position of Exploration Planning Manager, Exxon U.S.A. Other notable positions held include Exploration Manager for Exxon Australia "ESSO" and Division Manager of Research in Houston and Chief Geologist, Exxon Production Malaysia. Mr. Fetters was President and Chief Executive Officer of CNG Producing Co. in New Orleans from 1983 through 1989 and President of XCL-China, Ltd. from 1989 through 1995. From 1995 through 1997, he served as Senior Vice President of National Energy Group and also currently sits on the Board of XCL, Ltd.. He earned his B.S./M.S. in Geology from the University of Tennessee in 1966.


Mr. J. Chris Steinhauser, Chief Financial Officer and Director, joined Beta in January 1998. He is a Certified Public Accountant in the State of Colorado, who began his career with Peat, Marwick, Mitchell & Co. from 1981 through 1984. Since that time, Mr. Steinhauser was primarily, September 1987 through January, 1998, with Sharon Energy Ltd. and Sharon Resources, Inc., their operating subsidiary, ultimately serving as Executive Vice President and Chief Financial Officer of the parent and President, COO and Director of the subsidiary. He is experienced in financial and SEC reporting, shareholder communications, tax filings, and all other aspects of a public oil and gas exploration and production company. He received his BBA from University of Southern California in 1981 and conducted graduate studies at the University of Denver Graduate Tax Program in 1985.

Mr. Joe C. Richardson, Jr., Director, graduated from Texas A&M with B.S. degrees in Petroleum Engineering and Mechanical Engineering in 1950 when he started his career with Shamrock Oil and Gas in Amarillo, Texas. In 1961, Mr. Richardson formed an oil, gas, refining, and compressor equipment fabrication company and, in 1968, co-founded a public oil and gas company that was later merged with Worldwide Energy, Inc. Mr. Richardson has been an officer and/or director of several successful public and private companies including Pyro Energy, Inc.
(NYSE), Consolidated Oil & Gas (AMEX), Texoil, Inc. (NASDAQ), and Corporate Systems Corporation. He is a Regent Emeritus of the Texas A&M University System, past President of the Texas A&M Twelfth Man Association, and was honored in 1989 with the University's Distinguished Alumni Award. He currently serves on the University Presidents' Advisory Board and the Engineering Advisory Council. Mr. Richardson is a registered engineer in the state of Texas and a member of the IPAA. The Petroleum Engineering Building on the campus of Texas A&M University, completed in 1990, was named in his honor.

Mr. Stephen L Fischer, Vice President of Capital Markets, has been Vice President of Beta Capital Group, Inc. since March 1996 and from April 1996 through March 1998 he was also a registered representative of Signal Securities, Inc., a registered broker-dealer. Between 1991 and before joining Beta Capital Group, Inc. in 1996, Mr. Fischer was a Registered Representative of Peacock, Hislop, Staley & Given, an Arizona based investment banking firm. Since 1983, Mr. Fischer has held various positions in the financial services industry in investment banking, retail, and institutional sales, with a special emphasis on the oil and gas exploration sector.

Ms. Lisa Antry, Secretary and Treasurer, was Executive Vice President of Beta Capital Group, Inc. from July 1994 through June 1997. In June 1997, she was appointed President of Beta Capital Group, Inc. upon the resignation of Mr. Antry. Ms. Antry has in excess of 15 years of finance, accounting, and tax experience. Before Beta Capital Group, Inc., she served as Corporate Planning Manager for United California Savings Bank from 1988 to July 1994. Ms. Antry also served United California for several years as its Finance and Tax Manager and worked at Priority Records, a recording and distribution company, as its Controller. Ms. Antry received her B.B.A. from Stephen F. Austin University in 1984 and her M.B.A. from Pepperdine University in 1991.

Mr. Lawrence W. Horwitz, Director, is a founding partner of Horwitz & Beam, an Irvine, California law firm primarily representing Orange County business concerns in high technology industries. His experience includes virtually all legal issues associated with mergers, acquisitions and the raising of private and public capital. Within the last three years, Mr. Horwitz's practice has increasingly focused upon the legal and business issues associated with utilizing mergers and acquisitions to achieve NASDAQ listing status. Mr. Horwitz is a graduate of the University of California at Berkeley (B.S. 1981) and of Boalt Hall School of Law, University of California at Berkeley (J.D. 1984). Mr. Horwitz was admitted to the bar in both Texas and California in 1984. Lawrence Horwitz commenced his career in Dallas, Texas where he was involved in a number of private and public offerings involving oil and gas companies and related limited partnerships. He has represented public oil and gas concerns in both hostile takeovers, as well as mutually negotiated acquisitions. Before forming Horwitz & Beam, Mr. Horwitz practiced in the corporate and securities group of the Newport Beach law firm of Stradling, Yocca, Carlson & Rauth and was elected a partner at Hart, King & Coldren, also located in Orange County. Mr. Horwitz has been admitted to the U.S. Federal District Court, Central District of California and the U.S. Court of Appeals, Ninth Circuit.


Mr. John P. Tatum, Director, joined Beta as a director in March 1999. Mr. Tatum has worked in the oil and gas industry since 1962, holding successive positions with Skelly Oil Company, Placid Oil Company, Hunt International Company and Hunt Energy Company. From 1980 to 1996, Mr. Tatum was employed with Triton Energy Corporation as Vice President (1980-82), Senior Vice President (1982-1991) and Executive Vice President (1991-96). As Senior Vice President for Triton Energy Corporation, Mr. Tatum was responsible for directing Triton's operations in Colombia, Thailand, New Zealand, Nepal, Gabor, Cote D'Ivoire and Argentina. Since 1996, Mr. Tatum has worked as an international oil & gas consultant. Mr. Tatum received his B.B.A. from the University of Texas in 1956 and conducted graduate studies at the Louisiana State University Graduate Business School.


Board Committees

     In September 1997, Beta initiated several steps to improve the corporate governance and direction of Beta.


     First, the Board of Directors established an executive committee whose purpose is to formulate and implement recommendations, strategies and actions which are intended to support and protect shareholder value. The executive committee is comprised of three voting members: Steve Antry, Beta's President and Chairman, Tom Fetters, a Director and consultant to Beta and Joe C. Richardson,

Jr., an independent Director. The Board of Directors implemented these changes to enhance the decision making processes in all aspects of Beta's business.

     Second, the Board of Directors established an audit committee whose purpose is to oversee Beta's financial reporting and controls and to recommend the appointment of an independent auditor to the board each year. The audit committee is comprised of three voting members: Larry Horwitz, a Director and Beta's legal counsel, Tom Fetters, a Director and consultant to Beta and Joe C. Richardson, Jr., an independent Director.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table will inform you about the compensation earned by Beta's Chief Executive Officer for services rendered to Beta during the fiscal years ended December 31, 1997 and 1998. No other executive officer's cash compensation exceeded $100,000 for the fiscal years ended December 31, 1997 and 1998.

                                                                                              Long-Term
                                                                                             Compensation
                                                                            Other Annual       Awards-            All Other
                                                                              Compen-        Restricted            Compen-
Name and Principal Position  Year           Salary           Bonus            Sation        Stock Awards           Sation
                                             ($)              ($)              ($)              #                  ($)

Steve Antry
Chief Executive  Officer     1998     $       150,000    $     0       $          2,600(4)        0         $          9,343(3)
                                        =============     ===========     =============    ===============      =============
and Chairman of the
Board of Directors (2)       1997     $        34,522(1) $     0       $        0                 0         $          2,294(3)
                                        =============     ===========     =============    ===============      =============

-----------------------------------------------------------------------------------------------------------------------------


(1) Mr. Antry's annual salary is $150,000. Mr. Antry's salary commenced in October of 1997. Therefore his salary for 1997 was as presented above.

(2) Mr. Antry directly owns, jointly with his wife, who is also an officer of Beta, 1,500,000 shares of common stock which are being registered along with the shares offered by this prospectus. Mr. Antry subscribed to the common stock on June 23, 1997 at a price of $0.05 per share.

(3) Represents payments toward annual car allowance per the terms of Mr. Antry's contract of employment with Beta.

(4) Represents Beta's matching contributions toward Mr. Antry's Simple IRA retirement plan.


     Beta's Bylaws state that non-employee Directors of Beta shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board of Directors. Beta has paid a total of $2,000 in attendance fees to its non-employee directors since inception. Beta maintains directors and officers liability insurance.

Employment Contracts


     Beta has executed an employment contract dated June 23, 1997 with its President and Chairman of the Board, Mr. Steve Antry. The contract provides for an indefinite term of employment at an annual salary of $150,000 commencing in October of 1997 and an annual car allowance of up to $12,000. The contract may be terminated by Beta without cause upon the payment to Mr. Antry of the following:


(a) Options to acquire the common stock of Beta in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.
(b)  A cash payment equal to two times the aggregate annual compensation.

(c) In the event of termination without cause, all unvested securities issued by Beta to the Employee shall immediately vest and Beta shall not have the right to terminate or otherwise cancel any securities issued by Beta to the Employee.

    During the period from inception, June 6, 1997 through December 31, 1997, and for the year ended December 31, 1998, R. Thomas Fetters, a director of Beta was paid $20,000 and $60,000, respectively, pursuant to a consulting contract for exploration related services. Beta has a consulting agreement with Mr. Fetters which provides that he will provide part time geologic services to Beta for $5,000 per month. The agreement provides that Mr. Fetters will serve as a director during the term of the agreement. It further provides that if Mr. Fetters is offered a full time position with Beta, his compensation will be increased to a salary of $125,000 per year. The agreement terminates June 6, 2000.

     On June 23, 1997, Beta entered into an employment agreement with Steve Fischer, a shareholder. The agreement provides for a two year term at an annual salary of $60,000 for services as "Vice President of Capital Markets." Under separate agreement, Mr. Fischer subscribed to 350,000 shares of Founders Shares at price of $0.05 per share. The subscription agreement provides that the shares shall vest over a three year period.


     All other employees of Beta are terminable at will.

     On January 27, 1998, Beta issued 100,000 common stock purchase warrants exercisable at a price of $3.75 per share to J. Chris Steinhauser, the Chief Financial Officer of Beta. The warrants vest as follows:

(a)  25,000 warrants vested immediately


(b)  25,000 shall vest upon the first anniversary of the employee's employment.


(c)  25,000 shall vest upon the second anniversary of employment

(d)  25,000 shall vest upon the third anniversary of employment

     If the officer ceases employment during the vesting period, all nonvested warrants shall be forfeited. The Warrants shall expire on January 23, 2003.

Compensation Committee


     On October 17, 1998 the Board of Directors of Beta established a compensation committee of the Board of Directors. The compensation committee of the Board of Directors is responsible for formulating and recommending to the full Board of Directors the compensation paid to Beta's executive officers. In reviewing the overall compensation of Beta's executive officers, the committee will review and consider the following components of executive compensation: base salaries, stock option/warrant grants, cash bonuses, insurance plans, and company contributions to company sponsored retirement plans. There are, however, no stock option, retirement or other long term compensation plans, except what is set forth in this prospectus, currently in place or under discussion or consideration by the Board of Directors at the present time. The committee presently consists of two outside Directors, Joe C. Richardson Jr. and John P. Tatum.

     In establishing the compensation paid to Beta's executives, the committee emphasizes: (1) Providing compensation that will motivate and retain Beta's executives and reward performance (2) Encouraging the long-term success of Beta
(3) Encouraging prudent decision making processes in an industry marked by volatility and high risk.

     The committee will evaluate compensation paid to Beta's executive officers based upon a variety of factors, including Beta's growth in oil and gas reserves, the market value of Beta's common stock, cash flow, the extent to which Beta's executive officers are able to find and create opportunities for Beta to participate in drilling or acquisition ventures having quality prospects, their ability to formulate and maintain sound budgets for Beta's drilling ventures and other business activities, the overall financial condition of Beta, and the extent to which proposed business plans are met. The committee does not assign relative weights or rankings to these factors but instead subjectively determines compensation based on all such factors.

     In establishing base salaries for Beta's executive officers, the committee does not rely on formal surveys or comparisons with other companies, but instead relies on their general knowledge and experience, focusing on a subjective analysis of each executive's contributions to Beta's overall performance. Independent consultants have not been utilized by the committee for the purposes of determining compensation. While specific performance levels or "benchmarks" are not used to establish salaries, the committee will take into account historic comparisons of company performance. Concerning future awards of stock warrants or options, the committee will try to provide Beta's executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of Beta increases for all stockholders.

                             PRINCIPAL SHAREHOLDERS

Security Ownership Of Certain Beneficial Owners And Management


     The following table will inform you, as of the date of this prospectus, about the beneficial ownership of shares of Beta's common stock held by each person who beneficially owns more than 5% of the outstanding shares of the common stock, each person who is a director or officer of Beta and all persons as a group who are officers and directors of Beta, and as to the percentage of outstanding shares held.


                                                                              Approximate              Approximate
                                                  Shares Beneficially       Percent of Class         Percent of Class
Name of Beneficial Owner                          Owned (1)                Before the Offering      After the Offering(2)
---------------------------------------------     --------------------    ---------------------    ---------------------

Mr. Steve Antry
Mrs. Lisa Antry, Jointly
901 Dove Street, #230

Newport Beach, CA  92660                                 1,525,000(3)            19.9%                    16.5%


Mr. R. Thomas Fetters
901 Dove Street, #230
Newport Beach, CA  92660                                   350,000(4)             4.6%                     3.8%

Mr. Lawrence W. Horwitz
2 Venture Plaza,
Suite 350

Irvine, CA  92618                                           85,000(5)             1.1%                      .9%


Mr. Joe C. Richardson Jr.
901 Dove Street, #230

Newport Beach, CA  92660                                   400,000(6)             5.2%                     4.3%

Mr. Stephen L. Fischer
901 Dove St., #230

Newport Beach, CA  92660                                   375,000(7)             4.9%                     4.1%

Mr. J. Chris Steinhauser
901 Dove Street, #230
Newport Beach, CA  92660                                   125,000(8)             1.6%                     1.4%


Mr. John P. Tatum
901 Dove Street, #230
Newport Beach, CA  92660                                    70,000(9)              1%                      0.8%

                                                  --------------------    --------------------     ---------------------
All officers and directors as a group    (6

persons)                                                 2,930,000(10)            38%                     31.8%

                                                  ====================    =====================    =====================


All of the securities listed in this table are being registered for resale in this prospectus. However, certain of the shareholders in this table have agreed that they will not sell their Founder's Shares representing 2,670,000 of the 2,930,000 of the total beneficial shares held for one year from the date of this prospectus. See "Underwriting."

(1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing percentage of the class owned by any other person.

(2)      Assumes maximum offering.

(3) Mr. Steve Antry and Mrs. Lisa Antry, husband and wife, own 1,500,000 shares as community property. This also includes 25,000 shares of common stock underlying presently exercisable stock warrants. The warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(4) Mr. Fetters subscribed to 350,000 shares of Beta's common stock "founder shares".

(5) Mr. Horwitz subscribed to 50,000 founder shares. In addition, Horwitz & Beam with whom the director is a shareholder, subscribed to 20,000 founders shares. This also includes 15,000 shares of common stock underlying presently exercisable stock warrants. The warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(6)      Mr. Richardson subscribed to 400,000 founder shares.

(7) Mr. Fischer subscribed to 350,000 founder shares. This also includes 25,000 shares of common stock underlying presently exercisable stock warrants. The warrants are exercisable at $5.00 per share and expire on March 12, 2003.

         This represents 100,000 shares of common stock underlying stock warrants which shall expire on January 27, 2003. On January 27, 1998, Beta issued 100,000 common stock purchase warrants exercisable at a price of $3.75 per share to J. Chris Steinhauser, the chief financial officer of Beta. This also includes 25,000 shares underlying presently exercisable stock warrants which were granted to Mr. Steinhauser. The warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(8) Mr. Tatum owns 16,000 shares of common stock. This includes 4,000 shares of common stock underlying warrants which are exercisable at a price of $5.00 per share and which expire September 5, 2002. In addition, it includes 50,000 shares of warants to purchase common stock which are exercisable at a price of $5.00 and which expire April 1, 2004.

(9)      Includes 244,000 shares of common stock underlying stock warrants.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     During the period from inception, June 6, 1997, through December 31, 1997, a director of Beta, Mr. R.T. Fetters, was paid $20,000 per a consulting contract for management and geologic evaluation services. Mr. Fetters received $60,000 in consulting fees during the year ended December 31, 1998. In addition, on June 23, 1997, the director subscribed to 350,000 founder shares of Beta's common stock at a price of $0.05 per share.


     A second director of Beta, Mr. Larry Horwitz, subscribed to 50,000 founder shares at a price of $0.05 per share. In addition, a legal firm with whom the director is a shareholder, subscribed to 20,000 founder shares at a price of $0.05 per share. The legal firm represents Beta as general counsel. The legal firm also received 15,000 common stock purchase warrants presently exercisable at a price of $5.00 per share until expiration on March 12, 2003 in connection with the February 12, 1998 private placement.

     A third director of Beta, Mr. Joe C. Richardson, Jr., subscribed to 400,000 founder shares at price of $0.05 per share.


    A fourth director of Beta, Mr. John P. Tatum, is a partner with Dyad Petroleum Company in Midland, Texas. Beta has purchased a 20% interest in a property owned by an affiliate of Dyad at a cost of $100,000 in January 1999, prior to the time Mr. Tatum joined Beta as a director.


     Beta entered into an expense sharing agreement with Beta Capital Group, Inc., a company owned by the President and Chairman of the Board, and the Treasurer of Beta. The agreement provides for the allocation and reimbursement of certain office expenses such as office rent, secretarial support, office supplies, marketing materials, telephone charges between Beta and Beta Capital Group, Inc. During the period from inception through December 31, 1997 Beta made payments totaling $9,940 to Beta Capital Group, Inc. in connection with this agreement. During the year ended December 31, 1998 Beta paid $17,000 in connection with this agreement. As of March 16, 1999, this agreement was terminated because Beta Capital Group, Inc. became inactive.


     Effective October 1, 1997, Beta entered into an agreement to lease office space with the Colton Company, an unrelated third party. The lease agreement provides for a 24-month term expiring in September 1999. Monthly rent payments under the lease agreement commenced in October 1997 and are currently $2,645 per month. The lease agreement was previously in the name in Beta Capital Group, Inc. and was modified and extended by amendment to reflect Beta as tenant. Beta Capital Group, Inc. no longer occupies the suite.
Beta's President and Chairman, and Treasurer are personal guarantors of the lease agreement.

     There are no outstanding loans to officers, directors and related persons. The present policy of Beta does not permit loans to officers, directors and related persons.

     All future transactions with affiliates of the Company are to be on terms no less favorable than could be approved by a majority of the directors including the majority of disinterested directors.

                            DESCRIPTION OF SECURITIES


     Beta is authorized to issue 50,000,000 shares of common stock, $0.001 par value. As of the date of this prospectus, Beta had 7,458,492 shares of common stock outstanding.

Common Stock


     Each holder of common stock is entitled to one vote per share on all matters to be voted upon by Beta's stockholders. Stockholders are entitled to as many votes as equal to the number of shares multiplied by the number of directors to be elected and may cast all votes for a single director or may distribute them among the number to be voted for any two or more of them in the election of directors. These are called cumulative voting rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Beta has not paid, and does not presently intend to pay, dividends on its common stock. In the event of a liquidation, dissolution or winding up of Beta, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of holders of Preferred Stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. All outstanding shares of common stock are validly authorized and issued and are fully paid and non-assessable, and the shares of common stock to be issued upon exercise of warrants as described in this prospectus will be validly authorized and issued, fully paid and non-assessable. As of March 1, 1999 there were approximately 500 recordholders of Beta's common stock.

     During the period from inception, June 6, 1997, through December 31, 1997, Beta issued 797,245 callable and 730,977 non-callable common stock purchase warrants entitling the holders to purchase 1,528,222 shares of Beta's common stock at prices ranging from $2.00 to $5.00 per share. During the year ended December 31, 1998, Beta issued 415,958 callable and 553,483 non-callable common stock purchase warrants entitling the holders to purchase 969,441 shares of Beta's common stock at prices ranging from $3.75 to $7.50 per share. Beta will be entitled to call 797,245 warrants at any time on and after the date that its common stock is traded on any exchange, including the Over-the-Counter Bulletin Board, at a market price equal or exceeding $7.00 per share for 10 consecutive trading days. In addition, Beta will be entitled to call 415,958 warrants at any time on and after the date that its common stock is traded on any exchange, including the Over-the-Counter Bulletin Board, at a market price equal or exceeding $10.00 per share for 10 consecutive trading days. All common stock Purchase warrants expire five years from their date of issuance.


Stockholder Action


     According to Beta's Bylaws, concerning any act or action required of or by the holders of the common stock, the affirmative vote of the holders of a majority of the issued and outstanding common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Officers, directors and holders of 5% or more of Beta's outstanding common stock do not constitute a majority and thus do not control the voting upon all actions required or permitted to be taken by stockholders of Beta, including the election of directors.


Possible Anti-Takeover Effects of Authorized but Unissued Stock


     Beta's authorized but unissued capital stock consists of 42,541,508 shares of common stock. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Beta by means of a merger, tender offer, proxy contest or otherwise, and to protect the continuity of Beta's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Beta's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiring or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.


Other Anti-Takeover Provisions


     Beta executed a contract of employment with the President and Chairman of the Board of Directors, dated June 23, 1997. The contract provides for an indefinite term of employment at an annual salary of $150,000, commencing in October 1997, and an annual car allowance of up to $12,000. The contract may be terminated by Beta without cause upon the payment of the following:

(a) Options to acquire the common stock of Beta in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

(b)  A cash payment equal to two times the aggregate annual compensation.

(c) In the event of termination without cause, all unvested securities issued by Beta to the Employee shall immediately vest and Beta shall not have the right to terminate or otherwise cancel any securities issued by Beta to the Employee.

     The termination provisions of this employment contract were designed, in part, to impede and discourage a hostile takeover attempt and to protect the continuity of management.

Certain Charter and Bylaws Provisions

     Limitation of Liability

     Beta's Articles of Incorporation and its Bylaws limit the liability of directors and officers to the extent permitted by Nevada law. Specifically, the Articles of Incorporation provide that the directors and officers of Beta will not be personally liable to Beta or its shareholders for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for acts or omissions "which involve intentional misconduct, fraud or a knowing violation of law not in good faith, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes."

     Beta has obtained a directors and officers liability insurance policy for the purposes of indemnification which shall cover all elected and appointed directors and officers of Beta up to $1,000,000 for each claim and $3,000,000 in the aggregate. Beta believes that the limitation of liability provision in its Articles of Incorporation, and the directors and officers liability insurance will facilitate Beta's ability to continue to attract and retain qualified individuals to serve as directors and officers of Beta.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Beta, Beta has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. Except for the payment by Beta of expenses incurred or paid by a director, officer, or controlling person of Beta in the successful defense of any action, suitor proceeding, if a claim for indemnification against such liabilities is asserted by such director, officer or controlling person of Beta in connection with the securities being registered, Beta will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under Beta's Articles of Incorporation. Beta is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Stockholder Meetings and Other Provisions

     Under the Bylaws, special meetings of the stockholders of Beta may be called only by a majority of the members of the Board of Directors, the Chairman of the Board, the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting. The annual meeting shall be held each year on May 15 at 10:00 A.M., or at such other date that is convenient as determined by the Directors, at a place to be designated by the Board of Directors.

Transfer Agent and Registrar


     The transfer agent and registrar for the common stock is Oxford Transfer & Registrar, 317 S.W. Alder, Portland, OR 97204.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, Beta will have between 8,258,492, assuming completion of the minimum offering, and 8,958,492, assuming completion of the maximum offering, shares of common stock outstanding assuming no exercise of the 2,547,663 common stock warrants outstanding. All the shares being registered under the Registration Statement, of which this prospectus is a part, will be freely transferable by persons except "affiliates" of Beta, as that term is defined under the Securities Act of 1933, without restriction or further registration under the Act. Beta is obligated to register 7,029,492 shares of common stock and 2,697,663 shares of common stock issuable upon exercise of the common stock purchase warrants in the current registration statement filed by Beta with the Commission, so that holders of such common stock shall be entitled to sell their shares at any time simultaneously with the shares being offered by Beta in this offering, subject to such lock-up provisions as may be agreed to by the common stockholders. This is called the "piggyback registration right." In addition, Beta is obligated to register, in a subsequent registration statement, 429,000 shares of common stock issued in connection with note and common stock purchase agreements dated January and March 1999. Beta is required to file a registration statement registering these shares 180 days after the close of this offering. At such time that the subsequent registration statement becomes effective, all of the 429,000 shares will become freely tradeable.

     Beta is unable to estimate the number of shares that may be sold in the future by its existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock by existing shareholders could adversely affect prevailing market prices. See "Risk Factors common stock eligible for future sales" for additional discussion concerning this risk.


                                  UNDERWRITING


     Beta has entered into an underwriting agreement with Brookstreet Securities Corporation, the "underwriter." Under the agreement, Beta has retained the underwriter as its exclusive agent to offer, sell and distribute publicly on a "best efforts" basis a minimum of 800,000 and a maximum of 1,500,000 shares of the common stock of Beta at an offering price of $6.00 per share, for a gross minimum offering of $4,800,000 and a gross maximum offering of $9,000,000. All of the proceeds from the sale of the shares offered in this prospectus will be deposited into the Beta Oil & Gas escrow account at Southern California Bank, Newport Beach, California. Beta has agreed that in the event the minimum proceeds of this offering are not raised within ten business days of the effective date of this prospectus, that it will immediately terminate this offering.None of the shares offered in this prospectus may be sold if within ten business days from the effective date of this prospectus, the minimum offering has not been subscribed. Upon completion of the minimum offering, the shares may be offered for a 90 day period which may be extended by Beta for an additional 30 days upon mutual consent of Beta and the underwriter. In the event the minimum offering is completed, then the escrowed funds will be released to Beta to be used for the purposes stated in this prospectus under caption "Use of Proceeds" and Beta will issue certificates for those shares to the subscribers. The offering will then continue until the remaining unsold shares are subscribed to and paid for or the expiration of the offering period, whichever comes first. No shares will be issued to any of the subscribers until the minimum offering is satisfied and the subscription funds for the purchase of such shares have been released from the escrow account to Beta.

     If the minimum offering is not met within ten business days of the effective date of this prospectus, all monies will be refunded promptly to the subscribers, with interest and without deduction for commissions or expenses, directly from the escrow account.

     The underwriter has advised Beta that it intends to offer the shares only through itself and selected registered securities dealers who are members of the National Association of Securities Dealers, Inc., the "selected dealers." Neither the underwriter nor the selected dealers have made a firm commitment to purchase any of the shares offered . There are no assurances that any or all of the shares will be sold.

    The underwriter has an option, exercisable within 45 days of the effective date of this prospectus, to sell an additional 150,000 shares of the common stock at the public offering price, less selected dealer commissions, solely for the purpose of covering over-allotments, if any, the "over-allotment option."

     Subject to the sale of at least 800,000 shares of common stock, Beta has agreed to pay to the underwriter and Selected Dealers a commission of 8% and a non-accountable expense allowance of 2% for a total of ten percent of the initial offering price of $.60 per share. No commission shall be earned or paid unless the minimum offering is satisfied before the expiration of the offering period. The underwriter reserves the right to reject all subscriptions, in whole or in part, to make allotments and to close subscriptions at any time without notice. The selected dealers agreement may be terminated by the underwriter or any of the selected dealers by one party giving notice of the termination to the other at any time. Such termination will not affect the selected dealer's right to commissions on subscriptions accepted prior to termination, provided the minimum offering is satisfied.

     Subject to the sale of the minimum of 800,000 of the shares of common stock offered in this prospectus, Beta has agreed to sell to the underwriter and selected dealers, for $.001 each, warrants to purchase a number of shares of common stock of Beta equal to 10% of the shares sold by them in this offering, the "selected dealer warrants" , at an exercise price per share equal to $7.50 per share, which is 125% of the initial public offering price of the shares offered in this prospectus. The selected dealer warrants are exercisable for a period of four years beginning one year after the date of this prospectus. The selected dealer warrants are not transferable except to officers, employees and partners of the underwriter and selected dealers and their respective successors, and will contain provisions for appropriate adjustments in the event of stock splits, stock dividends, combinations, reorganizations, recapitalizations and certain other events. In addition, Beta is registering the common stock underlying the selected dealer warrants in the registration statement of which this prospectus is a part.

     Beta has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect thereof.

     The underwriter has advised Beta that the underwriter does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the number of shares of common stock offered.

     Certain shareholders of Beta, including those shareholders who also are executive officers and directors of Beta, have agreed that they will not offer, sell or otherwise dispose of certain founder's shares owned by them totaling 2,670,000 shares of common stock during the 365-day period following the date of this prospectus.

     Before this offering, there was no market for the common stock of Beta. Accordingly, the initial public offering price has been determined by negotiation between Beta and the underwriter. Among the factors considered in determining the initial public offering price were Beta's working interests and seismic assets, Beta's future prospects, the prices at which Beta sold shares of common stock in private, arms length transactions during the past six months, the experience of its management, the general condition of the equity securities market and the demand for similar securities of companies considered comparable to Beta.

     This is a summary of the material provisions of the underwriting agreement but is not a complete statement of its terms and conditions. A copy of the underwriting agreement is on file with the Commission as an exhibit to the registration statement of which the prospectus forms a part. See "Available Information" For guidance on how this information can be obtained. The complete underwriting agreement may be viewed on the Commission's EDGAR database at http://www.sec.gov.


                                  LEGAL MATTERS


     Certain legal matters in connection with this Registration Statement are being passed upon for Beta by Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, CA 92618. Members of that firm own 70,000 shares of Beta's common stock, which includes 50,000 shares held by Lawrence W. Horwitz, a senior partner of the firm and a director of Beta. The firm also owns 15,000 shares underlying presently exercisable common stock warrants.


                                     EXPERTS


     The audited consolidated financial statements of Beta Oil & Gas, Inc. included herein have been examined by Hein + Associates LLP, independent certified public accountants, for the periods and to the extent set forth in their report and are included herein in reliance upon such report of said firm given upon their authority as experts in accounting and auditing.

     The unaudited supplementary oil and gas reserve information included in this prospectus has been included in reliance of the report of Veazey & Associates, Inc. The unaudited supplementary oil and gas reserve information appears elsewhere in this prospectus on the authority of Veazey & Associates, Inc.

                              BETA OIL & GAS, INC.

                        (A Development Stage Enterprise)
                   Index to Consolidated Financial Statements



                                                                                  Page
Independent Auditor's Report ...................................................   F-2

Consolidated Balance Sheets as of December 31, 1997 and December 31, 1998 ......   F-3

Consolidated  Statements of Operations  for the Period from  Inception  (June 6,
1997)  through December 31, 1997, the Year Ended December 31, 1998, and
Cumulative from Inception through December 31, 1998 ............................   F-5

Consolidated Statement of Shareholders' Equity for the Period from Inception
(June 6, 1997) through December 31,1998 ........................................   F-6

Consolidated  Statements  of Cash flows for the Period  from  Inception  through
December 31, 1997, the Year Ended December 31, 1998, and Cumulative from
Inception through December 31, 1998 ............................................   F-7

Notes to Consolidated Financial Statements .....................................   F-8


                          INDEPENDENT AUDITOR'S REPORT

The Shareholders and Board of Directors
Beta Oil & Gas, Inc. (a Development Stage Enterprise)
Newport Beach, California

     We have audited the accompanying consolidated balance sheets of Beta Oil & Gas, Inc. and subsidiary (a Development Stage Enterprise) as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the period from inception (June 6, 1997) to December 31, 1997, the year ended December 31, 1998, and the period from inception through December 31, 1998. These consolidated financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beta Oil & Gas, Inc. and subsidiary (a Development Stage Enterprise) as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from inception (June 6, 1997) to December 31, 1997 the year ended December 31, 1998, and the period from inception (June 6, 1997) through December 31, 1998 in conformity with generally accepted accounting principles.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
February 9, 1999 except for the fourth and fifth paragraph of Note 8 which is as of March 19, 1999

                              BETA OIL & GAS, INC.

                        (A Development Stage Enterprise)

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                                 December 31,         December 31,
                                                                                     1997                 1998
                                                                               -----------------    -----------------

Current assets:
         Cash and cash equivalents                                           $        3,985,599   $          198,043
         Accounts receivable                                                          -                        9,678
         Prepaid expenses                                                                 2,599               14,951
                                                                               -----------------    -----------------
                  Total current assets                                                3,988,198              222,672
                                                                               -----------------    -----------------
Oil and gas properties, at cost (full cost method):
         Evaluated properties                                                         -                    3,387,300
         Unevaluated properties                                                       5,900,794           11,466,695
              Less--impairment                                                         -                  (1,670,691)
                                                                               -----------------    -----------------
                  Net oil and gas properties                                          5,900,794           13,183,304
                                                                               -----------------    -----------------
Furniture, fixtures and equipment, at cost, less
          Accumulated depreciation of $1,530 and $13,413 at
               December 31, 1997 and December 31, 1998, respectively                     32,065               22,943

Other assets                                                                          -                      166,028

Deferred offering costs                                                               -                       23,524

                                                                               =================    =================
                                                                             $        9,921,057   $       13,618,471
                                                                               =================    =================

                                   (Continued)

                              BETA OIL & GAS, INC.

                        (A Development Stage Enterprise)


                           CONSOLIDATED BALANCE SHEETS

                                   (Continued)


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                December 31,         December 31,
                                                                                                    1997                 1998
                                                                                              -----------------    -----------------
Current Liabilities:
          Accounts payable, trade                                                           $          807,474   $          310,770
          Commissions payable                                                                           25,329            -
          Payroll  and payroll taxes payable                                                            24,044                7,559
          Other accrued expenses                                                                        14,000                  800
                                                                                              -----------------    -----------------
                  Total current liabilities                                                            870,847              319,129
                                                                                              -----------------    -----------------
Commitments and contingencies (Notes 1, 7 and 8)

Shareholders' Equity:

         Common stock, $.001 par value; 10,000,000 and 50,000,000 shares authorized at December 31, 1997 and December 31, 1998, respectively;

                   5,565,648 and 7,029,492 shares issued and outstanding at
                   December 31, 1997 and December 31, 1998,  respectively                                5,566                7,029
         Additional paid-in capital                                                                  9,246,217           15,878,386
         Deficit accumulated during the development stage                                             (201,573)          (2,586,073)
                                                                                              -----------------    -----------------
                  Total shareholders' equity                                                         9,050,210           13,299,342
                                                                                              -----------------    -----------------
Total Liabilities and Shareholders' Equity                                                  $        9,921,057   $       13,618,471
                                                                                              =================    =================




The accompanying notes are an integral part of these consolidated financial statements

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                For the period                              Cumulative
                                                from inception                             from inception
                                                (June 6, 1997)        The year ended       (June 6, 1997)
                                                 to December            December 31,         to December
                                                 31, 1997                 1998               31, 1998
                                               -----------------    -----------------    -----------------

     REVENUES                                $        -           $        -           $        -
                                               -----------------    -----------------    -----------------

     COSTS AND EXPENSES:
             General and administrative                 245,452              746,769              992,221
              Impairment expense                      -                    1,670,691            1,670,691
              Depreciation expense                        1,530               11,883               13,413
                                               -----------------    -----------------    -----------------
                  Total costs and expenses              246,982            2,429,343            2,676,325

                                               -----------------    -----------------    -----------------
     LOSS FROM OPERATIONS                              (246,982)          (2,429,343)          (2,676,325)

     OTHER INCOME:

              Interest income                            45,409               44,843               90,252

                                               -----------------    -----------------    -----------------
     NET LOSS                                $         (201,573)  $       (2,384,500)   $      (2,586,073)
                                               =================    =================    =================

     BASIC AND
     DILUTED LOSS
     PER COMMON SHARE                                     ($.05)               ($.37)
                                               =================    =================
     Weighted average number of
      Common shares outstanding                       4,172,662            6,366,923
                                               =================    =================

   The accompanying notes are an integral part of these consolidated financial statements

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                                  Deficit
                                                                                                                Accumulated
                                                          Common Stock                     Additional           During the
                                              --------------------------------------
                                                                                             Paid-in            Development
                                                   Shares               Amount               Capital               Stage
                                              -----------------    -----------------     ----------------     ----------------
BALANCES, June 6, 1997                               -          $         -          $          -         $          -

Issuance of Common Stock at $.05
   per share on June 23, 1997                        2,910,000                2,910              142,590             -

Issuance of Common Stock at $3.75
   per share on Sept. 5, 1997, net
   of offering costs                                 2,655,648                2,656            9,073,627             -

Salary contributed to Beta                           -                    -                       30,000             -

Net loss                                             -                    -                     -                   (201,573)

                                              -----------------    -----------------     ----------------     ----------------
BALANCES, December 31, 1997                          5,565,648                5,566            9,246,217            (201,573)

Issuance of Common Stock at $5.00 per
   share, February 12 through November
    2,  1998, net of offering costs                  1,458,844                1,458            6,547,174             -

Issuance of shares for properties at $5.00
   per share on March 12, 1998                           5,000                    5               24,995             -

Salary contributed to Beta                           -                    -                       60,000             -

Net loss                                             -                    -                     -                 (2,384,500)

BALANCES,                                     =================    =================     ================     ================
    December 31, 1998                                7,029,492  $             7,029  $        15,878,386  $       (2,586,073)
                                              =================    =================     ================     ================

                                                       Total
                                                   Shareholders'
                                                      Equity
                                              ------------------
BALANCES, June 6, 1997                             $         -

Issuance of Common Stock at $.05
   per share on June 23, 1997                          145,500

Issuance of Common Stock at $3.75
   per share on Sept. 5, 1997, net
   of offering costs                                 9,076,283

Salary contributed to Beta                              30,000

Net loss                                              (201,573)

                                              -----------------
BALANCES, December 31, 1997                          9,050,210

Issuance of Common Stock at $5.00 per
   share, February 12 through November
    2,  1998, net of offering costs                  6,548,632

Issuance of shares for properties at $5.00
   per share on March 12, 1998                          25,000

Salary contributed to Beta                              60,000

Net loss                                            (2,384,500)

BALANCES,                                     ==================
    December 31, 1998                              $13,299,342
                                              ==================

The accompanying notes are an integral part of these consolidated financial statements

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                      For the
                                                    period from                                 Cumulative
                                                     inception              For the year      from inception
                                                   (June 6, 1997)             ended            (June 6,1997)
                                                    to December              December           to December
                                                      31,1997                31, 1998            31, 1998
                                                   -----------------    -----------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $        (201,573)   $       (2,384,500)   $      (2,586,073)
  Adjustments to reconcile net loss to net
    cash (used in) operating activities:
       Depreciation                                           1,530               11,883               13,413
       Impairment expense                                 -                    1,670,691            1,670,691
       Salary contributed to Beta                            30,000               60,000               90,000
  Changes in operating assets and liabilities:
       (Increase) in accounts receivable                   -                      (9,678)              (9,678)
       (Increase) decrease in prepaid expenses              (2,599)              (12,352)             (14,951)
       Increase (decrease) in accounts payable,
              trade                                         807,474             (496,703)             310,770
       Increase (decrease) in commissions
              payable                                        25,329              (25,329)            -
       Increase (decrease) in payroll taxes payable          24,044              (16,485)               7,559
       Increase (decrease) in other accrued
              expenses                                       14,000              (13,200)                 800
                      Net cash (used in)           -----------------    -----------------    -----------------
                           Operating activities             698,205           (1,215,673)            (517,469)
                                                   -----------------    -----------------    -----------------
CASH FLOWS FROM
INVESTING ACTIVITIES:
  Oil and gas property expenditures                      (5,900,794)          (8,928,201)         (14,828,995)
  Change in other assets                                  -                     (166,028)            (166,028)
  Acquisition of furniture, fixtures & equipment            (33,595)              (2,762)             (36,356)
                                                   -----------------    -----------------    -----------------
         Net cash used in investing activities           (5,934,389)          (9,096,991)         (15,031,379)
                                                   -----------------    -----------------    -----------------

                                   (Continued)

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

                                                      For the
                                                    period from                                 Cumulative
                                                     inception              For the year      from inception
                                                   (June 6, 1997)             ended            (June 6,1997)
                                                    to December              December           to December
                                                      31,1997                31, 1998            31, 1998
                                                   -----------------    -----------------    -----------------
CASH FLOWS FROM
FINANCING ACTIVITIES:
  Proceeds from sale of shares and warrants, net          9,221,783            6,548,632           15,770,415

  (Increase) in deferred offering costs                   -                      (23,524)             (23,524)
                                                   -----------------    -----------------    -----------------
    Net cash provided by financing activities             9,221,783            6,525,108           15,746,891
                                                   -----------------    -----------------    -----------------

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS:                                3,985,599           (3,787,556)             198,043
CASH AND CASH EQUIVALENTS:
       Beginning of period                                -                    3,985,599            -
                                                   ----------------     -----------------    ----------------
       End of period                             $        3,985,599   $          198,043   $          198,043
                                                   =================    =================    =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
       Cash paid for interest                  $          -          $         -          $         -
                                                   =================    =================    =================
       Cash paid for income taxes              $          -          $         -          $         -
                                                   =================    =================    =================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:



     During the year ended December 31, 1998 and the cumulative period from inception (June 6, 1997) to December 31, 1998, Beta issued 5,000 shares of common stock for properties costing $25,000.




The accompanying notes are an integral part to these consolidated financial statements

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)    ORGANIZATION AND OPERATIONS

       The Company

Beta Oil & Gas, Inc., a development stage enterprise, was incorporated under the laws of the State of Nevada on June 6, 1997 to participate in the oil and gas acquisition, exploration, development and production business in the United States and internationally. Beta's wholly owned subsidiary, BETAustralia, LLC, was formed on February 20, 1998 as a limited liability company under the laws of the State of California for the purposes of participating in the acquisition, evaluation and development of exploration blocks in Australia.

       Operations


Since its inception, Beta has participated as a non-operating working interest owner in the acquisition of undeveloped leases, seismic options, lease options and foreign concessions and has participated in extensive seismic surveys and the drilling of test wells on its undeveloped properties. Further leasehold acquisitions and seismic operations are planned for 1999 and future periods. In addition, exploratory drilling is scheduled during 1999 and future periods on Beta's undeveloped properties. It is anticipated that these exploration activities together with others that may be entered into will impose financial requirements which will exceed the existing working capital of Beta. Management plans to raise additional equity and/or debt capital to finance its continued participation in planned activities. In the opinion of Beta management, current cash flow projections indicate that Beta can continue as a going concern even if additional financing is unavailable. However, if additional financing is not available, Beta will be compelled to reduce the scope of its business activities. If Beta is unable to fund planned expenditures, it may be necessary to:



1.   Forfeit its interest in wells that are proposed to be drilled;

2.   Farm-out its interest in proposed wells;

3. Sell a portion of its interest in prospects and use the sale proceeds to fund its participation for a lesser interest; and,

4.   Reduce general and administrative expenses.


Beta is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is subject to risks associated with its development stage activities. To date, Beta has had a minimal operating history and has generated no revenues from oil and gas operations. Oil and gas exploration is a speculative business and involves a high degree of risk.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation

The consolidated financial statements include the accounts of Beta and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Use of Estimates

Beta's financial statements are based upon a number of significant estimates, including the impairment of oil and gas properties and the estimated useful lives selected for furniture, fixtures and equipment. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

       Oil and Gas Properties


Beta follows the full cost method of accounting for oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country by country basis. Unevaluated oil and gas properties are assessed for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.


       Joint Ventures


All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only Beta's proportionate interest in such activities. Beta is a non-operator in all of its oil and gas producing activities to date.


       Revenue Recognition

Revenue will be recognized upon delivery of oil and gas production.

       Furniture, Fixtures and Equipment

Furniture, fixtures and equipment is stated at cost. Depreciation is provided on furniture, fixtures and equipment using the straight-line method over an estimated service life of three years.

Income Taxes

Beta accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, the credit risk amounts shown in cash and accounts receivable do not take into account the value of any collateral or security. As of December 31, 1997 and 1998, Beta maintained cash in a bank that was approximately $3,886,000 and $98,000, respectively, in excess of the federally insured limit.

       Fair Value of Financial Instruments

The estimated fair values for financial instruments under FAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of Beta's financial instruments, which includes all cash, accounts receivable and accounts payable, approximates the carrying value in the financial statements at December 31, 1997 and 1998.

       Stock Based Compensation

Beta has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB25) and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 Accounting for Stock-Based Compensation (FASB123), Beta will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

       Loss Per Common Share

Basic earnings per share excludes dilution and is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Potential common shares for all periods presented were anti-dilutive and excluded in the earnings per share computation.

       Cash Equivalents

For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, amounts held in banks and highly liquid investments purchased with an original maturity of three months or less.

       Impact of Recently Issued Standards

Beta adopted SFAS 130, "Reporting Comprehensive Income," effective January 1, 1998. However, Beta has no items of other comprehensive income in any period presented and, as a result, is not required to report comprehensive income.

Beta intends to adopt SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 effective with its fiscal year beginning January 1, 2000 as required by the Statement. Due to Beta's current

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and anticipated limited use of derivative instruments, management anticipates that adoption of SFAS 133 will not have any significant impact on Beta's financial position or results of operations. SFAS 132, "Employees' Disclosures about Pensions and other Postretirement Benefits," and SFAS 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" were issued in 1998 and are not expected to impact Beta regarding future financial statement disclosures, results of operations and financial position.

       Deferred offering costs

Deferred offering costs of $23,524 relate to Beta's proposed initial public offering. Such costs will be charged against the proceeds of the offering when completed. Should the offering not be completed, such costs will be charged to expense.

       Segment Information

Beta has adopted SFAS 131, "Disclosure about Segments of an Enterprise and Related Information." As defined in that Standard, Beta operates in only one segment, oil and gas exploration.

(3)    SUMMARY OF OIL AND GAS OPERATIONS

Capitalized costs at December 31, 1997 and December 31, 1998 relating to Beta's oil and gas activities are summarized as follows:

                                                         December 31, 1997                  December 31, 1998
                                                  -------------------------------    -------------------------------
                                                      United                            United
                                                      States           Foreign          States                Foreign
                                                  -------------    --------------    -------------     ----------------
Capitalized costs-
      Evaluated properties                    $         -       $        -        $      1,763,082 $          1,624,218
      Unevaluated properties                          5,870,794            30,000       11,426,732               39,963
      Less- Accumulated depreciation,
          depletion, amortization
                and impairment                          -                -                 (46,473)          (1,624,218)

                                                  -------------    --------------    -------------     ----------------
                                              $       5,870,794 $          30,000 $     13,143,341 $             39,963
                                                  =============    ==============    =============     ================

Costs incurred in oil and gas producing activities are as follows:

                                                                                                      Cumulative from inception
                                Inception (June 6, 1997)                  Year ended                   (June 6, 1997) through
                               through December 31, 1997               December 31, 1998                  December 31, 1998
                             ------------------------------     -------------------------------    -------------------------------
                                 United                             United                              United
                                 States          Foreign            States           Foreign            States         Foreign
                             -------------    -------------     -------------     -------------    -------------     -------------
Property acquisition        $   3,835,540   $        -       $    2,808,123   $      323,463     $   6,643,663    $     323,463
                             ==============   =============     =============     =============    =============     =============
Exploration                 $   2,035,254   $       30,000   $    4,510,897   $    1,310,718     $   6,546,151    $   1,340,718
                             ==============   ==============   ==============     =============    =============     =============
Development                 $        -      $        -       $        -       $        -         $        -       $        -
                             ==============   ==============   ==============     =============    ==============   ==============


                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Unevaluated oil and gas properties


As of December 31, 1997 and 1998 , respectively, Beta has not made a provision for depletion (amortization) since it has not derived any production from its properties. All costs incurred through December 31, 1997 have been excluded from the amortization base. As Beta's properties are evaluated through exploration, they will be included in the amortization base. Costs of unevaluated properties in the United States at December 31, 1997 and 1998 represent property acquisition and exploration costs in connection with Beta's Louisiana, Texas and California prospects. The prospects and their related costs in unevaluated properties have been assessed individually and no impairment charges were considered necessary for the United States properties for any of the periods presented. The current status of these prospects is that seismic has been acquired, processed and is currently being interpreted on the subject lands within the prospects. Drilling is expected to commence on the prospects in the first quarter of 1999 and continue in future periods. As the prospects are evaluated through drilling in future periods, the property acquisition and exploration costs associated with the wells drilled will be transferred to evaluated properties where they will be subject to amortization.


At December 31, 1998 and 1997, capitalized unevaluated properties consist of the following:

                                                                  December 31, 1997         December 31, 1998

                                                              ----------------------    ----------------------


Unproved property acquisition cost                         $              3,835,540  $              6,476,043
Exploration costs                                                         2,065,254                 4,990,652

                                                              ---------------------     ---------------------

                                                           $              5,900,794  $             11,466,695

                                                              ======================    ======================


Management expects that planned activities for 1999 will enable the evaluation for approximately 40% of the costs as of December 31, 1998. Evaluation of 40% of the remaining costs is expected to occur in 2000 and the remainder in 2001.

         Evaluated Properties


During the year ended December 31, 1998 Beta participated in the drilling of 6 wells within the United States. The property acquisition and exploration costs associated with the wells totaling $1,763,082 have been transferred to evaluated properties and have been evaluated for impairment. It has been determined that the capitalized costs associated with the drilling of these properties exceed their net realizable value by $46,473. Accordingly, an impairment write-down of $46,473 was recorded as of December 31, 1998. Since all of the proved reserves associated with the wells are non-producing or behind pipe and no production has occurred as of December 31, 1998, no depletion expense has been recorded during the year ended December 31, 1998.


Exploration costs incurred outside the United States represent costs in connection with the evaluation and proposed acquisition of one or more exploration blocks in Brazil. In addition, in February 1998, Beta, through its wholly owned subsidiary, BETAustralia, LLC secured an option to participate for a 5% working interest in two petroleum licenses covering 2,798,000 acres (approximately 4,372 square miles). Per the terms of the option agreement, Beta exercised its option to earn a 5% working interest by participating in the drilling of two offshore test wells in the license areas. The wells were completed as dry holes. The property acquisition and exploration costs associated therewith totaling $1,624,218 have been transferred to evaluated properties and charged to impairment expense during the year ended December 31, 1998. The exploration licenses expired in December 1998.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)      PRIVATE PLACEMENTS



During the periods from inception (June 6, 1997) through December 31, 1997 and the year ended December 31, 1998, Beta issued 5,565,648 and 1,458,844 shares, respectively, of its common stock and 1,528,222 and 968,191 common stock purchase warrants, respectively.


Initial start-up funding was raised through the sale, effective June 23, 1997, of 2,910,000 shares ("founder shares") of Beta's common stock to its founders and other principals for $0.05 per share. An additional 640,000 common stock purchase warrants were issued with each warrant entitling the holder thereof to purchase one share of Beta's common stock at prices ranging from $2.00 to $5.00 per share.



Effective September 5, 1997, Beta issued 663,912 equity units at $15 per unit through a private placement. Each unit entitled the purchaser to four shares of common stock and one callable warrant exercisable to purchase one share of common stock at $5.00 for a term of five years. The offering generated net proceeds, after offering costs, of $9,076,283. Beta issued 224,310 additional common stock purchase warrants with an exercise price of $4.50 per share to brokers in connection with the offering.




The following table summarizes the private placement transactions for the period from inception (June 6, 1997) through December 31, 1997:


                                          Common Shares                     Warrants Issued             Exercise Price
                                  -------------------------------    -------------------------------
                                     Shares       $ Amount             #Warrants      Expiration        Per Share
1)      Tranch 1                      2,910,000   $     145,500          640,000      6/23/02 to        $   $2.00 to
                                                                                       10/1/02              $5.00

2)      Tranch 2                      2,655,648       9,958,770          663,912      9/5/02            $    5.00

3)      Warrants issued as

        commission in Tranch 2           -                -              224,310      12/30/02          $    4.50
4)      Direct offering expenses

        - Tranch 2                       -               (882,487)          -

        Totals                        5,565,648   $     9,221,783      1,528,222
                                  =============     =============   ============
-------------------------------------------------------------------------------------------------------------------

                              BETA OIL & GAS, INC.

                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During the year ended December 31, 1998, Beta completed a private placement offering of equity units at a subscription price of $20 per unit. Each unit consisted of four shares of Beta's common stock and one callable warrant to purchase one share of its common stock at a price of $7.50 per share for a period of five years from the date of issuance. During the year ended December 31, 1998 Beta issued 1,458,844 common shares and 364,708 common stock purchase warrants exercisable at $7.50 per share pursuant to this offering. The offering generated net proceeds, after offering costs, of $6,548,632. In addition, Beta issued 482,100 common stock purchase warrants exercisable at prices ranging from $5.00 to $7.50 per share for services rendered in connection with the offering.




The following table summarizes the private placement transactions for the year ended December 31, 1998:

                                                                                                             Exercise
                                              Common Shares                     Warrants Issued               Price
                                      ------------------------------     ------------------------------
                                         Shares          $ Amount        #Warrants         Expiration       Per Share

1)      Tranch 3                         1,458,844    $   7,294,160      364,708           3/12/03          $    7.50

2)      Warrants issued as
         Commission in Tranch 3             -                -           121,383           3/12/03          $    7.00
3)      Direct offering expenses -
        Tranch 3                            -              (745,528)           -
4)      Warrants issued as
        additional commissions for
        capital raised                      -                -           482,100           2/4/03 to        $    5.00 to
                                                                                           3/21/03               7.00
                               Totals    1,458,844    $   6,548,632      968,191
                                      =============    =============     =============
-------------------------------------------------------------------------------------------------------------------------


In addition, during the year ended December 31, 1998 and the period cumulative from inception (June 6, 1997) to December 31, 1998, Beta issued 5,000 shares of common stock and 1,250 common stock purchase warrants for properties costing $25,000.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)    COMMON STOCK WARRANTS


During the period from inception (June 6, 1997) through December 31, 1997, Beta issued 1,528,222 callable and non-callable common stock purchase warrants entitling the holders to purchase 1,528,222 shares of Beta's common stock at prices ranging from $2.00 to $5.00 per share.

The following table summarizes the number of shares reserved for the exercise of stock warrants as of December 31, 1997:


                                      Shares           Exercise Price         Expiration Date         Callable/Non-Callable
                                      230,000                    $2.00            June 23, 2002                Non-Callable
                                      133,333                    $5.00        September 5, 2002                Callable (a)
                                      266,667                    $5.00        September 5, 2002                Non-Callable
                                       10,000                    $4.50          October 1, 2002                Non-Callable
                                      224,310                    $4.50        December 30, 2002                Non-Callable
                                      663,912                    $5.00        September 5, 2002                Callable (a)
                                     --------
                                    1,528,222

(a) Beta will be entitled to call these warrants at any time on and after the date that its common stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive trading days.

During the year ended December 31, 1998, Beta issued 969,441 callable and non-callable common stock Purchase warrants entitling the holders to purchase 969,441 shares of Beta's common stock at prices ranging from $3.75 to $7.50 per share.

The following table summarizes the number of shares reserved for the exercise of common stock purchase warrants as of December 31, 1998:


                                      Shares           Exercise Price         Expiration Date         Callable/Non-Callable
                                      230,000                    $2.00            June 23, 2002                Non-Callable
                                      133,333                    $5.00        September 5, 2002                Callable (a)
                                      266,667                    $5.00        September 5, 2002                Non-Callable
                                       10,000                    $4.50          October 1, 2002                Non-Callable
                                      224,310                    $4.50        December 30, 2002                Non-Callable
                                      663,912                    $5.00        September 5, 2002                Callable (a)
                                      100,000                    $3.75         January 23, 2003            Non-Callable (c)
                                        2,000                    $5.00         February 4, 2003                Non-Callable
                                      230,100                    $5.00           March 12, 2003                Non-Callable
                                      100,000                    $7.50           March 12, 2003                Non-Callable
                                       50,000                    $7.50           March 12, 2003                Callable (b)
                                      121,383                    $7.00           March 12, 2003                Non-Callable
                                      365,958                    $7.50           March 12, 2003                Callable (b)
                                     --------
                                    2,497,663



                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(a) Beta will be entitled to call these warrants at any time on and after the date that its common stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive trading days.
(b) Beta will be entitled to call these warrants at any time on and after the date that its common stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $10.00 per share for 10 consecutive trading days.
(c) On January 27, 1998, Beta issued 100,000 common stock purchase warrants exercisable at a price of $3.75 per share to an officer of Beta. The exercise price was equal to the market value of the common stock on the date of grant. The warrants vest as follows: (a) 25,000 warrants vested immediately; (b) 25,000 shall vest upon the first anniversary of the employee's employment (January 27,1998) with Beta; (c) 25,000 shall vest upon the second anniversary of employment; and (d) 25,000 shall vest upon the third anniversary of employment. If the officer ceases employment during the vesting period, all nonvested warrants shall be forfeited.


       Pro Forma Information


As stated in Note 2, Beta has not adopted the fair value accounting prescribed by FAS123 for employees. Had compensation cost for stock options issued to employees been determined based on the fair value at grant date for awards in the year ended December 31, 1998 consistent with the provisions of FAS123, Beta's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:

                                December 31, 1998
Net loss                              $(2,473,000)
Loss per common share                       $(.39)


During the year ended December 31, 1997, Beta did not grant options to employees. As a result, there would be no effect on Beta's net loss or net loss per share.

The fair value of each option is estimated on the date of grant using the minimum value option-pricing model using the following assumptions: expected volatility of 0%, an expected life of 2-3 years, no dividends would be declared during the expected term of the options, a risk free interest rate of approximately 5.6%.

The weighted average fair value of the options on the grant dates was $4.31 per share.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)      INCOME TAXES

 Income tax (expense) for the years ended December 31, 1997 and 1998 is comprised of the following:

                                                                                         Cumulative
                                       Inception                Year ended          From inception (June
                                   (June 6, 1997) to           December 31,             6, 1997) to
                                   December 31, 1997               1998              December 31, 1998
                                 ---------------------     --------------------    ----------------------
Current:
         Federal             $             -           $            -           $            -
         State                             -                      (800)                    (800)
                                 ---------------------      -------------------    ----------------------

                             $             -           $          (800)         $          (800)

                                 =====================     ====================    ======================
Deferred:
         Federal             $             -           $            -           $            -
         State                             -                        -                        -
                                 ---------------------     --------------------    ----------------------
                             $             -           $            -           $            -
                                 =====================     ====================    ======================

The actual income tax (expense ) benefit differs from the "expected" tax (expense) benefit (computed by applying the U.S. Federal corporate income tax rate of 34% for each period) as follows:

                                                                                                   Cumulative
                                                Inception                Year ended           from inception (June
                                            (June 6, 1997) to           December 31,              6, 1997) to
                                            December 31, 1997               1998               December 31, 1998
                                          ----------------------     -------------------     ----------------------
Amount of expected tax
      (expense) benefit                $               68,535    $             810,458   $             878,993
Non-deductible expenses                                  (713)                 (23,759)                (24,472)
State taxes, net                                      -                           (800)                   (800)
Change in valuation allowance
       For deferred tax assets                        (67,822)                (786,699)               (854,521)
                                       -----------------------   ----------------------  ----------------------
Total                                  $            -            $                (800)  $                (800)
                                       =======================   ======================  =======================


 The components of the net deferred tax asset recognized as of December 31, 1997 and 1998 are as follows:

                                                           December 31, 1997          December 31, 1998
                                                         ----------------------    -----------------------
Long-term deferred tax assets (liabilities)
         Net operating loss carryforwards                  $           74,801         $         1,714,694
         Exploration and development costs
         capitalized for financial purposes,
             expensed for tax purposes                                   -                       (605,173)
                                                         ----------------------    -----------------------
                                                                       74,801                   1,109,521
         Valuation allowance                                          (74,801)                 (1,109,521)
                                                         ----------------------    -----------------------
         Net long term deferred tax asset                  $             -            $             -
                                                         ======================    =======================

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 At December 31, 1998, Beta has net operating loss carryforwards of approximately $4,003,000 which expire in the years 2012 through 2018. Beta has California net operating loss carryforwards for the year ended December 31, 1998 of $4,002,000 which expire in 2005.

 Utilization of the tax net operating loss carryforward may be limited in the event 50% or more change in ownership occurs within a three year period.


(7)      OTHER

       Related Party Transactions


During the period from inception (June 6, 1997) through December 31, 1997, and for the year ended December 31, 1998, a director of Beta was paid $20,000 and $60,000, respectively, pursuant to a consulting contract for management and geologic evaluation services. In addition, the director subscribed to 350,000 shares of Beta's common stock at a price of $0.05 per share ("founder shares").

A second director of Beta subscribed to 50,000 founder shares at a price of $0.05 per share. In addition, a legal firm with whom the director is a shareholder, subscribed to 20,000 founder shares at a price of $0.05 per share. The legal firm represents Beta as general counsel. The legal firm also received 15,000 common stock purchase warrants presently exercisable at a price of $5.00 per share until expiration on March 12, 2003 in connection with the February 12, 1998 private placement (see Note 4).

A third director of Beta subscribed to 400,000 founder shares at a price of $0.05 per share.


Beta entered into an expense sharing agreement with Beta Capital Group, Inc., a company owned by the President and Chairman of the Board, and the Treasurer of Beta. The agreement provides for the allocation and reimbursement of certain office expenses such as office rent, secretarial support, office supplies, marketing materials, telephone charges between Beta and Beta Capital Group, Inc. During the period from inception through December 31, 1997 Beta made payments totaling $9,940 to Beta Capital Group, Inc. in connection with this agreement. During the year ended December 31, 1998 Beta paid $17,000 in connection with this agreement.

       Leases

Effective October 1, 1997, Beta entered into an agreement to lease office space. The lease agreement provides for a 24-month term expiring in September 1999. Monthly rent payments under the lease agreement commenced in October 1997. The lease agreement was previously in the name in Beta Capital Group, Inc. and was modified and extended by amendment to reflect Beta as tenant. Beta's President and Chairman, and Treasurer are personal guarantors of the lease agreement. Beta is recognizing rent expense ratably over the term of the lease. Total minimum future rental payments under this lease are as follows:

             Year ended December 31, 1999                          $ 23,804
                                                                  ============


Rent expense for the period ended December 31, 1997 and the year ended December 31, 1998 amounted to approximately $8,000 and $ 31,000 , respectively.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



       Initial Public Offering; Registration of Common Sstock

On December 4, 1998, Beta filed an S-1 Registration Statement with respect to its common stock. The S-1 Registration Statement contains two forms of prospectus: One prospectus will be used in connection with the sale by Beta of up to 880,000 shares of its common stock in a best efforts underwritten public offering and the other prospectus will be used by existing shareholders of Beta in effectuating sales from time to time, for their own account, of their shares of common stock, principally in over-the-counter transactions. It is anticipated that the Registration Statement will be amended subsequent to the date of this report for the following items: (i) to include this report, (ii) to increase the number of shares being offered by Beta from 880,000 to 1,500,000, and (iii) to include any other material changes to Beta since December 4, 1998.



       Employment Contracts


Beta has executed an employment contract dated June 23, 1997 with its president who also serves as a director. The contract provides for an indefinite term of employment at an annual salary of $150,000 commencing in October of 1997 and an annual car allowance of up to $12,000. The contract may be terminated by Beta without cause upon the payment of the following:


(a) Options to acquire the common stock of Beta in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

(b)  A cash payment equal to two times the aggregate annual compensation.

(c) In the event of termination without cause, all unvested securities issued by Beta to the Employee shall immediately vest and Beta shall not have the right to terminate or otherwise cancel any securities issued by Beta to the Employee.

On June 23, 1997, Beta entered into an employment agreement with a shareholder. The agreement provides for a two year term at an annual salary of $60,000 for services as "Vice President of Capital Markets". Under separate agreement, the Shareholder subscribed to 350,000 shares of Founders Shares at price of $0.05 per share. The subscription agreement provides that the shares shall vest over a three year period.

         Deferred Compensation

In 1998, the Company began to offer a simple individual retirement account (IRA) plan for all employees meeting certain eligibility requirements. Employees may contribute up to 3% of the employees eligible compensation. Beta's contribution to the plan for the year ended December 31, 1998 was $4,693.

         Other Assets

Other assets of approximately $166,000 at December 31, 1998 consisted of unapplied well prepayments.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8)      SUBSEQUENT EVENTS

         Bridge Loan


Subsequent to December 31, 1998, Beta completed the private placement of a $3,000,000 bridge promissory note financing to three qualified investors (the "1999 bridge financing"). In connection with the 1999 bridge financing, Beta has granted the investors a security interest in all of Beta's assets.

The first portion of the 1999 Bridge Financing was funded on January 20, 1999 for $2,000,000. The promissory notes issued by Beta have a maturity date of January 20, 2000. The notes bear interest, payable monthly in arrears, at a rate of 10%. The securities purchase agreements which govern the January bridge financing specify that, during the term of the notes, $1,000,000 of the proceeds of a public offering of common stock by Beta must be directed to repayment of the notes.

In connection with the January 1999 bridge financing, Beta issued 300,000 shares of common stock to the note holders. In addition, if any portion of the principal of the notes remains unpaid on the 180th, 210th, 240th, 270th, 300th, and/or the 330th day following the closing date of the securities purchase agreements, then on the day following any of such dates, Beta shall issue additional common stock to each holder of the notes. The additional common shares issued shall be determined by multiplying the unpaid principal balance by 2.5%. For example, if $1,000,000 of principal remains unpaid on the 180th day following the closing date, then on the following day the purchasers would be issued an additional 25,000 common shares calculated by multiplying $1,000,000 times 2.5%.

The second portion of the 1999 bridge financing was funded on March 19, 1999 for $1,000,000. The promissory note issued by Beta has a maturity date of March 19, 2000. The promissory note bears interest, payable monthly in arrears, at a rate of 10%. The securities purchase agreements which govern the bridge financing specify that, during the term of the promissory note, $1,000,000 of the proceeds of a public offering of common stock by Beta must be directed to repayment of the note.

In connection with the March 1999 bridge financing, Beta issued 100,000 shares of common stock to the promissory note holder (investor). In addition, If any portion of the principal of the note remains unpaid on the 30th, 60th, 90th, 120th, 160th, 180th, 210th, 240th, 270th, 300th, 330th and/or the 360th day
following the Closing Date of the securities purchase agreement, then on the day following any of such dates, Beta shall issue to the holder of the promissory note, that number of common shares determined by the above formula and a coverage percentage, in each instance, of 1%. For example, if $1,000,000 of principal remains unpaid on the 180th day following the closing date, then on the following day the investor would be issued an additional 10,000 common shares ($1,000,000 x 1%=10,000); if $250,000 of principal remains unpaid on the 180th day following the closing date, then on the following day the investor would be issued an additional 2,500 common shares calculated by multiplying $250,000 times 1%.


         Cheniere Energy, Inc. Joint Exploration Agreements

In January 1999, Beta entered into joint exploration agreements with Cheniere Energy, Inc. ("Cheniere") on three natural gas prospects located in Louisiana. Beta paid $658,000 to Cheniere as consideration for land and seismic costs in connection with the prospects and committed to participate in the drilling of a test well on each of the three prospects. The agreements provide that Beta will pay 20% of the costs of drilling each of the test wells to total depth to earn a 15% working interest in each prospect. All costs incurred thereafter shall be borne by Beta at its 15% working interest. Total estimated costs of drilling the three test wells to total depth are $873,000 net to Beta.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Dyad Australia, Inc. Exploration Agreement

In January 1999, Beta's wholly owned subsidiary BETAustralia LLC has signed an agreement with Dyad Australia, Inc. of Midland, Texas ("Dyad") to participate for a 20% working interest (16.4% net revenue interest) in Dyad's rights to the Toko Syncline Project. Dyad is the holder of exploration permits covering approximately 918,000 contiguous acres (1,434 square miles) in the Georgina and Eromanga Basins of Western Queensland. Beta has paid $100,000 to acquire 20% of Dyad's working interest buy-in rights in the project area. Dyad's buy-in rights allow it to buy into the exploratory well on a cost only basis and after the well has been drilled. If Dyad buys into the program after the initial exploratory well has been drilled and evaluated, Beta will at that point, have the option of acquiring a net 10% working interest in the well and entire program at cost. If Dyad postpones its buy-in option until the later stages of the project, then its option to purchase an interest will be incrementally reduced. Beta's working and net revenue interest in the Toko Syncline project area will depend on if and when Dyad and its partners elect to buy-in to the project and will be reduced in the later stages of the project if the buy-in option is not exercised and additional expenditures are incurred by the funding partner. The funding partner will have exclusive marketing rights to hydrocarbons in the project area, subject to an agreed minimum floor price to be received for hydrocarbons produced and sold.



9)       UNAUDITED SUPPLEMENTARY OIL AND GAS RESERVE INFORMATION


The following supplementary information is presented in compliance with United States Securities and Exchange Commission) regulations and is not covered by the report of Beta's independent auditors. The information required to be disclosed for the year ended 1998 in accordance with FASB Statement No. 69, "Disclosures About Oil and Gas Producing Activities," is discussed below and is further detailed in the following tables. There were no oil and gas reserves as of December 31, 1997.

    The reserve quantities and valuations for fiscal 1998 are based upon estimates by Veazey & Associates, Inc. and Beta's management. Proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beta wishes to emphasize that the estimates included in the following tables are by their nature inexact and are subject to changing economic, operating and contractual conditions. At December 31, 1998, all of Beta's reserves are attributable to recently drilled wells which are being completed and are not yet producing oil and gas as of that date. Reserve estimates for these wells are subject to substantial upward or downward revisions after production commences and a production history is obtained. Accordingly, reserve estimates of future net revenues from production may be subject to substantial revision from year to year. Reserve information presented herein is based on reports prepared by independent petroleum engineers.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect Beta's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these are the basis for the valuation process.


       CHANGES IN QUANTITIES OF PROVED PETROLEUM AND NATURAL GAS RESERVES
                FOR THE YEAR ENDED DECEMBER 31, 1998 (Unaudited)

                                                                                                Oil                Gas
                                   PROVED RESERVES                                            (Bbls)             (Mcf's)
--------------------------------------------------------------------------------            -----------         ----------
Balance at December 31, 1997                                                                      -                 -

         Extensions and discoveries                                                             1,461            1,596,740
                                                                                            -----------         -----------
Balance at December 31, 1998                                                                    1,461            1,596,740
                                                                                            ===========         ===========

                                                                                                 Oil                Gas
                        PROVED DEVELOPED BEHIND PIPE RESERVES                                  (Bbls)             (Mcf's)
--------------------------------------------------------------------------------        --------------       -------------
December 31, 1997                                                                              -                     -
                                                                                        ==============       =============
December 31, 1998                                                                               1,461            1,596,740
                                                                                        ==============       =============

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED PETROLEUM AND NATURAL GAS RESERVES (Unaudited)

For purposes of the following disclosures, estimates were made of quantities of proved reserves and the periods during which they are expected to be produced. Future cash flows were computed by applying year-end prices to estimated annual future production from proved oil and gas reserves. The average year-end price for oil was $13.14 per barrel at December 31, 1998. The average year-end price for gas was $1.85 per Mcf at December 31, 1998. Future development and production costs were computed by applying year-end costs to be incurred in producing and further developing the proved reserves. Future income tax expenses were computed by applying, generally, year-end statutory tax rates (adjusted for permanent differences, tax credits and allowances) to the estimated net future pre-tax cash flows. The discount was computed by application of a 10% discount factor. The calculations assume the continuation of existing economic, operating and contractual conditions. However, such arbitrary assumptions have not proven to be the case in the past. Other assumptions of equal validity could give rise to substantially different results.

                                                                                    Year Ended
                                                                                    December 31,
                                                                                       1998
                                                                                 ---------------

Future cash inflows                                                          $         2,978,861
Future costs-
    Production                                                                          (343,478)
    Development                                                                          (81,621)
                                                                                 ---------------
Future net cash inflows before income tax                                              2,553,762
Future income tax                                                                       -
                                                                                 ---------------
Future net cash flows                                                                  2,553,762
10% discount factor                                                                     (837,154)
Standardized measure of discounted
                                                                                 ===============
     future net cash flows                                                   $         1,716,608
                                                                                 ===============


        CHANGES IN THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
               FLOWS FROM PROVED PETROLEUM AND NATURAL GAS RESERVE
                             QUANTITIES (Unaudited)

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                                   Year Ended
                                                                                   December 31,
                                                                                     1998
                                                                                 ---------------
Standardized measure of discounted future net cash
         flows--beginning of year                                            $          -

Extensions and discoveries, net of future costs                                     1,716,608
                                                                                        -
Standardized measure of discounted future net cash
                                                                                 ---------------
             flows--end of year                                              $      1,716,608
                                                                                 ===============

                      INSIDE BACK COVER PAGE OF PROSPECTUS

(Three graphic illustrations depicting the following: (i) A three dimensional cube which illustrates the ground surface and underlying layers of earth from which oil and gas is produced, (ii) a map of California which shows the location of Beta's prospects and (iii) a map of Australia which shows the location of Beta's ongoing Australian prospect.)

================================================================================


You should rely only on the information contained in this document or that we have referred to you. We have not authorized anyone to provide you with information that is different. The delivery of this prospectus and any sale made by this prospectus does not imply that there has been no change in the affairs of Beta since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                                TABLE OF CONTENTS

Additional Information .............................   35
Prospectus Summary .................................    1
Risk Factors .......................................    4
Use of Proceeds ....................................   11
Dilution ...........................................   12
Capitalization .....................................   14
Dividends ..........................................   14
Selected Consolidated Financial Data ...............   15
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ....   16
Glossary ...........................................   21
Business ...........................................   24
Properties .........................................   26
Management .........................................   36
Executive Compensation .............................   38
Summary Compensation Table .........................   38
Principal Shareholders .............................   40
Certain Relationships and Related Party Transactions   41
Description of Securities ..........................   42
Shares Eligible for Future Sale ....................   44
Underwriting .......................................   45
Legal Matters ......................................   46
Experts ............................................   46
Financial Statements ...............................   F-1


  For an explanation of industry terms used in this prospectus, see "Glossary."


                             ----------------------


Dealer prospectus delivery obligation. Until ___, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================



                           [Beta Oil & Gas, Inc. Logo]




                              Beta Oil & Gas, Inc.





                                800,000 (Minimum)
                               1,500,000 (Maximum)

                             Shares Of Common Stock
                                ($.001 Par Value)





                           --------------------------

                                   PROSPECTUS
                           --------------------------






                             Brookstreet Securities
                                   Corporation





                                 _________, 1999








================================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 ALTERNATE PAGE


                                   Prospectus

                              Beta Oil & Gas, Inc.

                        9,652,155 shares of Common Stock
                                ($.001 Par Value)


         The  Offering:  This offering  relates to the possible sale, from time to time, by certain shareholders, the "selling security holders" of Beta of up to 7,029,492 shares of common stock, and 2,697,663 shares of common stock issuable upon exercise of unregistered common stock purchase warrants, the "warrants." Beta will not receive any proceeds from sales by selling security holders, except when warrantholders choose to exercise their warrants, in which case Beta will receive the exercise price of the warrants net of a 5% commission. The registration of the 9,652,155 shares of common stock in this prospectus is conditioned upon Beta successfully completing the minimum offering of 800,000 shares of its initial public offering. See "Plan of Distribution" for further details concerning the possible sale of these shares.


Proposed Trading Symbol: No public market  currently exists for our shares. We intend to apply for quotation on The Nasdaq SmallCap Market under the symbol "BETA." The offering price may not reflect the market price of our shares after the offering.

                  ---------------- ---------------------------

================================================================================


This Investment Involves a High Degree of Risk. You Should Purchase Shares Only if You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page __.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



================================================================================



Beta has agreed to bear all the expenses of registering these shares. The expenses are estimated at $90,000.




                The date of this prospectus is ___________, 1999_

                                 ALTERNATE PAGE
                               PROSPECTUS SUMMARY


     This summary highlights selected information contained elsewhere in this prospectus. You should also read the entire prospectus carefully, including the risk factors and financial statements. There is no assurance that Beta will ever generate a profit from oil and gas operations.



                              Beta Oil & Gas, Inc.

Offices: Beta's corporate headquarters are located at 901 Dove Street, Suite 230, Newport Beach, CA 92660. Our telephone number is (949) 752-5212.

Our  Business:          Beta  Oil &  Gas,  Inc.  is an oil  and  gas
                        company organized in June 1997 to participate in the exploration and production of natural gas and crude oil. Our operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California. Beta's wholly owned subsidiary, BETAustralia, LLC, participates in the exploration for oil and gas in Australia.


Operations  Philosophy: Beta intends to rely on joint  ventures with  qualified operating  oil and gas  companies  to  operate  its
                        projects  through  the exploratory   and   production
                        phases.   This  will  reduce  general and administrative
                        costs necessary to conduct operations. As of the date of this prospectus, Beta was not operating any of its projects.


3-D  Seismic:           Beta believes  that 3-D seismic  surveys have
                        reduced the risk of oil and gas  exploration in certain
                        areas.   Recognizing  this  change,  we  have  acquired
                        prospective  acreage blocks for targeted,  proprietary,
                        3-D seismic  surveys.  Briefly,  a seismic survey sends
                        pulses of sound from the surface,  down into the earth,
                        and records the echoes  reflected  back to the surface.
                        By calculating the speed at which sound travels through
                        the various  layers of rock, it is possible to estimate
                        the depth to the reflecting  surface.  We use computers
                        to perform these calculations and "process" the seismic
                        data.  It then becomes  possible to create a picture of
                        the rock structures deep below the earth's  surface.  A
                        3-D  seismic  survey  provides  us a three  dimensional
                        picture  of  these   rock   structures.   These   three
                        dimensional "pictures" show us the potential size of a potential oil or gas reservoir and the best location to drill for it.


Current Status:         As of the date of this prospectus,  we have
                        participated in projects which total about 76,000 gross acres under lease or option. This is 13,000 acres net to Beta's average 17% interest. Beta has participated with other oil and gas companies to conduct seismic surveys over approximately 94% of the acreage. From the data generated by its initial proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.


South Texas Exploration:Approximately $10,000,000, about 60% of the total funds raised so far by Beta, have been utilized to acquire interests in lands and seismic data in the onshore Texas Gulf Coast region. Beta's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation. Drilling commenced in these projects during the first quarter of 1999 and has resulted in two discoveries of oil and gas to date. Representatives of Parallel have informed Beta that drilling will continue in these projects throughout the year. Beta anticipates that participation in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

Louisiana Exploration:  Approximately $3,300,000, representing 20% of the  funds raised so far by Beta have been invested in leases, seismic data acquisition and drilling in Louisiana. Drilling commenced in these prospects in 1998 and has resulted in one oil and gas discovery so far. It is expected that Beta will participate in the drilling of a minimum of six wells in Louisiana during 1999.

Other Exploration:      The balance of the funds raised to date have been
                        utilized primarily to fund other domestic and international exploratory activities. Beta's exploratory activities in areas outside of Texas and Louisiana have resulted in one gas discovery located in Central
                        California. We anticipate that Beta will expend additional funds to explore these areas during 1999 and future periods.


1999 Budget Plans:      Beta's capital budget for 1999 of approximately
                        $8,300,000, subject to available funds, includes amounts
                        for the acquisition of additional 3-D seismic data and
                        for the drilling of 38 gross wells, or 8.39 wells net to
                        Beta, in 1999.   Beta will own interests in the wells
                        ranging from 12.5% to 75% and averaging 22%. A majority of the budgeted wells will be drilled in Texas and Louisiana. In addition, Beta anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will be identified for drilling beyond 1999.



                                  The Offering


Common stock offered by the selling security holders:         9,727,155 shares (1)

Common stock warrants:                                        2,697,663

Common stock to be outstanding after the offering:(2)         7,458,492 shares

Use of proceeds: (3)                                          The Company will not receive any proceeds from the sale
                                                              of securities by the selling security holders, although
                                                              it could realize as much as $14,463,821 if all warrants
                                                              are exercised, less an approximate 5% commission to
                                                              brokers of record, if any.  The proceeds from the
                                                              exercise of warrants will be used for general working
                                                              capital purposes, the repayment of debt and the drilling
                                                              of wells in Beta's Louisiana, California and Texas
                                                              prospects. The registration of the 9,652,155 shares of
                                                              common stock in this prospectus is conditioned upon Beta
                                                              successfully completing the minimum offering of 800,000
                                                              shares of its initial public offering.

Risk factors:                                                 An investment in our shares is very risky, and you should
                                                              be able to bear a complete loss of your investment. See "Risk Factors"
                                                              for a detailed  discussion of the risks and  uncertainties  concerning
                                                              Beta's common stock.


Proposed Nasdaq SmallCap Market Symbol:(4)                    BETA

(1)      Includes 2,697,663 shares of common stock reserved for issuance upon exercise of warrants
(2)      Does not include  common stock  issuable upon  exercise of  outstanding warrants.  In  addition,  it  does  not  include  between  800,000  and
         1,500,000 shares being offered concurrently with this offering.
(3)      Net proceeds before deducting estimated offering expenses of $90,000.
(4)      There is no  assurance  that the  common  stock  will be  approved  for quotation in the Nasdaq SmallCap Market or that a trading public market will develop, or, if developed,  will be sustained. See "Risk Factors -
         There  has  been no prior  trading  market  for  Beta's  common  stock;
         potential  volatility  of  Beta's  stock  price"  for a  more  detailed discussion of these market risks.


                                 ALTERNATE PAGE
                                 USE OF PROCEEDS


     Beta will not receive any proceeds from the sale of securities by the selling security holders. Beta intends to utilize the proceeds received from the exercise of any warrants, estimated to be $14,463,821 if all warrants are exercised in full, less a 5% commission to the brokers of record if applicable, for general corporate and working capital purposes, for the repayment of debt and for exploratory and development drilling on its various projects. There can be no assurance that any of the warrants will be exercised. This is Beta's best estimate of its use of proceeds generated from the sale of shares by Beta and the possible exercise of warrants based on the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of Beta's board of directors. The registration of the 9,652,155 shares of common stock in this prospectus is conditioned upon Beta successfully completing the minimum offering of 800,000 shares of its initial public offering.

                                 ALTERNATE PAGE
                       RESALE BY SELLING SECURITY HOLDERS


     This prospectus relates to the proposed resale by the selling security holders of up to 7,029,492 shares of outstanding common stock as well as the resale of up to 2,697,663 additional shares of common stock issuable upon exercise of Beta's outstanding common stock purchase warrants. The following tables set forth as of the date of this prospectus certain information concerning the persons for whom Beta is registering the shares for resale to the public. Beta will not receive any of the proceeds from the sale of the shares, but will receive a maximum of $14,463,821 if the warrants listed below are exercised.

                                                                                                     Common    Percentage
                                                                                           Common     Stock      Owned
                                                                                            Stock  Underlying  If More
                              Security Holder                                              Shares   Warrants    Than 1%
                              ---------------                                              ------   --------    -------
15TH STREET PARTNERS                          A LIMITED PARTNERSHIP                        20,000    20,000      -
ALSTROM, JOHN K.  &                           ALSTROM, DOREEN Y.  COM PROP                  8,000     2,000      -
ALTER, SCOTT C                                                                              4,000     1,000      -
ANDERSON, RAYMOND A.  &                       ANDERSON, PATRICIA ANN                        1,336       334      -
ANDERSON, SAMUEL THOMAS  &                    ANDERSON, DIANA LEE  JTWROS                  10,000     2,500      -
ANTRY, JO LAYNE  TTEE                         ANTRY, JO LAYNE  REV INT TR U/A DTD          10,000         0      -
                                              5/11/93
ANTRY, SARA ELIZABETH                                                                           0    12,500      -
ANTRY, STEVE  &                               ANTRY, LISA                               1,500,000         0     21%
ANTRY, W FRED                                                                              10,000         0      -
ANTRY, WILLIAM WARREN                                                                       5,000         0      -
ARAX, NAVO  &                                 ARAX, JOSETTE  COM PROP                       1,000       250      -
ARKOOSH, JOHN T  &                            ARKOOSH, GAIL A  JTWROS                       8,000     2,000      -
ARKOOSH, JOHN T                                                                                 0    23,200      -
ARKOOSH, THOMAS J                                                                           8,000     2,000      -
ASSEMI, MASSOUD                                                                             2,000       500      -
ASSEMI, SAID  IRA                                                                           2,000       500      -
AVANT, DON L                                                                                    0       800      -
BAIRD, RALPH                                                                                    0    10,000      -
BALAKIAN, LARRY                                                                             4,000     1,000      -
BARBOUR, MATT                                                                               8,000     2,000      -
BEAR STEARNS SECURITIES CORP CUST FBO         MANZ, VIRGINA C  IRA #5859520214048          20,000     5,000      -
BEAR STEARNS SECURITIES CORP CUST FBO         LACY, FREDERICK  SEP IRA                     13,120     3,280      -
BENNETT, BILL  &                              BENNETT, JOYCE L  COMMUNITY PROPERTY         10,200     2,550      -
BENNETT, JACK K  &                            BENNETT, GLORIA E                            10,000         0      -
BENNETT, LAURIE LEA                                                                         5,000         0      -
BERBERIAN & GAZARIAN FAMILY FOUNDATION                                                     10,000     2,500      -
BERLINER, WILLIAM P  &                        BERLINER, MARIE E  JTWROS                     4,000     1,000      -
BERTAINA, LAWRENCE J  TTEE                    BERTAINA, LAWRENCE J  REV LIV TR DTD          2,000       500      -
                                              09/18/89
BIPPUS, JUNE                                                                                    0     4,000      -
BIPPUS, WANDA JUNE                                                                              0     5,000      -
BIRCHTREE FINANCIAL SERVICES INC.                                                               0     1,442      -
BLACK DIAMOND BLADE INC  PROFIT SH PL & TR    BRENNER, FRANKLIN  TTEE                      19,000     4,750      -
BLACK, JOHN M  &                              BLACK, JOYCE E.  JTWROS                       4,000     1,000      -
BLAIR, SUSAN A                                                                              6,000     1,500      -
BLOUNT, LAMARUS L.  &                         BLOUNT, MICHELLE T.  JTWROS                  12,000     3,000      -
BLUM, DEREK E                                                                               1,000       250      -
BLUM, GERALD H.                                                                             1,348       334      -
BLUM, RYAN H                                                                                1,000       250      -
BOESEL, JOHN                                                                                          1,200      -
BOGHOSIAN, NICHOLAS P & NANCY  TTEES FBO      BOGHOSIAN FAMILY TRUST UTD 11-20-90           4,000     1,000      -
BONNER, CHARLES B.                                                                         10,668     2,667      -
BONNER  JR, S.M.                                                                            8,000     2,000      -
BORELLI, DON                                                                                8,000     2,000      -
BOSWELL, GEORGE  &                            BOSWELL, NORMA G.  JTWROS                     4,000     1,000      -




                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
BOVA, MICHAEL F  &                            BOVA, L. MICHELLE  TIC                        4,000     1,000      -
BOWERS, STEVEN W.  &                          BOWERS, SYBIL A.                              2,600       650      -
BOYD, KEN  TTEE FBO                           KENCO INVESTMENT INC PROFIT SHARING PLAN      2,000       500      -
BOYD, KEN                                                                                   2,000       500      -
BRAGG, ROBERT M  TTEE FBO THE                 BRAGG, ROBERT M  SEPARATE PROPERTY TR        17,112     4,278      -
                                              5-30-72
BRENNER, FRANK                                                                             19,000     4,750      -
BRENNER, HOBY  &                              BRENNER, ALEXIS                              18,332     4,583      -
BRILL  JR, WILLIAM B.  &                      BRILL, DOLORES M  TIC                         8,000     2,000      -
BROOKSHIRE, G. LEE  &                         BROOKSHIRE, JANEL M.                          6,000     1,500      -
BRUNY, STEPHEN J.                                                                           4,000     1,000      -
BUCKENBERGER, ROBERT A.  IRA                                                                4,000     1,000      -
BURKS, STEVE                                                                                    0     8,464      -
CAMBRIDGE, THOMAS R.  TTEE                    CAMBRIDGE PRODUCTION INC.401K PRF SH PLN      8,000     2,000      -
CANALES, JAMES P.                                                                           4,000     1,000      -
CANADA, LEESA NAN HOLLAND                                                                   2,000       500      -
CARIB FINANCIAL                                                                                 0    10,000      -
CARLISLE, FRED H  TTEE FBO                    CARLISLE, FRED H & SUE Z  REV TRUST           2,000       500      -
CARLISLE, FRED H.  &                          CARLISLE, SUE Z.  REV TRUST                   2,000       500      -
CARR, GARY B.                                                                               6,000     1,500      -
CASEY FAMILY TRUST UTD 04/18/90                                                             8,000     2,000      -
CASEY, LARRY W & SUANNE BLAIR  TTEES FBO      CASEY FAMILY TRUST UA DTD 4-18-90             4,000     1,000      -
CASWELL  BELL  HILLISON  BURNSIDE &           GREER SHARING TR  FBO JAMES M BELL            1,000       250      -
CASWELL, G THOMAS  JR &                       CASWELL, CAROL W  COMMUNITY PROPERTY          6,000     1,500      -
CASWELL, THOMAS                                                                             4,000     1,000      -
CENTANNI, RANI                                                                                  0     1,000      -
CHANNER, GARY J  & PATRICIA J TTEES           CHANNER FAMILY TRUST                          4,000     1,000      -
CHANNER, GARY J.                                                                            8,000     2,000      -
CHAN, JACKY C.                                                                              1,000       250      -
CHERRY, ROBERT T & TAY N  TTEES               CHERRY FAMILY TRUST                           2,000       500      -
CHILDS, SPENCER                                                                                 0     2,000      -
CHIZMAR, LAWRENCE E  JR IRA                                                                 2,000       500      -
CHOOLJIAN, LEO                                                                              8,000     2,000      -
CHOOLJIAN, MEHRAN & MADELINE  TTEES FBO       CHOOLIJAN, MERHAN & MADELINE  FAM TR DT      22,000     5,500      -
                                              08/91
CHOOLJIAN, MEHRAN  &                          CHOOLJIAN, MADELINE                          10,000     2,500      -
CHOOLJIAN, MICHAEL                                                                          2,700       675      -
CIFELLI, THOMAS A  LIVING TRUST                                                                 0       231      -
CITY NATIONAL BANK TTEE FBO                   APPLICATION SOFTWARE INC PROF SH TR          16,000     4,000      -
CLARK, JEFF                                                                                             840      -
COFFMAN, SUSAN M  &                           COFFMAN, LEROY B  II COMMUNITY PROPERTY      16,000     4,000      -
COHEE, GARY                                                                                     0     2,500      -
COLBERT ENTERPRISES PRF SHR PLN               COLBERT  TTEE, FLOYD O.                       4,000     1,000      -
COLLETTE, DAVID G.                                                                          2,600       650      -
COLLINS, TRUDY G.                                                                           3,000       750      -
COLTON INVESTMENTS LLC                                                                      8,000     2,000      -
COLTON, RANDALL WAYNE                                                                      60,000    15,000      -
CONNOLLY, JOSEPH  & BETTY LOU CONNOLLY        FAMILY TRUST UTD 1-24-92                     16,000     4,000      -
CONSTRUCTION DEVELOPERS INC.                                                               16,000     4,000      -
CONZELMAN, MAX                                TTEE MAX CONZELMAN TR UTD 06/10/91            1,332       333      -
COPELAND, CARRIE                                                                            1,000         0      -
COPELAND, COURTNEY                                                                          1,000         0      -
COPELAND, GREGORY                                                                           1,000         0      -
COPELAND, KRISTEN                                                                           1,000         0      -
COPELAND, LEE R &                             COPELAND, CAROL S  JTWROS                     2,000     1,750      -
COPELAND, LEE R                                                                             2,000       500      -
COPELAND, NATHAN LEWIS -                                                                    1,000         0      -
CORNWELL, KNOWLES                                                                           8,000     2,000      -
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
CORRIN, ALLAN A                                                                             8,000     2,000      -
COSTNER-MCIHENNY, KATHY M                                                                   2,000       500      -
CULLUM, TIM                                                                                     0     8,464      -
CUMMINGS, RICHARD & LAURA  TTEES              CUMMINGS, RICHARD  REV TR UTD 01/17/96        6,668     1,667      -
CUNNINGS, ROY W.  &                           CUNNINGS, NORMA D.                            2,700       675      -
CURRY, PATRICK GREGG                                                                        8,000     2,000      -
CURTIS, CHARLES ELLIOTT & CHARLENE ANN  TEES  CURTIS, CHARLES & CHARLENE  FAM TR            7,336     1,834      -
                                              4-15-94
CUTLER, STANLEY                                                                             4,000     1,000      -
DAHLIA FINANCIAL LTD.                                                                           0   400,000      -
DANDELION INTERNATIONAL LTD                                                               177,776    44,444     2.5%
DAVIS, CHRISTINE                                                                            5,000         0      -
DAVIDIAN, DOUGLAS B & ROBYN D  TTEES          DAVIDIAN REV TR DTD 07/05/95                  8,000     2,000      -
DAVIDIAN, DOUG                                                                              2,000       500      -
DAVIDIAN, HAIG                                                                                  0    10,000      -
DAVIDIAN, HAIG                                                                             24,000     6,000      -
DAVIDSON, JANICE A  TTEE UA DTD 5-19-81                                                     6,000     1,500      -
DEBOOY, DAVID P  &                            DEBOOY, RUTH E  JTWROS                        2,000       500      -
DEFONSEKA, MAHENDRA  M.D.                                                                   1,500       375      -
DELAWARE CHARTER GUARANTEE & TRUST T/F        HAGERTY, WILLIAM KELLY                        8,000     2,000      -
DESMOND, JOSEPH F  TTEE OF THE                DESMOND SURVIORS TRUST                       14,000     3,500      -
DESMOND, JOSEPH F                                                                           8,000     5,500      -
DICKISON-RYSKAMP, JUDITH                                                                        0       660      -
DICKISON-RYSKAMP, JUDITH                                                                    2,000       500      -
DIR, DALE B  TTEE FBO THE DALE B DIR          LIVING TRUST DTD 11-3-93                     12,000     3,000      -
DIR, RODNEY D                                                                              12,000     7,400      -
DIXON, BILL                                                                                     0     2,000      -
DOMME  M.D., SYLVESTER                                                                      1,332       333      -
DONALDSON  LUFKIN  JENRETTE SECURITIES CUST   FILEDS, STEPHEN A  IRA DLJ AC#6JC105452       3,000       750      -
DOW, ROBERT L  JR                                                                           5,000     1,250      -
DRAKE, RONALD L.                                                                           12,000     3,000      -
DUBOIS, J.SCOTT  &                            DUBOIS, CYNTHIA A.  JTWROS                    8,000     2,000      -
DUNCAN, LARRY R.                                                                            4,000     1,000      -
DUNCAN, ROBERT E.  TTEE FBO                   DUNCAN FAMILY TRUST 1986                     10,000     2,500      -
DUNCAN, ROBERT E.  &                          DUNCAN, LINDA L.  COMM PROP                  50,000    12,500      -
EGAN, RICHARD M                                                                             1,000       250      -
ELHAJ, ABED K.                                                                              6,000     1,500      -
ELLIOTT, BRUCE                                                                              2,000       500      -
ELLIS, JOHN STEVEN  SR &                      ELLIS, REBECCA C  JTWROS                      6,000     1,500      -
EVANS, MARK A  &                              EVANS, STACEY D  JTWROS                       1,332       333      -
EVEREN CLEARING CORP CUST FBO                 COLLETTE, DAVID G.  SEP IRA                   4,000     1,000      -
EVERS, MARJORIE S                                                                           8,000     2,000      -
EVETTS, CURTIS A                                                                            8,000     2,000      -
FAMALETTE, JAMES R  &                         FAMALETTE, DWANNA N  COMMUNITY PROPERTY       4,000     1,000      -
FASI, RALPH                                                                                 8,000     2,000      -
FETTERS, R T                                                                              350,000         0      5%
FIELDS FAMILY ADMINISTRATIVE TRUST                                                          4,000     1,000      -
FIELDS, KATHRYN R  TTEE                       FIELDS GRANDCHILDREN'S TRUST                  4,000     1,000      -
FIELDS, KATHRYN R  TTEE FBO                   FIELDS, KATHRYN R  SURVIVORS TR UDT           8,000     2,000      -
                                              03/27/81
FIFTEENTH STREET PARTNERS L.P.                                                             26,668     6,667      -
FINE, HOWARD F  &                             FINE, CAROL M  TTEES FINE REV TR DTD        120,000    30,000      2%
                                              12/1/88
FISCHER, STEPHEN L                                                                        350,000    25,000      5%
FOERSTER, STEVEN P                                                                         16,000     4,000      -
FOSTER, RAYMOND T & LEITA  TTEES OF THE       FOSTER, RAY T  REVOCABLE TRUST                5,668     1,417      -
FOX & COMPANY INVESTMENTS INC.                                                                  0       313      -
FRANEY, ROGER C.                                                                            4,000     1,000      -
FRAZER, JOE W  M.D. &                         FRAZER, JILL B.  JTWROS                       4,000     1,000      -
FREDSON, RONALD A  &                          FREDSON, MARGARET A  JTWROS                   8,000     2,000      -
FRICK, C. WALTER  TTEE OF THE                 FRICK FAMILY TRUST UTD 1-31-92                4,000     1,000      -
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
FRICK, C. WALTER                                                                            4,000     1,000      -
FROGGATTE, THERON L                                                                         1,332     4,374      -
FUJINAKA, STEVE HISAO                         FUJINAKA, BARBIE  JTWROS                     24,000     6,000      -
GALBRAITH, JACK H  TTEE                       JACK H GALBRAITH TR UTD 05/25/95              5,332     1,333      -
GAMMAGE & BURNHAM PROF SH PL #18                                                            2,000       500      -
GAZARIAN, ARNOLD H & DIANE B  TTEES FBO       GAZARIAN FAMILY TRUST                        16,000     4,000      -
GBS FINANCIAL CORP                                                                              0     3,621      -
GESSERT, CHARLES                                                                            4,000     1,000      -
GETZ, KAREN A.                                                                              1,000       250      -
GIDDINGS, DEBRA  &                            GIDDINGS, RICHARD  JTWROS                     8,000     2,000      -
GIDDINGS, RICHARD J.  &                       GIDDINGS, CAROL H.                            8,000     2,000      -
GLASCO, DALE  TTEE                            GLASCO FAMILY TRUST                           8,000     2,000      -
GLASPEY, RODGER C  TTEE                       GLASPEY FAMILY TRUST UTD 05/15/92            20,000     5,000      -
GORDON, CHRIS                                                                              56,000    14,000      -
GOULD, PAUL L.                                                                             11,000     2,750      -
GRALNICK, MARK AVERY                                                                        4,000     1,000      -
GRAY, BETTY CURTIS                                                                          8,000     2,000      -
GRIDER, ROBERT E.  &                          GRIDER, JEANETTE  COMM PROPERTY               1,000       250      -
GRIDER, ROBERT E  &                           GRIDER, JEANETTE                              2,000       500      -
GRIFFIN, JAMES                                                                                  0     2,000      -
GROSS, RONALD I                                                                                 0        51      -
GRUS, GEORGE W  &                             GRUS, LIBBY  JTWROS                           8,000     2,000      -
H. ARNOLD KELA FARMS EMPLOYEE RETIREMENT      PLAN & TRUST DTD 12-28-71                    14,000     3,500      -
HAFER, EDWARD                                                                               8,000     2,000      -
HAGERTY STEWART & ASSOCIATES                                                                    0    53,756      -
HAGERTY, WM KELLY & GLADYS W  TTEES FBO       HAGERTY TRUST DTD 11/24/92                        0     8,160      -
HANGEN, DONALD H & PATRICIA C  TTEES          HANGEN FAMILY TRUST UTD 3-6-96                2,000       500      -
HANOIAN, DARRYL G.                                                                          2,700       675      -
HANSON, AMY ANN                                                                             1,000         0      -
HANSON, MARY ANN                                                                            1,000         0      -
HANSON, PEDER CHRISTIAN                                                                     1,000         0      -
HANSON, ROBERT FRANKLIN                                                                     1,000         0      -
HARDMAN, GARY D                                                                             4,000     1,000      -
HARDIN, JAMES  &                              HARDIN, DIANE  COM PROP                       2,000       500      -
HARRIES, EUGENE J.  &                         HARRIES, EDEN L.  JTWROS                      1,000       250      -
HARRIS, PATRICIA                                                                                0     5,000      -
HARTOG, B. M. DEN  TTEE OF THE                HARTOG, DEN 1989 FAMILY TR UA DTD 6-13-89     3,000       750
HARTOG, B. M. DEN                                                                           2,000       500      -
HARTMAN, JOHN                                                                               2,000       500      -
HASKER, DAN C                                                                               8,000     2,000      -
HAWKINS, BRUCE E  &                           HAWKINS, KATHY B                              5,000         0      -
HEITKOTTER, JAMES  &                          HARTLEY, JUNE G  JTWROS                       6,000     1,500      -
HELMER, JAMES D  & IRIS C HELMER  TTEES FBO   HELMER FAMILY TRUST DTD 5-1-97                4,000     1,000      -
HENDRICKS, FRANK  IRA #83003228                                                             2,000       500      -
HERNDON, BILL                                                                                   0     6,421      -
HIBNER, RICHARD W  &                          HIBNER, EILEEN W  COM PROP                   21,844     5,461      -
HILL, T WILLIAM  &                            HILL, BARBARA C  JTWROS                       8,000     2,000      -
HILL, T. WILLIAM  &                           HILL, BARBARA C  JTWROS                       4,000     1,000      -
HIRSCHFELD, DAVID S.                                                                        5,368     1,342      -
HLLYWA, JOHN  &                               HLLYWA, CYNTHIA  JTWROS                       2,500     5,000      -
HOBBS, JERRY C.  &                            HOBBS, SARAH JANE  TIC                        4,000     1,000      -
HODGES, JOSEPH MICHAEL                                                                     17,332     4,333      -
HODGES, MICHAEL S                                                                               0     5,000      -
HOFFMAN, DAROL  TTEE FOR RICHARD D GORDON INC PROFIT SHARING PLAN                          20,000     5,000      -
HOFFMAN, DAROL                                                                             10,000     2,500      -
HOLDEN, GREGORY M  &                          HOLDEN, NANCY                                 1,000       250      -
HOLDER, MARY LYNN                                                                           1,000         0      -
HOLLAND, C.T.                                                                              24,000     6,000      -
HOLLAND, PAMELA J                                                                           2,000       500      -
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
HOMEN, ROBERT E.  &                           HOMEN, LUCY M.  COM PROP                      5,000     1,250      -
HOPKINS, ALAN R & KAREN D  TTEES              UNDER THE DECLARATION OF TRUST DTD            1,000       250      -
                                              1-23-90
HORN, J.P. & JILL B                           COMMUNITY PROPERTY                            2,000       500      -
HORWITZ, FLOYD                                                                              5,000         0      -
HORWITZ & BEAM                                                                             20,000    15,000      -
HORWITZ, LAWRENCE                                                                          50,000         0      -
HOULIHAN SMITH & CO. INC. (NEVADA)                                                              0    30,800      -
HOWARD, FRED                                                                                4,000     1,000      -
HUBER, DAVID S                                                                              8,000     2,000      -
HUGHES, BETTY R  TTEE EST                     U/A/T DTD 10/16/97                           20,000     5,000      -
HUGHES, BETTY R.  TTEE                        HUGHES, REUBEN P AND BETTY R  TR UA          10,000     2,500      -
                                              11/30/71
HUGHES, JOSEPH BERNARD                                                                      1,000       250      -
HUNNICUTT, LUTHER C.  &                       HUNNICUTT, CARROL N.  COM PROP                6,000     1,500      -
INNIS, ELIZABETH A.                           LIVING TRUST DTD 6/28/89                      6,700     1,675      -
IORIO, GLORIA JEAN  IRA                                                                     4,000     1,000      -
JACHENS, ALBERT M                                                                           1,000       250      -
JACOBS, DAVID A                                                                             2,000       500      -
JEFFRIES, JOHN R  &                           JEFFRIES, PAMELA A  COMM PROP                 1,000       250      -
JENSEN, RODGER B                                                                           10,000     2,500      -
JOBE, CHRISTOPHER M.  &                       WUCHENICH-JOBE, MELANIE M.  JTWROS            8,000     2,000      -
JOE B FIELDS FAMILY PARTNERSHIP  L.P.                                                       4,000     1,000      -
JOHNSON, J. RONALD  &                         JOHNSON, CHRISTINE E  JT TEN                  1,000       250      -
JONES, CARROLL SHANNON  TTEE                  JONES TRUST, CARROLL SHANNON                 10,400     2,600      -
JONES, LEO & MARGARET L  TTEES                JONES FAMILY TRUST                              400       100      -
JONES, STANLEY F  &                           JONES, BOBBE C                                4,000     1,000      -
JONES, THOMAS H.  &                           JONES, SHIRLEY                                2,668       667      -
JURA, ROY  &                                  JURA, BETTY JANE  COM PROP                    3,352       838      -
K & B DEVELOPMENT INC PROFIT SHARING TR FBO   KUNZ, R. KENT                                 9,000     2,250      -
THE KASHIAN GROUP LTD.                                                                      8,000     2,000      -
KECK, HUNTER  TTEE                            KECK FAMILY TR UTD 03/21/78                   8,000     2,000      -
KELA, H. ARNOLD  &                            KELA, COLLEEN F.  COM PROP                   18,668     4,667      -
KELA FARMS CORPORATION                                                                     12,000     3,000      -
KELTON, LISA  TTEE FBO MICHAEL K KELTON       LISA KELTON LIVING TR                         2,000       500      -
KEMP, CHARLES                                                                              16,000    11,500      -
KEMP, KELLY                                                                                20,000    30,000      -
KENCAROL INC. A CORPORATION                                                                18,000     4,500      -
KENFIELD, STEPHEN C.  &                       KENFIELD, ANN E.                              4,000     1,000      -
KENNEDY, THOMAS J & EILEEN M  TTEES FBO       KENNEDY, THOMAS J & EILEEN M  REV TR NO.1     8,000     2,000      -
KENT, R  TTEE FBO T.T.& K.                    EDUCATIONAL TRUST II                          4,000     1,000      -
KEROLA, GREG                                                                                2,500         0      -
KEROLA, RYAN                                                                                2,500         0      -
KESZLER, GARY R.  &                           KESZLER, MARLENE  JTWROS                      6,000     1,500      -
KHASIGIAN, HARRY A.  &                        KHASIGIAN, LYNDA H.                          13,332     3,333      -
KHASIGIAN, HARRY A & LYNDA H  TTEES           THE KHASIGIAN REVOC LIV TR DTD 7-24-91        8,000     2,000      -
KHAYYAM, MANSOUR  &                           KHAYYAM, VICTORIA  JTWROS                    16,000     4,000      -
KILPATRICK, BYRON  &                          KILPATRICK, MYRIAM  JTWROS                   24,000     6,000      -
KIMBALL, ROBERT L.  &                         KIMBALL, ELIZABETH S.  JTWROS                 8,000     2,000      -
KIMURA MARKETS                                                                              7,000     1,750      -
KINARD, CRAIG S                                                                             6,000     1,500      -
KINARD, JOHN C                                                                              4,000     1,000      -
KING, GERALD W & EDITH C  TTEES FBO           KING FAMILY TRUST UTD 01/22/93               12,000     3,000      -
KINSMAN, ROBERT L & ANNETTE M                 FAMILY LIMITED PARTNERSHIP (CORP)             8,000     2,000      -
KOBORI, MARVIN S  DDS                         PROF CORP PEN PL                              4,000     1,000      -
KOKILA, RICHARD A.  &                         KOKILA, NAN M.  JTWROS                        4,000     1,000      -
KOONCE, JOHN P                                                                              5,000    16,269      -
KOONCE, PETER                                                                                   0     4,250      -
KOURAFAS, NICK T & ELAINE  TTEES FBO          KOURAFAS, NICK & ELAINE  1993 TRUST           2,000       500      -
KOURAFAS, TOM                                                                               1,500       375      -
KOUTURES, GEROGE C  IRA                                                                    24,336     6,084      -
KOUTOURES, MARIA  IRA                                                                      20,176     5,044      -
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
KRAZAN, THOMAS P.  &                          KRAZAN, DONNA L.                              1,000       250      -
KULICK, EDWARD L  TTEE FBO THE                KULICK TRUST 1984 UA 10-23-84                10,000     2,500      -
KUNZ, MICHAEL J                                                                               532       133      -
KUNZ, PAMELA                                                                                1,000       250      -
KUNZ, R KENT  &                               KUNZ, BARBARA J  JTWROS                       8,000     2,000      -
KUNZ, R KENT  & SYLVIA LAMAS TTEES FBO        K & B DEVELOPMENT PROF SH TR FBO R KENT      13,336     3,334      -
                                              KUNZ
L. C. LOOKABAUGH CO.                                                                       26,668     6,667      -
LACY, FREDERICK                                                                             8,000    84,160      -
LAINES, DONALD C.  &                          LAINES, ELLEN J.  JT TEN                      4,000     1,000      -
LANOTTE, FRANK J  SEP/IRA FBO                 LANOTTE, FRANK J                              2,800       700      -
LANOTTE, FRANK J.  &                          LANOTTE, LOUISE A.  COM PROP                  1,000       250      -
LAVERGNE, K O                                                                               1,332       333      -
LEFKOWITZ, MICHAEL  TTEE FBO                  LEFKOWITZ, MICHAEL  REVOCABLE TRUST           5,000     1,250      -
LESTER, D. KEVIN                                                                           20,000     5,000      -
LEVY, BRET  &                                 MATHEWS, AUDREY  COM PROP                     8,000     2,000      -
LEVY, JOSEPH W                                                                             16,000     4,000      -
LEWIS, H. WAYNE & JANET A  TTEES              THE LEWIS FAMILY LIVING TRUST DTD 4-29-92    20,000     5,000      1%
LEWIS, WAYNE H.  &                            LEWIS, JANET A.                              64,000    16,000      1%
LEWTER, MERRI G.                                                                            8,000     2,000      -
LINDBERG, DANIEL W                                                                          3,200       800      -
LINDLEY, JAMES W                                                                            2,000       500      -
LINDLEY, LES  &                               LINDLEY, MARGUERITE  COMMUNITY PROPERTY       4,000     1,000      -
LO, BETTY                                                                                  13,332     3,333      -
LO, BETTY  IRA R/O BEAR STEARNS SEC CORP CUST                                              10,000     2,500      -
LONG, WILLIAM E  JR &                         LONG, JANET A  JTWROS                         6,000     1,500      -
LOONEY, COLEMAN B                                                                           2,000       500      -
LOPERENA, JACK  &                             LOPERENA, JOANNE  COMMUNITY PROPERTY         13,000     3,250      -
LOPERENA, LARRY J                                                                           2,000       500      -
LOPERENA, LAURIE M                                                                          2,000       500      -
LOPERENA, LINDA A                                                                           2,000       500      -
LOPERENA, LINDSEY J                                                                         2,000       500      -
LORD, JOSEPH M.  JR. &                        LORD, JUDITH  JTWROS                          1,000       250      -
LOW, GARY K  &                                LOW, SUSAN E  JTWROS                          8,000     2,000      -
LOWRY, JAMES S. &                             LOWRY, MARY JULIA F.  TIC                     8,000     2,000      -
LOWTHER-SMITH, JASON                                                                       10,000     2,580      -
LOWTHER, MURIEL I  TTEE FBO SURVIVORS TRUST   LOWER FAMILY TRUST, A DIVISION OF            20,000     5,000      -
LUCCHETTI, FRANK J  &                         LUCCHETTI, CRISTINA M  JTWROS                 2,000       500      -
LUCHETTI, RALPH P  &                          LUCCHETTI, DENENE J  JTWROS                   2,000       500      -
LUSSON, JOHN J                                                                              4,000     1,000      -
LYLES, VALERA W. IRA LINCOLN TRUST CUST                                                     4,000     1,000      -
LYLES, VALERA W.                                                                           15,652     3,913      -
MAGHAN, BILL  &                               MAGHAN, MARY  JTWROS                          4,000     1,000      -
MAGHAN, WILLIAM J                                                                               0     4,000      -
MAJR ASSOCIATES                               A CALIFORNIA GENERAL PARTNERSHIP              8,000     2,000      -
MALANCA, JAMES E  SEP IRA                                                                   4,400     1,100      -
MANFREDA, ANTHONY                                                                          10,000     2,500      -
MANZ, THOMAS J  &                             MANZ, VIRGINIA C  COMMUNITY PROPERTY         30,000     7,500      -
MARKS, EUNICE E                                                                             1,000       250      -
MARSHALL, KATHLEEN                                                                          5,000         0      -
MARTIN, DANIEL R                                                                            1,000       250      -
MARTIN, SUSAN B                                                                             2,000       500      -
MASSEY, BRENT I                                                                             8,000     2,000      -
MATTER, THOMAS R                                                                            8,000     2,000      -
MAWZ, THOMAS J                                                                             13,332     3,333      -
MAYER, ALAN M  &                              GREISMAN, CLARA  COM PROP                     8,000     2,000      -
MAZZU, ANTHONY  &                             MAZZU, SUSAN DAWAN  JTWROS                    8,500     1,500      -
MC LAUGHLIN, ANDREW J                                                                       6,000     1,500      -
MC AHSTER, JAMES H                                                                          2,000       500      -
MCCLAREN, JANET                                                                             8,000     2,000      -
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
MCCLAREN, JO ANN                                                                            8,000     2,000      -
MCCULLOR, TINA H                                                                            2,000       500      -
MCDOUGAL, MARTHA P  TTEE OF THE               MCGOUGAL, MARTHA P  TRUST UA DTD 6-13-94     10,000     2,500      -
MCGILL, D.C.                                                                                    0     1,000      -
MCGILL, D.C.                                                                                4,000         0      -
MCGUINNESS, J. WILLIAM  TTEE                  MCGUINNESS FAMILY TRUST DTD 12/8/92           4,700     1,175      -
MCIC  INC                                                                                   1,000       250      -
MCMAHAN, MARC THOMAS                                                                        4,000     1,000      -
MELIKIAN, MARVIN D.  &                        MELIKIAN, NANCY E.                           10,000     2,500      -
MEREDITH, JANET L                                                                           4,000     1,000      -
MERIDIAN CAPITAL GROUP                                                                          0     3,818      -
MEYER, DENNIS C                                                                             3,668       917      -
MILLER, CAROLINE M                                                                          4,000     1,000      -
MODGLIN, DONALD L & GRACE M  TTEES OF THE     MODGLIN, DONALD L & GRACE M  TRUST           12,000     3,000      -
MONTEREY PENINSULA RADIOLOGICAL               HANSON, COURTNEY J.  TTEE                     8,000     2,000      -
MONTEREY PENINSULA RADIOLOGICAL MED GROUP INC PENSION PL FBO DAVID R HOLLEY  C. HANSON      8,000     2,000      -
                                              TTEE
MOORE, CHARLES L.                                                                           2,604       651      -
MOORE, JOHN TEMPLE                                                                         25,000    25,000      -
MOORE, JOHN TEMPLE  TTEE FBO                  MOORE LIVING TRUST                            8,000     2,000      -
MOORE, THOMAS E.  &                           MOORE, MARIE E  COM PROP                      4,000     1,000      -
MORSE, GLORIA  &                              MORSE, MICHAEL  JTWROS                        4,000     1,000      -
MORSE, MICHAEL  &                             MORSE, GLORIA                                 5,000         0      -
MURRAY, EDWIN RENE  &                         MURRAY, PATRICIA RUTH  JTWROS                 2,000       500      -
MURRAY, JOSEPH R.                                                                           2,000       500      -
MUSOLF, BERDYNE  TTEE FBO                     MUSOLF, BERDYNE & LLOYD  FAM REV TR DTD      12,000     3,000      -
                                              08/89
MUSSON, GREGORY E.  &                         MUSSON, KAREN A.                              2,668       667      -
MYOVICH, DOUG  &                              MYOVICH, CYNTHIA  JTWROS                     24,000     6,000      -
NALCHAJIAN, RICHARD                                                                         8,000     2,000      -
NELSON, ANTHONY                                                                             8,000     2,000      -
NELSON, GERALD E.  &                          NELSON, DOROTHY A.                            1,336       334      -
NOMINA FINANCE LTD. BVI                                                                   200,000    50,000      3%
O'CAOIMH, RONAN                                                                             1,000       250      -
OAKLEY, JEFFREY M.  &                         OAKLEY, VALERIE A.  JTWROS                    8,000     2,000      -
OGILVIE, DEAN                                                                                   0    10,000      -
OGILVIE, R. DEAN                              OGILVIE, VICKIE A.  COMM PROP                 4,000     1,000      -
OKUBO, WARREN T.                                                                            4,000     1,000      -
OLIPHANT, LEONARD                                                                          50,000   110,000      -
OLSON, JAMES R  D.D.S. TTEE                   OLSON, JAMES R  D.D.S. PROFIT SHARING PL      2,000       500      -
OLSON, JAMES R                                                                              2,000       500      -
ORR, THOMAS F                                 TTEE ORR FAM REV TR UTD 11/12/93              4,000     1,000      -
OVERSTREET, JOHN J                                                                              0     6,130      -
PACINI, DENI J  &                             PACINI, MARJORIE J  COM PROP                 10,300     2,575      -
PARR, FRANK                                                                                 4,000     1,000      -
PEARE, DAN C                                                                                1,336       334      -
PEERY, JAMES B & JOAN W  TTEES                PEERY, JAMES B & JOAN W  FAM TR U/A DTD       1,336       334      -
                                              02/81
PEERY, JAMES B.  M.D. IRA                                                                   2,640       660      -
PETERSON, GORDON W  &                         PETERSON, MYRA L  JTWROS                      1,000       250      -
PINKSTON, ROBERT L.  &                        PINKSTON, LAURIE FARWELL  JTWROS              4,000     1,000      -
PINKSTON, ROBERT L.                                                                         8,000     2,000      -
PODOLSKY, WILLIAM J  &                        PODOLSKY, KAREN I  COMMUNITY PROPERTY         1,000       250      -
POLDER, DICK R.                                                                             7,600     1,900      -
POMEROY, CARL F.  &                           POMEROY, DEBORAH D.  JTWROS                   4,000     1,000      -
PORTMAN, LEO J                                PORTMAN TRUST                                 8,000     2,000      -
PORTMAN, LEO J.                                                                             8,000     2,000      -
POTOSKY, ROBERT A                                                                           1,336       334      -
POWELL, GENE                                                                               16,000     4,000      -
PRICKETT, GLEN L & SHIRLEY E  TTEES           THE GLEN L & SHIRELY PRICKETT LIV TR          2,000       500      -
                                              7-28-93
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
PRICE, ROBERT F & KATHRYN S  TTEES            PRICE FAMILY TRUST DTD 06/06/94               2,000       500      -
PRIGGER, WILLIAM                                                                                0     1,307      -
PROPERTY DEVELOPMENT OF HAWAII  INC                                                             0    10,000      -
RAMAKANT, D RAUT  &                           RAUT, MARJORIE S  JTWROS                      2,000       500      -
RANA, M. CARL  &                              RANA, CARLA S  JTWROS                         1,000       250      -
RATHBONE, DONALD G  &                         RATHBONE, VICKI A  JTWROS                     1,000       250      -
RATHBONE, RICHARD N  FBO                      RATHBONE, RICHARD N  IRA                      1,000       250      -
RATHBONE, RICHARD N.  &                       RATHBONE, SUSAN F.  JTWROS                    4,500     1,125      -
RATHBONE, ROBERT C  &                         RATHBONE, PATRICIA P  JTWROS                  1,000       250      -
RATHBONE, SUSAN F  FBO                        RATHBONE, SUSAN F  IRA                        1,000       250      -
REDMAN, ROBERT  TTEE FBO                      VILLAGE CAPITAL CORP MPP                      4,000     1,000      -
REINHARDT, WALTER R.                                                                       45,076    11,269      -
RESOURCES TRUST COMPANY  CUST FBO             BERLINER, WILLIAM P  IRA A/C I155285670       4,000     1,000      -
RHODUS, ARIEL                                                                                 880         0      -
RHODUS, JESSE                                                                                 880         0      -
RHODUS, NAOMI                                                                                 880         0      -
RICHARDSON JR., JOE C                                                                     400,000         0      6%
RICHARDSON  III, JOE C.                                                                     1,000       250      6%
RICHARDSON, JOE C.                                                                          1,000         0      6%
RICHARDSON, RUBY C.                                                                             0     1,750      -
RICKETTS, JAMES M  &                          RICKETTS, VEDA M  TTEES RICKETTS FAMILY       8,000     2,000      -
                                              TRUST
RIEDLINGER, WILLIAM A.                                                                      4,000     1,000      -
RINEHART, DAYNE T.  &                         RINEHART, RHONDA L.  JTWROS                   2,000       500      -
RITTER, BARBARA ANN                                                                         4,000     1,000      -
ROBERTS, RICHARD                                                                                0       298      -
ROBINSON, LAUREN BLAIRE CARLA                                                                   0    12,500      -
ROCKY MOUNTAIN ARTIFICIAL LIMB & BRACE INC                                                  3,732       933      -
ROGERS, ERIC  &                               ROGERS, CHERYL  JTWROS                        1,332       333      -
ROGERS, NEVA R.  &                            ROGERS, COURTNEY G.                           1,500       375      -
ROGERS, TRAVIS                                                                                  0       297      -
ROSSO, HAROLD J & DAVID  TTEES OF THE         ROSSO, HAROLD J  TRUST UTD 5-9-77             6,000     1,500      -
ROSS, LEONARD V.                                                                                0   112,516      -
RYSKAMP TAKAYAMA 401K PROFIT SHARING PLAN     FBO JAMES J RYSKAMP JR M.D.                   5,500     3,875      -
RYSKAMP, TAKAYAMA                                                                           8,000     2,000      -
SAN JOSE CARDIAC SURGERY GROUP                                                              8,000     2,000      -
SAN JOSE CARDIAC SURGERY MED GRP MONEY        PURCH PEN PL FBO WUERFLEIN  DTD 04/01/90     18,076     4,519      -
SANDERS, FAHMIE                                                                               568       142      -
SANDERS, JASON A.                                                                             636       159      -
SANDERS, JACKIE S.                                                                          1,080       270      -
SANDERS, MICHAEL J.                                                                           568       142      -
SANDERS, STAN  CUST                           SANDERS, STANLEYJ.                            1,080       270      -
SANDERS, STACYJ.                                                                              636       159      -
SANDERS, STANLEY J.                                                                         8,000     2,000      -
SCHNEIDERS, GERALD S  TTEE                    SCHNEIDERS, GERALD S  TRUST                   1,332       333      -
SCHOENDUVE, HOWARD W  &                       SCHOENDUVE, MARGUERITE  JTWROS                1,000       250      -
SCHOOLEY, JAMES L  M.D. INC                   MONEY PURCHASE PENSION PLAN UAD 2-1-79        4,000     2,606      -
SCHOOLEY, JAMES L  M.D. INC                   MONEY PURCHASE PENSION PLAN UAD 2-1-79        6,424         0      -
SCHROEDER, WALTER W.  &                       SCHROEDER, KAREN  JTWROS                     12,000     3,000      -
SCHUBERT, STEVE B                                                                           8,000     2,000      -
SCHWAB, WAYNE                                                                               8,000     2,000      -
SCIARONI, LLOYD G  TTEE.                      SCIARONI FAMILY TRUST DTD 5-22-90             5,200     1,300      -
SCIARONI, LLOYD G.                                                                          3,332       833      -
SEITZ, JOHN P.  MD                                                                          4,000     1,000      -
SENTRA SECURITIES CORPORATION                                                                   0     4,315      -
SHAMDANJIAN, ALBERT G.                                                                     13,332     3,333      -
SHARP, RITA                                                                                 1,000       250      -
SHEARER, S.K.  M.D. &                         SHEARER, CATHERINE                            9,868     2,467      -
SHEETS, CAROL S  &                            SHEETS, GEORGE K  COMMUNITY PROPERTY          2,000       500      -
SHIMIZU, SCOTT E.  &                          SHIMIZU, LORRAINE M.  TIC                     8,000     2,000      -
                                                            ALTERNATE PAGE
                                                                                                    Common    Percentage
                                                                                         Common     Stock       Owned
                                                                                          Stock   Underlying   If More
                              Security Holder                                            Shares    Warrants    Than 1%
                              ---------------                                            ------    --------    -------

SHOWS, ALAN  &                                SHOWS, KATHY  COMMUNITY PROPERTY              8,000      2,000      -
SIKES, JOHN E.  &                             SIKES, JEAN L.                               10,000      2,500      -
SILVER CREEK INVESTMENTS LTD                                                              177,776     44,444      3%
SIMMONS, BILLIE H.  TTEE FBO                  SIMMONS, BILLIE H.  TRUST UTD 1/12/88         1,000        250      -
SINGER, ELI  &                                MILLER, DORIN  JTWROS                         4,000      1,000      -
SLATER & COMPANY 401(K) PEN & PROF SH         SLATER, JOHN  TTEE                            2,700        675      -
SLATER, JOHN H                                                                                500        125      -
SLATER, LOUIS C.                              SLATER, MARIE J.                              1,000        250      -
SLATER, LOUIS C. & MARIE J.  TTEES            SLATER FAMILY LIVING TRUST  UTD 5/30/96         500        125      -
SLOCUM, RICHARD C.                                                                          4,000      1,000      -
SMALL, SHARON C.  TTEE                        SMALL SEPARATE LIVING TRUST DTD 11/8/96       2,400        600      -
SMART, BARRICK  & MICHAEL HEALY CO-TTEES FBO  LACY, FREDERICK  401-K DTD 5-14-96            7,600      1,900      -
SMITH, ANDREW D  PROFIT SHARING PLAN                                                        8,000      2,800      -
SMITH, JEFF L.                                                                              2,668        667      -
SMITH, LEROY W  TTEE DOCTORS FINANCAIL MGMT   EMPLOYEE BENEFIT TRUST DTD 1-1-84             4,000      1,000      -
SMITH, LEROY W  &                             SMITH, LORENA F  COMMUNITY PROPERTY           8,000      2,000      -
SMITH, LEROY W  TTEE FBO DR                   MANAGEMENT BENEFIT TR DTD 01/01/84            8,000      2,000      -
SMITH BARNEY FBO                              GEORGESON, JAMIE E  IRA ROLLOVER CUST         8,000      2,000      -
SMITH BARNEY  CUST FBO                        GEORGESON, JILL T  IRA  A/C#2136013014091     4,000      1,000      -
SNELL, WILLIAM N                                                                            3,600        900      -
SOUTHWORTH, THOMAS G                                                                       10,000          0      -
SPENCER, DAN  & PAT CARRIVEAU TTEES OF        CARRIEAU SPENCER INC 401 K PROFIT SH PL       2,000        500      -
SPROUL, DAVID                                                                               5,332      1,333      -
ST. CLOUD INVESTMENTS LTD                                                                       0    150,000      -
STAUFFER, CLARENCE  &                         STAUFFER, MILDRED M.                          2,400        600      -
STEINHAUSER, J CHRIS                                                                            0    125,000      -
STEVENS, MYRON                                                                              8,000      2,000      -
STEVENS, SABIN                                                                              8,000      2,000      -
STONE, JOHN G                                 STONE, SUSAN M  JTWROS                        1,332        333      -
STOUT, LANNY R                                                                             20,000     39,708      -
SUMMERS, DOUG  &                              SUMMERS, MARY ANN  JTWROS                     6,000      1,500      -
SUNDERLAND, HOYT  &                           SUNDERLAND, EVELYN  JTWROS                    1,332        333      -
SUNDERLAND, RICK                                                                            1,332        333      -
SURABIAN, GERALD                                                                            6,668      1,667      -
SUSKIND, DAVIS A.  &                          SUSKIND, ELIZABETH A.                        13,500      3,375      -
SWARTOUT, STERLING                                                                          4,000      1,000      -
TAHMAZIAN, BRYAN LUKE  TTEE                   UITIA DTD 2-26-97                             5,512      1,378      -
TAKAYAMA, RYSKAMP  401K PROFIT SH PL TR FBO   RYSKAMP, JAMES J  JR M.D.                    24,776      3,694      -
TANNER, NORMAN C.  &                          TANNER, BARBARA L.  JT TEN                   20,500      5,125      -
TATUM, CONNIE D  &                            TATUM, STEPHEN E  JTWORS                      2,668        667      -
TATUM, JOHN P                                                                              16,000     54,000      -
TELFORD, JOHN T.                                                                            6,000      1,500      -
TEMPLE, J MARTIN                                                                            9,512      2,378      -
THOMAS, MILES H.  & JOAN THOMAS TTEES         THOMAS, MILES H  FAMILY TRUST UAD 4-22-83    16,000      4,000      -
THOMAS, RICHARD W  TTEE                       THE RANCHO SECURITY TRUST                    14,000      3,500      -
THOMAS, RICHARD W.                                                                          8,000      2,000      -
THOMPSON, ROBERT J.  &                        THOMPSON, ARLENE M.  JTWROS                   4,000      1,000      -
THOMAS A KING DDS INC                                                                       8,000      2,000      -
TOLFREE, CHARLES  &                           TOLFREE, BETH M.                              2,000        500      -
TOLFREE, CHARLES H & BETH M                   TRUSTEES OF THE TOLFREE FAM TR DTD            1,000        250      -

                                              08/14/96
TORCASO, CHESTER J.  &                        TORCASO, ELAINE G.                            4,000      1,000      -
TOTAL BENEFIT SERVICES INC  401 K PLAN FBO    AUNE, RICHARD                                 2,000        500      -
TOTMAN, JAMES W  TTEE FBO                     TOTMAN, JAMES W  TRUST UTD 12/18/86          22,000      5,500      -
TRUCK DISPATCH SERVICE INC. PROF SH PL FBO    KOURAFAS, JAMES                              10,000      2,500      -
TRUCK DISPATCH SERVICE INC.                                                                 6,000      1,500      -
TWO GABLES PTY LIMITED                                                                    100,000     25,000      1%
                                                            ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
VACIN, GARY                                                                                 1,332       333      -
VATHAYANON, SATHAPORN                                                                       2,600       650      -
VAVOULIS, TED                                                                              10,000     2,500      -
VILLONE, THOMAS R.                                                                          6,000     1,500      -
VISTA MESA LLC                                                                              4,000     1,000      -
VOLPE, STEVE                                                                               32,000     8,000      -
VOSBURGH, JAY                                                                               2,668       667      -
WAGNER, ROLF                                                                                    0    10,000      -
WALLINGTON INVESTMENTS LTD                                                                177,776    44,444      -
WARPINSKI, JOSEPH G                                                                         8,000     2,000      -
WARREN, ELAINE M  &                           WARREN, PHILLIP D  TIC                        8,000     2,000      -
WEBSTER, GORDON M  JR.                                                                      2,000       500      -
WEDDON, BRADLEY C                                                                               0     1,360      -
WEDDELL, LAURA E                                                                                0       661      -
WEIGAND, DALE P.  &                           WEIGAND, TERRI L.  JTWROS                     3,000       750      -
WEIGAND, PHILIP C  TTEE FBO                   WEIGAND, DOROTHY M  TRUST UAD 12-16-87        2,500       625      -
WEYBRIGHT, DENNY                                                                            1,500       375      -
WHITEHEAD, ALBERT E  LIV TRUST DTD 6-26-97                                                 10,000     2,500      -
WHITE, CHARLES G  &                           WHITE, BRENDA L  JTWROS                       1,000       250      -
WHITBURN, KAREN B                                                                           5,000         0      -
WHITE MARKETING INC A CORPORATION                                                           4,000     1,000      -
WILKES, ELISE R.                                                                            1,000         0      -
WILLIAMSON, JOHN F.                                                                         2,000       500      -
WILLIAMSON, PATRICIA A  IRA                                                                 1,000       250      -
WILLIG, W DAVID                                                                             1,336       334      -
WILSON, GUY B  &                              WILSON, JEANNETTE  FAMILY TRUST UTD           8,000     2,000      -
                                              03/07/90
WINTON, JAMES T.  &                           WINTON, JONOLYN C.  COM PROP                  8,000     2,000      -
WITWER, JAMES J.  M.D. INC. TTEE FBO          WITWER, JAMES J.  M.D. WITWER EMPL. BEN       8,000         0      -
                                              TR
WITWER, JAMES J.  M.D. TTEE FBO               EMPLOYEE BENEFIT PLAN 05/31/85               13,336     5,334      -
WOESNER, RANDALL E & JANIS M  TTEES FBO       WOESNER FAMILY LIVING TRUST                   2,000       500      -
WOLF, JOE  FAMILY TRUST                                                                     4,000     1,000      -
WOLTMAN, RICHARD &                            WOLTMAN, KAYE                                             260      -
WOOD, JOHN ALAN  &                            AREKNAS WOOD, ARLENE  JTWROS                  1,000       250      -
WOODS, KERRY B  &                             WOODS, ROBYN  COM PROP                        1,336       334      -
WOODWARD III, O JAMES                                                                       1,336       334      -
WOOLF, JOHN L.  II                                                                         12,332     3,083      -
WOOLF, JOHN L.                                                                              2,668       667      -
YEE, DESMOND SCHROEDER& ALLEN                                                                   0     1,360      -
YONG, TONY                                                                                  4,800     1,200      -
YUYAMA, DOUG  &                               YUYAMA, JOHN  TENANTS IN COMMON               4,740     1,185      -
ZACHRITZ, LILLIAN A.                                                                        1,336       334      -
ZANONI, NATHAN A.  JR.                                                                      5,000     1,250      -
ZINKIN, HAROLD & BETTY  FAMILY LIVING TR                                                    2,000       500      -
BROKER WARRANTS                                                                                 0   150,000      -
                                                                                        ====================

                                                                                        7,029,492 2,697,663

                                                                                        ====================



     The selling security holders may effect the sale of their Shares from time to time in transactions, which may include block transactions, in the open market, in negotiated transactions, through the writing of options on the common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Beta is not aware of any agreements, undertakings or arrangements with any underwriters or broker-dealers regarding the resale of its securities. The selling security holders may effect such transactions by selling the shares, as applicable, directly to purchasers or to or through broker-dealers who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders, and/or the purchasers of their shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act.

     Beta has notified the selling security holders of the prospectus delivery requirements for sales made by this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                 ALTERNATE PAGE
                              PLAN OF DISTRIBUTION


     7,029,492 shares of common stock and 2,697,663 shares of common stock underlying warrants will be offered by the selling security holders from time to time in market transactions at prevailing prices on the Nasdaq Small Cap Market or a similar market. Beta will not receive any proceeds from possible release by the selling securities holders of their respective shares of Beta's common stock. Beta will receive gross proceeds of $14,463,821 if all outstanding warrants are exercised of which an approximately 5% commission will be paid to the brokers of record, if applicable. There can be no assurance that any warrants will be exercised. The selling security holders may effect such transactions by selling their shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of such shares of common stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both. This compensation to a particular broker-dealer might be in excess of customary commissions. Beta has agreed to bear all expenses estimated at approximately $90,000 in connection with the registration of the shares of common stock to which this prospectus relates. The registration of the 9,652,155 shares of common stock in this prospectus is conditioned upon Beta successfully completing the minimum offering of 800,000 shares of its initial public offering.

                                 ALTERNATE PAGE
================================================================================


You should rely only on the information contained in this document or that we have referred to you. We have not authorized anyone to provide you with information that is different. The delivery of this prospectus and any sale made by this prospectus doesn't imply that there haven't been changes in the affairs of Beta since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                                TABLE OF CONTENTS


Additional Information.................................
Prospectus Summary.....................................
Risk Factors...........................................
Use of Proceeds........................................
Dilution...............................................
Capitalization.........................................
Dividends..............................................
Selected Consolidated Financial Data...................
Management's Discussion and Analysis of
 Financial Condition and Results of Operations.........
Glossary...............................................
Business...............................................
Properties.............................................
Management.............................................
Executive Compensation.................................
Summary Compensation Table.............................
Principal Shareholders.................................
Resale by Selling Shareholders.........................
Certain Relationships and Related Party
Transactions...........................................
Description of Securities..............................
Shares Eligible for Future Sale........................
Plan of Distribution...................................
Legal Matters..........................................
Experts................................................
Financial Statements...................................


                           ---------------------------




Dealer prospectus delivery obligation. Until ___, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================



================================================================================



                       [Beta Oil & Gas, Inc. Logo]






                              Beta Oil & Gas, Inc.



                                    7,029,492
                                    SHARES OF
                                COMMON STOCK AND

                                    2,697,663

                             SHARES OF COMMON STOCK
                             ISSUABLE UPON EXERCISE
                                   OF WARRANTS






                            -------------------------


                                   PROSPECTUS

                            -------------------------









                                 _________, 1999











================================================================================

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.







        SEC Registration Fee                               $19,588.65
        Nasdaq Listing Fee                                  10,000.00
        NASD Filing Fee                                      6,000.00
        Printing Expenses                                   10,259.00  *
        Legal Fees and Expenses                             17,000.00  *
        Accounting Fees and Expenses                        20,000.00  *
        Transfer Agent Fees                                  3,000.00  *
        Miscellaneous                                        4,152.35  *
        Expenses


                                                      ================
                 Total
                                                           $90,000.00
                                                      ================


*    Estimated



Item 14. Indemnification of Directors and Officers.

    Beta's Articles of Incorporation and its Bylaws limit the liability of directors and officers to the extent permitted by Nevada law. Specifically, the Articles of Incorporation provide that the directors and officers of Beta will not be personally liable to Beta or its shareholders for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for acts or omissions "which involve intentional misconduct, fraud or a knowing violation of law not in good faith, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes."

     Beta has obtained a directors and officers liability insurance policy for the purposes of indemnification which shall cover all elected and appointed directors and officers of Beta up to $1,000,000 for each claim and $3,000,000 in the aggregate. Beta believes that the limitation of liability provision in its Articles of Incorporation, and the directors and officers liability insurance will facilitate Beta's ability to continue to attract and retain qualified individuals to serve as directors and officers of Beta.


     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of Beta, Beta has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Beta of expenses incurred or paid by a director, officer, or controlling person of Beta in the successful defense of any action, suitor proceeding) is asserted by such director, officer or controlling person of Beta in connection with the securities being registered, Beta will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under Beta's Articles of Incorporation. Beta is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


Item 15. Recent Sales of Unregistered Securities.


 Beta issued 5,565,648 shares in 1997 and 1,463,844 shares in 1998 of its common stock and 1,528,222 and 969,441 common stock purchase warrants in 1997 and 1998 through private placements exempt from registration under Section 4(2) of Securities Act. An institutional private placement, exempt from registration under Section 4(2) of the Securities Act, was completed to two qualified institutional investors in January and one qualified accredited investor in March of 1999 in which the Company issued a total of 429,000 shares of common stock.



     Initial start-up funding was raised through the sale, effective June 23, 1997, of 2,910,000 shares ("founder shares") of Beta's common stock to its founders and other principals for $0.05 per share. An additional 640,000 common stock purchase warrants were issued for various services provided to Beta with each warrant entitling the holder thereof to purchase one share of Beta's common stock at prices ranging from $2.00 to $5.00 per share.



     During the third and fourth quarters of calendar 1997, Beta issued 663,912 equity units at $15 per unit through a private placement. Each unit entitled the purchaser to four shares of common stock and one warrant exercisable to purchase one share of common stock at $5.00 for a term of five years. The offering generated net proceeds, after offering costs, of $9,076,283. Beta issued 224,310 additional common stock purchase warrants with an exercise price of $4.50 per share for services in connection with the offering.



     Commencing on February 12 and terminating on November 2, 1998, Beta issued 364,708 equity units at $20 per unit through a private placement. Each unit entitled the purchaser to four shares of common stock and one warrant exercisable to purchase one share of common stock at $7.50 for a term of five years. The offering generated net proceeds, after offering costs, of $6,548,632. Beta issued 121,383 additional common stock purchase warrants with an exercise price of $7.00 per share for services in connection with the offering. In addition, Beta issued 5,000 shares of common stock and 1,250 warrants in exchange for certain oil and gas property interests. Beta also issued 482,100 warrants for various services provided to Beta with each warrant entitling the holder thereof to purchase on share of Beta' common stock at prices ranging from $3.75 to $7.50.

     The following table summarizes the private placement transactions and warrants issued from inception (June 6, 1997) through November 2, 1998:


                                                                                                                      Exercise
                                                  Common Shares                     Warrants to Purchase Stock        $ Price
                                                Shares          $ Amount           # Warrants        Expiration      Per Share


1)        Tranche one                          2,910,000        $  145,500              640,000      6/27/02 to      $ 2.00 to
                                                                                                     10/1/02           5.00

2)        Tranche two                          2,655,648         9,958,770              663,912      9/5/02          $ 5.00

3)        Warrants issued as
           commission in tranche
                   two                           N/A                  N/A               224,310      12/30/02        $ 4.50


4)        Direct offering expenses

          -tranche two                         -                  (882,487)              -

5)        Tranche three                        1,458,844         7,294,160              364,708      3/12/03        $ 7.50

6)        Warrants issued as
          commission in tranche
          three                                  N/A                 N/A                121,383      3/12/03        $ 7.00


7)        Direct offering expenses

          -tranche three                       -                  (745,528)              -

8)        Common stock issued for

          properties                               5,000        $   25,000                1,250      3/12/98    $      7.50


9)        Warrants issued as
          additional commissions for               N/A                N/A               482,100      2/4/03 to   $  5.00 to 7.50
          capital raised                                                                             3/12/03


10)       Tranch four                            429,000         2,145,000                -          N/A              N/A


11)       Direct offering expense

          tranch four                                             (150,000)               -          N/A              N/A


                                       -----------------    --------------      ---------------
                                               7,458,492       $17,790,415            2,497,663
                                       =================    ==============      ===============

Item 16. Exhibits



    1.1   Underwriter Agreement (Form)
    1.2   Selected Dealer Warrant (Form)

    1.3   Selected Dealer Agreement (Form)

    3.1   Original and Amended Articles of Incorporation of Registrant.
    3.2   Amended and Restated Bylaws of the Registrant, Dated January 5, 1999.
    5.1 Legal Opinion As To The Legality Of The Securities Being Registered --to be filed by amendment.

   10.1   Formosa Grande Prospect Agreement, Dated August 1, 1997.
   10.2   Texana Prospect Agreement, Dated July 15, 1997.
   10.3   Ganado Prospect Agreement, Dated November 1, 1997.
   10.4   T.A.C. Resources Agreement, Dated January 21, 1998.
   10.5   Lapeyrouse Prospect Agreement, Dated October 13, 1997.
   10.6   Rozel (Transition Zone) Prospect Agreement, Dated February 24,1998.
   10.7   Stansbury Basin (Australia) Prospect Agreement, Dated February 1998.
   10.8   Agreement With Jim Frimodig (Norcal), Dated October 27, 1997.
   10.9   Steve Antry Employment Agreement, Dated June 23,1997.
   10.10  Steve Fischer, Employment Agreement, Dated June 23, 1997.
   10.11  J. Chris Steinhauser Warrant Agreement, Dated January 27, 1998.
   10.12  R.T. Fetters Consulting Agreement, Dated June 23, 1997.
   10.13  Office Lease, Dated October 1997 .
   10.14  BWC Prospect Agreement, Dated April 1, 1998.
   10.15  Dahlia Financial Limited Consulting Agreement, Dated September 5,1997.
   10.16  St. Cloud Investments, Ltd., Dated March 12, 1998.
   10.17  Beta Oil & Gas / Beta Capital Group Reciprocal Agreement. *
   10.18  Horwitz & Beam Legal Representation Letter, Dated June , 1997

   10.19  Cobra Prospect Agreement Dated January 6, 1999
   10.20  Redfish Prospect Agreement Dated January 6, 1999
   10.21  Shark Prospect Agreement Dated January 6, 1999
   10.22  Cheniere Energy, Inc. Option Agreement Dated January 6, 1999
   10.23  Dyad-Australia, Inc. Agreement Dated January 25, 1999
   10.24  Note and Common Stock Purchase Agreement Dated January 20, 1999
   10.25  Note and Common Stock Purchase Agreement Dated March 19, 1999
   10.26  Form of Escrow Agreement
   23.1   Consent of Horwitz & Beam.
   23.2   Consent of Hein + Associates LLP
   23.3   Consent of Veazey & Associates, Inc.*
   24     Power of Attorney (see signature page) *
   27     Financial Data Schedule


*        Previously filed.

Item 17. Undertakings.

     (a)  Rule 415 Offerings.

     The undersigned issuer undertakes that it will:

     (1) File, during the period required by Rule 415, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and


          (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)  Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     If a claim for indemnification against such liabilities (except the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Amendment No. 2 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Newport Beach, California on April 30, 1999.


                                             BETA OIL & GAS, INC.
                                             By: /s/ Steve Antry
                                             -----------------------------------
                                             Steve Antry, President and Chairman


     In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.


         Signature                   Title                      Date

___________*___                   Chairman of the            April 30, 1999
Steve Antry                     Board of Directors
                                  and President


___________*___                Chief Financial Officer,      April 30, 1999
J. Chris Steinhauser            Principal Accounting
                                Officer and Director


___________*____                    Director                 April 30, 1999
Lawrence W. Horwitz


___________*___                     Director                 April 30, 1999
R.T. Fetters


___________*___                     Director                 April 30, 1999
Joe Richardson Jr

*  By:          /s/ Steve Antry
                ---------------
               Steve Antry
               Attorney in Fact